As filed with the Securities and Exchange Commission on October 29, 2003
Registration No. 333-107219

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

United Components, Inc.	Delaware	336399	04-3759857
Airtex Products, LLC	Delaware	336399	01-0784751
Champion Laboratories, Inc.	Delaware	336399	37-0995645
UCI-Airtex Holdings, Inc.	Delaware	336399	86-1065425
UCI Investments, L.L.C.	Delaware	336399	04-3759859
Mid-South Mfg., Inc.	Arkansas	336312	71-0419438
Airtex Products, Inc.	Illinois	336399	20-0039226
Chefford Master Manufacturing Co., Inc.	Illinois	336399	20-0069751
Pee Cee Manufacturing Co., Inc.	Illinois	336399	20-0069923
Fuel Filter Technologies, Inc.	Michigan	336399	36-3850899
Pioneer, Inc.	Mississippi	421100	64-0822931
Neapco Inc.	Pennsylvania	33635	23-2051527
Wells Manufacturing Corp.	Wisconsin	336322	39-1095328
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Charles T. Dickson
Chief Financial Officer
301 Industrial Drive	301 Industrial Drive
Albion, IL 62806	Albion, IL 62806
(618) 445-6011	(618) 445-6011
(Address, including zip code, and telephone number, including area code, of each of the co-registrants’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Marc D. Jaffe, Esq.

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212) 906-1200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 29, 2003

PROSPECTUS

United Components, Inc.

Offer to Exchange

$230,000,000 principal amount of its 9 3/8% Senior Subordinated Notes due 2013,

which have been registered under the Securities Act,
for any and all of its outstanding 9 3/8% Senior Subordinated Notes due 2013

       We are offering to exchange all of our outstanding 9 3/8% senior subordinated notes due 2013, which we refer to as the old notes, for our registered 9 3/8% senior subordinated notes due 2013, which we refer to as the exchange notes, and together with the old notes, the notes. The terms of the exchange notes are identical to the terms of the old notes except that the exchange notes have been registered under the Securities Act of 1933 and, therefore, are freely transferable. We will pay interest on the notes on June 15 and December 15 of each year. The first interest payment will be made on December 15, 2003. The notes will mature on June 15, 2013.

      We may redeem up to 35% of the aggregate principal amount of the notes using proceeds from certain equity offerings completed prior to June 15, 2006. We may redeem the notes on or after December 15, 2008. Holders may require us to repurchase the notes upon a change in control. The notes will be our senior subordinated obligations and will rank junior to all of our existing and future senior debt. The notes will be guaranteed on a senior subordinated basis by certain of our current and future subsidiaries.

      The principal features of the exchange offer are as follows:

•	The exchange offer expires at 12:00 a.m., New York City time, on , 2003, unless extended.

•	We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•	The exchange of old notes for exchange notes pursuant to the exchange offer will be made in multiples of $1,000.

•	The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

      Broker-dealers receiving exchange notes in exchange for old notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page 13.

      Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 2003.

[Inside Front Cover]

      Each broker-dealer that receives the exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of not less than 180 days following the effective date of the registration statement, of which this prospectus is a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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PROSPECTUS SUMMARY

      This summary highlights important information contained elsewhere in this prospectus. This summary contains a brief description of our company, including our products, industry, competitive strengths and strategy. This summary also contains a synopsis of the acquisition, our investors, the offering of the old notes, the exchange offer, the terms of the exchange notes and summary historical and pro forma financial information. Because this is only a summary, it does not contain all of the information that may be important to you such as a discussion of the risks related to our business and the offering. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes included elsewhere herein, before you decide to invest. Unless otherwise noted, references to the Company, we, us and our refer to United Components, Inc. and its subsidiaries.

Our Company

Overview

      We are among North America’s largest and most diversified companies servicing the vehicle replacement parts market, or the aftermarket.

      Prior to June 20, 2003, we generally operated as six businesses comprising the vehicle parts business of UIS, Inc. Beginning with the purchase of Airtex in 1958, UIS continued acquisitions in the automotive industry over the following three decades resulting in the acquisitions of Wells Manufacturing, Champion Laboratories, Neapco and Flexible Lamps. UIS achieved growth in its vehicle parts business through increased revenues and domestic and international expansion.

      We supply a broad range of products to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. Our customer base includes leading aftermarket companies as well as a diverse group of original equipment manufacturers, or OEMs. Unlike many original equipment suppliers whose sales correlate to annual vehicle production, our sales tend to track more closely with the overall growth of the aftermarket, which had demonstrable growth over the past decade and which we believe will continue to grow as a result of positive trends affecting the demand for parts in the aftermarket. In 2002, our net sales and EBITDA, as defined under the caption “Summary Historical and Pro Forma Financial Data,” were $928.6 million and $132.3 million, respectively. We believe we have leading market positions in our primary business lines, including fuel and cooling systems, filtration products and engine management systems. We believe our primary product lines are well positioned in the aftermarket, and that our diversity of products and sales channels allows us to benefit from the positive trends impacting our product lines.

Our Products

      We design, develop, manufacture and distribute a broad range of vehicle replacement parts, including filtration products, fuel and cooling systems, engine management systems, driveline products and commercial vehicle lighting systems. Our products are described below:

	2002 Net	Percent of
Products	Sales	Total Net Sales	Description

	(in millions)
Filtration Products	$329.8	35.5%	Oil, air, fuel, hydraulic, transmission, cabin air and industrial filters
Fuel and Cooling Systems	$298.1	32.1%	Mechanical fuel pumps, electric fuel pumps, fuel pump assemblies and fuel pump strainers, water pumps, water outlets and fan clutches
Engine, Driveline and Lighting Systems	$300.7	32.4%	Electronic controls, sensors, caps and rotors, coils, emissions components, switches, universal joints, driveshafts and components, CV joints and signal lighting equipment

Total Net Sales	$928.6	100.0%

Our Industry

      The North American vehicle parts industry is characterized by relatively high barriers to entry, which include the need for significant start-up capital expenditures, initial product depth within a product line, distribution infrastructure and long-standing customer relationships. The vehicle parts industry is comprised of four main sales channels: the retail sales channel, the traditional sales channel, the original equipment service, or OES, sales channel and the OEM sales channel. The retail, traditional and OES sales channels together comprise the aftermarket. The characteristics of the aftermarket vary considerably from that of the OEM sales channel. While product sales for use by OEMs are one-time sales events, product sales in the aftermarket are of replacement products that are repeatedly purchased. According to the 2002/ 2003 Aftermarket Factbook (copyright© 2003 by the Automotive Aftermarket Industry Association or AAIA), which we refer to as the AAIA Report, the U.S. automotive aftermarket is organized around two groups of end-users: the do-it-yourself group, or DIY group, which is supplied primarily through the retail channel, and the do-it-for-me group, or DIFM group, which is supplied primarily through the traditional channel. The DIY group consists of consumers who prefer to do various repairs on their vehicles themselves, and the DIFM group consists of car dealers, repair shops, service stations and independent installers who perform the work for the consumer. Industry reports indicate that there are many factors that contribute to the strong growth of aftermarket sales, including: longer retention of cars by customers, increasing miles driven, an increasing number of registrations and a shifting vehicle mix characterized by an increase in the number of light trucks and sports utility vehicles.

Our Competitive Strengths

      Leading Market Positions. We are among North America’s largest companies serving the aftermarket. We believe we have leading market positions in several of our key business lines, including fuel and cooling systems, filtration products and engine management systems, and as a result of our performance record, we have won a number of awards from our customers.

      Breadth of Product Offering and Service. We believe our product and services portfolio, which includes approximately 60,000 part numbers and a variety of services, is one of the broadest in the North American vehicle parts industry and provides us with a competitive advantage.

      Diversified Businesses. We believe the diversity across our products and sales channels is among the most attractive in the industry lessening the impact of economic downturns on our business and allowing us to capitalize on the growth of the traditional channel, align ourselves with rapidly growing retailers and enhance our recognition in the aftermarket through original equipment sales.

Our Strategy

      Our strategic objective is to maximize return on invested capital by using our strong market position, our breadth of product offering and our strong customer relationships to take advantage of the increasing demand for vehicle replacement parts.

      Focus on Operating Efficiency. We have pursued and will continue to pursue opportunities to optimize our resources and reduce manufacturing costs by, among other things, executing strategic initiatives aimed at improving our operating performance and lowering our manufacturing costs. A number of these initiatives have already begun to lower our cost structure, and with the added experience of our Chairman of the Board David Squier and our Chief Executive Officer Bruce Zorich, we believe we will continue to significantly reduce the labor content involved in our assembly, generate a substantial amount of annual cost savings and add significant production capacity.

      Capitalize on Favorable Aftermarket Trends. We are focused on expanding our product lines and solidifying our position as a sole-source provider of aftermarket filtration products, pumps, engine management systems and driveline components for many of our customers in order to capitalize on positive trends likely to affect growth and profitability in the aftermarket.

      Capitalize on Integration Opportunities. Following the Acquisition, we intend to integrate some of our back office functions which were previously maintained separately for each of our businesses, continue low-cost sourcing and consolidate selective plant and distribution facilities, which we believe will yield meaningful savings.

Risk Factors

      We face several substantial risks associated with our business, including risks associated with our substantial leverage as well as risk associated with a concentrated net sales source. These and all other material risks are discussed in detail in the section entitled “Risk Factors,” which immediately follows this summary. In addition, investment in the exchange notes involves risks. You should carefully consider the information under “Risk Factors” and all other information included in this prospectus before investing in the notes.

The Acquisition

      We were incorporated on April 16, 2003, and on June 20, 2003, we purchased from UIS, Inc. and UIS Industries, Inc., as sellers, together UIS, the vehicle parts businesses of UIS, consisting of all of the issued and outstanding common stock or other equity interests of Champion Laboratories, Inc., Wells Manufacturing Corporation, Neapco Inc., Pioneer, Inc., Wells Manufacturing Canada Limited, UIS Industries Ltd. (which is the owner of 100% of the capital stock of Flexible Lamps, Ltd. and Airtex Products Ltd.), Mid-South Mfg., Inc., Airtex Products S.A., Airtex Products, Inc., Talleres Mecanicos Montserrat S.A. de C.V., Brummer Seal de Mexico, S.A. de C.V., Brummer Mexicana en Puebla, S.A. de C.V., Automotive Accessory Co. Ltd. and Airtex Products, LLC, a limited liability company that owns the assets of the Airtex Products business of UIS, Inc. For a diagram of our corporate structure following the Acquisition, see the section entitled “The Acquisition.” The initial purchase price paid at closing was $800 million. In addition, approximately $40 million of related transaction and financing fees were incurred. The acquisition was financed through a combination of $260.0 million in cash contributed to us as equity by our parent, UCI Acquisition Holdings, Inc. through contributions from Carlyle Partners III, L.P. and CP III Coinvestment, L.P.; $355.0 million borrowed by us under term loans pursuant to our senior credit facilities and our revolving credit facility; $230.0 million in proceeds from the issuance of the old notes and $2.0 million in capitalized lease obligations and notes payable assumed by us. We are a wholly-owned subsidiary of UCI Acquisition Holdings, Inc. We and UCI Acquisition Holdings are corporations formed at the direction of Carlyle. The Acquisition closed simultaneously with the issuance of the old notes and the closing of our senior credit facilities.

Our Investors

      Established in 1987, The Carlyle Group is a leading private global investment firm with more than $15.8 billion in total assets under management. Carlyle originates, structures and acts as lead equity investor in management-led buyouts, strategic minority equity investments, equity private placements, consolidations and buildups and growth capital financings in the United States, Europe and Asia, focusing on aerospace and defense, automotive, consumer, energy, industrial, healthcare, technology and telecommunications and media. Since its inception, the firm has invested more than $9.2 billion of equity in more than 290 transactions with an aggregate acquisition value of over $18 billion. Carlyle employs nearly 300 investment professionals operating out of offices in 12 countries.

      As a result of the Acquisition, Carlyle Partners III, L.P. and CP III Coinvestment, L.P., both of which are affiliates of Carlyle, own approximately 99.4% of our parent’s common stock, and the remainder is owned by members of our senior management. Carlyle also controls our board of directors.

The Offering of the Old Notes

      On June 20, 2003, United Components completed an offering of $230.0 million in aggregate principal amount of 9 3/8% senior subordinated notes due 2013, which was exempt from registration under the Securities Act.

Old Notes	United Components sold the old notes to Lehman Brothers, Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated and Credit Lyonnais Securities (USA) Inc., the initial purchasers, on June 20, 2003. The initial purchasers subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

Registration Rights Agreement	In connection with the sale of the old notes United Components and the subsidiary guarantors, which together we refer to as the guarantors, entered into a registration rights agreement with the initial purchasers. Under the terms of that agreement, we agreed to:

• file a registration statement for the exchange offer and the exchange notes within 90 days after the date on which the old notes were purchased by the initial purchasers;

• use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act within 180 days after the date on which the old notes were purchased by the initial purchasers; and

• file a shelf registration statement for the resales of the old notes or the exchange notes, as the case may be, under certain circumstances and use our reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act.

If we and the guarantors fail to meet any of these requirements, it will constitute a default under the registration rights agreement and we and the guarantors must pay liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of old notes held by each holder for the first 90-day period after any such default. The amount of the liquidated damages shall increase by an additional $.05 per week with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of old notes. The exchange offer is being made pursuant to the registration rights agreement and is intended to satisfy the rights granted under the registration rights agreement, which rights terminate upon completion of the exchange offer.

The Exchange Offer

Exchange Offer	$1,000 principal amount of exchange notes will be issued in exchange for each $1,000 principal amount of old notes validly tendered.

Resale	Based upon interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred to you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, unless you:

• are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

• are a broker-dealer who purchased the old notes directly from us for resale under Rule 144A or any other available exemption under the Securities Act of 1933;

• acquired the exchange notes other than in the ordinary course of your business; or

• have an arrangement with any person to engage in the distribution of exchange notes.

However, we have not submitted a no-action letter and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date	The exchange offer will expire at 12:00 a.m., New York City time, on , 2003, which we refer to as the expiration date, unless we choose to or are required to extend it.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedure for Tendering Old Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

We will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to the expiration date. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer — Terms of the Exchange Offer.”

Special Procedures for Beneficial Owners	If you are the beneficial owner of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender in the exchange offer, you should contact the person in whose name your notes are registered and promptly instruct the person to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your notes according to the guaranteed delivery procedures. For additional information, you should read the discussion under “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to 12:00 am, New York City time, on the expiration date.

Acceptance of Old Notes and Delivery of Exchange Notes	Subject to customary conditions, we will accept old notes which are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered promptly following the expiration date.

Effect of Not Tendering	Any old notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the old notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the federal securities laws.

Interest on the Exchange Notes and the Old Notes	The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the notes or, if no interest has been paid, from June 20, 2003. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Material U.S. Federal Tax Considerations	The exchange of old notes for exchange notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for federal income tax purposes as a result of such exchange. See “Material United States Federal Tax Consequences.”

Exchange Agent	Wells Fargo Bank Minnesota, National Association, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Summary of the Terms of the Exchange Notes

Issuer	United Components, Inc.

Notes Offered	$230.0 million aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2013.

Interest	9 3/8% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2003.

Maturity Date	June 15, 2013.

Optional Redemption	Except in the case of certain equity offerings by us, we cannot choose to redeem the notes until December 15, 2008. At any one or more times after that date, we may choose to redeem some or all of the notes at certain specified prices, plus accrued and unpaid interest.

Optional Redemption After Equity Offerings	At any one or more times before June 15, 2006, we may choose to redeem up to 35% of the original aggregate principal amount of notes with money raised in one or more equity offerings, as long as we pay 109.375% of the principal amount of the notes, plus accrued and unpaid interest, and at least 65% of the original aggregate principal amount of notes remain outstanding afterwards. See “Description of the Exchange Notes — Optional Redemption.”

Change In Control	Upon a change in control, we may be required to make an offer to purchase each holder’s notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the exchange notes upon a change of control. In addition, our senior credit facilities prohibit us from repurchasing the exchange notes until we first pay our senior credit facilities in full. Our failure to repurchase the exchange notes upon a change of control will constitute an event of default under the indenture governing the exchange notes. Upon this event of default, the trustee under the indenture may declare the principal and accrued and unpaid interest on the notes immediately due and payable, which, in turn, would constitute a default under our senior credit facilities. See “Description of the Exchange Notes — Events of Default and Remedies.” Under these circumstances, the subordination provisions of the indenture would likely restrict payments to the holders of the outstanding notes until all amounts due and owing under the senior credit facilities are paid in full.

Subordination	The notes are unsecured obligations of United Components. The notes are subordinated in right of payment to all existing and future senior indebtedness and the guarantees are subordinated in right of payment to all existing and other senior indebtedness and other liabilities of the guarantors. The notes are effectively subordinated to all existing and other indebtedness and other liabilities of certain of our subsidiaries which are not guarantors. As of June 30, 2003, the notes are subordinated to senior indebtedness of approximately $357.0 million, and there are no other existing senior or other indebtedness, or liabilities of the guarantors or non-guarantor subsidiaries.

Guarantees	The notes are unconditionally guaranteed, jointly and severally, by our current and future domestic subsidiaries. However, in the future the Company may designate one or more current or future subsidiaries as Unrestricted Subsidiaries, and any subsidiary so designated will not guarantee the notes. The Company may only designate a subsidiary as an Unrestricted Subsidiary, if such designation would not cause a default under the terms of our Indenture. For a further description of the circumstances in which the Company may designate a subsidiary as an Unrestricted Subsidiary, see “Description of the Exchange Notes — Certain Definitions — Unrestricted Subsidiaries.”

Covenants	The indenture contains covenants that limit what we (and certain of our subsidiaries) may do. The indenture contains covenants that limit our ability to:

• incur or guarantee additional indebtedness;

• pay dividends on, redeem or repurchase our capital stock;

• make certain investments;

• permit payment or dividend restrictions on certain of our subsidiaries;

• sell assets;

• engage in certain transactions with affiliates; and

• consolidate or merge or sell all or substantially all of our assets and the assets of certain of our subsidiaries.

In addition, we are obligated to offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase, in the event of certain asset sales.

These restrictions and prohibitions are subject to a number of important qualifications and exceptions. See “Description of the Exchange Notes — Certain Covenants.”

Additional Information

      United Components was incorporated in Delaware on April 16, 2003. Our principal executive offices are currently located at 301 Industrial Drive, Albion, Illinois 62806. Our telephone number is (618) 445-6011. We currently do not maintain a corporate website, but we plan to do so in the future.

Summary Historical and Pro Forma Financial Information

      United Components was formed in connection with the Acquisition. The financial statements included in this prospectus are the combined financial statements of the vehicle parts business of UIS before the Acquisition and the consolidated financial statements of United Components, Inc. after the Acquisition. The financial data presented below for periods prior to the Acquisition are referred to as “Predecessor Company Combined,” and the financial data for periods after the Acquisition are referred to as “UCI Consolidated”. The following table summarizes our financial data, which you should read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Statements of Earnings Information” and the financial statements and related notes contained elsewhere in this prospectus. We derived the balance sheet data presented below as of December 31, 2002 and 2001 and the statements of earnings data and the other data presented below for the years ended December 31, 2002, 2001 and 2000 from the audited combined financial statements included elsewhere in this prospectus. We derived the balance sheet data below as of December 31, 2000 from audited combined financial statements not included herein. The summary pro forma financial data for the year ended December 31, 2002, and for the six months ended June 30, 2003, have been derived from the unaudited pro forma financial statements included elsewhere in this prospectus and, in the opinion of our management, include all adjustments necessary to present fairly the data for these periods. The pro forma data are based on a preliminary allocation of the Acquisition purchase price, which is based on preliminary estimates of the fair value of the assets acquired and liabilities assumed. The purchase price allocations are subject to change until all pertinent information regarding the Acquisition and the assets and liabilities of the Company are obtained and fully evaluated. Finalization of the allocation of the Acquisition purchase price could result in material changes to the unaudited pro forma information presented herein. See “Unaudited Pro Forma Statements of Earnings Information” contained elsewhere in this prospectus for more information regarding the preliminary status of the allocation of the Acquisition purchase price. The pro forma statement of earnings data does not purport to represent what the results of operations of our company would have been if the Acquisition had occurred as of the date indicated or what its results will be in future periods.

	Year Ended December 31,

				Pro Forma
	2000	2001	2002	2002

	(dollars in thousands)
Predecessor Company Combined Statements of Earnings Data:
Net sales	$878,001	$861,550	$928,551	$928,551
Cost of sales	681,869	672,398	707,706	746,626

Gross profit	196,132	189,152	220,845	181,925
Operating expenses(1)	120,180	112,064	116,582	121,582

Operating income	75,952	77,088	104,263	60,343
Interest income	5,775	6,377	5,173	—
Interest expense	(907)	(1,079)	(927)	(49,043)
Other (expense) income	(396)	771	(466)	(2,387)

Income before income taxes	80,424	83,157	108,043	8,913
Income taxes	4,585	3,327	4,435	3,325

Net income	$75,839	$79,830	$103,608	$5,588

Pro forma net income, adjusted solely for change in income tax filing status(2)	$49,027	$50,645	$67,715	—

Predecessor Company Combined Balance Sheet Data:
Cash and cash equivalents	$9,815	$19,698	$28,354	—
Working capital	337,324	329,729	373,556	—
Total assets	634,972	620,735	684,470	—
Debt (including current maturities)	1,343	1,132	2,909	—
Total shareholder’s equity	514,046	521,478	568,035	—

	Year Ended December 31,

				Pro Forma
	2000	2001	2002	2002

	(dollars in thousands)
Other Data:
EBITDA(3)	$105,479	$107,159	$132,315	$102,394
Net cash provided by operating activities	93,249	124,669	93,670	—
Net cash (used) in investing activities	(28,483)	(23,257)	(45,120)	—
Net cash (used) in financing activities	(63,829)	(91,256)	(41,012)	—
Ratio of EBITDA to interest expense(4)	—	—	—	2.1	x
Ratio of earnings to fixed charges(5)	—	—	—	1.2	x

	Three Months			Six Months

	Predecessor	Predecessor	UCI	Predecessor	Predecessor	UCI
	Combined	Combined	Consolidated	Combined	Combined	Consolidated	Pro Forma
	Three Months	April 1, 2003	June 21, 2003	Six Months	January 1, 2003	June 21, 2003	Six Months
	ended	through	through	ended	through	through	ended
	June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2003

	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(in thousands)
Statements of Earnings Data:
Net sales	$244,163	$217,715	$26,179	$470,868	$455,617	$26,179	$481,796
Cost of sales	183,637	189,087	23,402	358,106	374,501	23,402	427,890

Gross profit	60,526	28,628	2,777	112,762	81,116	2,777	53,906
Operating expenses(1)	30,707	29,593	3,817	60,267	59,433	3,817	65,620

Operating income (loss)	29,819	(965)	(1,040)	52,495	21,683	(1,040)	(11,714)
Interest and dividends	1,075	830	—	2,330	1,712	—	—
Interest expense	(63)	(121)	(3,860)	(302)	(245)	(3,860)	(25,919)
Other (expense) income	(167)	(258)	56	(399)	(426)	56	(1,297)

Income (loss) before income taxes	30,664	(514)	(4,844)	54,124	22,724	(4,844)	(38,930)
Income taxes (benefit)	954	(23)	(1,841)	2,802	942	(1,841)	(14,638)

Net income (loss)	$29,710	$(491)	$(3,003)	$51,322	$21,782	$(3,003)	$(24,292)

Pro forma net income (loss), adjusted solely for change in income tax filing status(2)	$19,134	$(321)	—	$33,936	$14,180	—	—

	Predecessor
	Company		UCI
	Combined		Consolidated
	June 30, 2002		June 30, 2003

Balance Sheet Data:
Cash and cash equivalents	$23,204	—	$16,691	—	—	—	—
Working capital	363,519	—	388,707	—	—	—	—
Total assets	716,101	—	987,913	—	—	—	—
Debt (including current maturities)	1,302	—	580,784	—	—	—	—
Total shareholder’s equity	572,027	—	256,409	—	—	—	—

	Three Months			Six Months

	Predecessor	Predecessor	UCI	Predecessor	Predecessor	UCI
	Combined	Combined	Consolidated	Combined	Combined	Consolidated	Pro Forma
	Three Months	April 1, 2003	June 21, 2003	Six Months	January 1, 2003	June 21, 2003	Six Months
	ended	through	through	ended	through	through	ended
	June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2003

	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(in thousands)
Other Data:
EBITDA(3)	$36,285	$5,043	$176	$65,875	$34,245	$176	$8,623
Net cash provided by operating activities	—	—	—	31,904	23,893	6,963	—
Net cash (used) in investing activities	—	—	—	(16,858)	(21,173)	(818,258)	—
Net cash (used in) provided by financing activities	—	—	—	(12,305)	(28,131)	823,770	—
Ratio of EBITDA to interest expense(4)	—	—	—	—	—	—	0.3	x
Ratio of earnings to fixed charges(5)	—	—	—	—	—	—	—
Deficit, earnings less than fixed charges(5)	—	—	—	—	—	—	38,930

(1)	In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” as of January 1, 2002, we ceased to amortize goodwill. This amortization was included in operating expenses in our combined statements of earnings. The following table presents reported net income and income adjusted to exclude goodwill amortization:

	Year Ended
	December 31,

	2000	2001

	(in thousands)
Reported net income	$75,839	$79,830
Add back goodwill amortization, net of tax	673	640

Adjusted net income	$76,512	$80,470

(2)	Prior to the Acquisition, the subsidiaries of UIS that we acquired operated as S corporations for Federal and state income tax purposes. Our historical combined financial statements do not include a provision for Federal and state income taxes for such periods. A provision for state income taxes has been made for those states not recognizing S corporation status. Pro forma net income has been computed as if we had been fully subject to Federal and state income taxes based on the tax laws in effect during the respective periods. See Notes A and O to our combined financial statements included elsewhere in this prospectus.

(3)	EBITDA represents earnings before interest expense, interest income, income taxes, depreciation and amortization of intangible assets. We have included information concerning EBITDA because we use EBITDA to evaluate the performance of our various lines of business and for other purposes, such as our use of EBITDA as a significant component when measuring performance under our executive bonus plan and our stock option plans. Additionally, many of our debt covenants are based upon measurements similar to EBITDA. EBITDA should not be considered in isolation or as an alternative to operating income, cash flows or other income or cash flow data prepared in accordance with accounting principles generally accepted in the United States.

EBITDA is calculated as follows:

	Year Ended December 31,

				Pro Forma
	2000	2001	2002	2002

	(in thousands)
Net income	$75,839	$79,830	$103,608	$5,588
Deduct:
Interest Income	5,775	6,377	5,173	—
Add:
Depreciation and amortization of intangible assets	29,923	29,300	28,518	44,438
Interest expense	907	1,079	927	49,043
Income taxes	4,585	3,327	4,435	3,325

EBITDA	$105,479	$107,159	$132,315	$102,394

	Three Months			Six Months

	Predecessor	Predecessor	UCI	Predecessor	Predecessor	UCI
	Combined	Combined	Consolidated	Combined	Combined	Consolidated	Pro Forma
	Three Months	April 1, 2003	June 21, 2003	Six Months	January 1, 2003	June 21, 2003	Six Months
	ended	through	through	ended	through	through	ended
	June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2003

	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(in thousands)
Net income	$29,710	$(491)	$(3,003)	$51,322	$21,782	$(3,003)	$(24,292)
Deduct:
Interest Income	1,075	830	—	2,330	1,712	—	—
Add:
Depreciation and amortization of intangible assets	6,633	6,266	1,160	13,779	12,988	1,160	21,634
Interest expense	63	121	3,860	302	245	3,860	25,919
Income taxes	954	(23)	(1,841)	2,802	942	(1,841)	(14,638)

EBITDA	$36,285	$5,043	$176	$65,875	$34,245	$176	$8,623

(4)	Ratio of EBITDA to interest expense is calculated by dividing EBITDA, as calculated above, by total interest expense. The ratio differs from the calculation in our senior credit facilities because traditional EBITDA as defined in Note (3) above is adjusted for various items as described in our senior credit facilities. In addition, the definition of interest expense used in this calculation differs from the definition in our senior credit facilities, in that our senior credit facilities designate interest expense as cash paid interest only.

(5)	Ratio of earnings to fixed charges is calculated by dividing earnings before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense, amortization of financing costs and an estimate of interest within rent expense. “Deficit, earnings less than fixed charges” is the amount of additional earnings that would be required to increase the ratio of earnings to fixed charges to 1.00.

RISK FACTORS

      You should carefully consider the risks described below before making an investment decision. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

      We have a significant amount of indebtedness. As of June 30, 2003, our total indebtedness is $580.7 million, excluding unused commitments under our new revolving credit facility.

      Our substantial indebtedness could have important consequences for you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes, including our repurchase obligations under the exchange notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors with less indebtedness; and

•	limit our ability to borrow additional funds.

      In addition, the indenture and our senior credit facilities contain financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness.

To service our indebtedness, including the notes, we will require a significant amount of cash.

      On a pro forma basis, after giving effect to the Acquisition as if it had occurred on the first day of each period, cash interest expense for 2002 and the six months ended June 30, 2003 would have been $43.8 million and $22.0 million, respectively, based on interest rates in effect at June 30, 2003. Our ability to make payments on our indebtedness depends on our ability to generate cash in the future. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing and we may be unable to obtain financing on terms that are acceptable to us or at all. Without such financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances.

      Our senior credit facilities and our obligations under the notes limit our ability to sell assets and will also restrict the use of proceeds from any such sale. Furthermore, our senior credit facilities are secured by substantially all of our assets. Therefore, we may not be able to sell our assets quickly enough or for sufficient amounts to enable us to meet our debt service obligations.

Despite our indebtedness levels, we and our subsidiaries may still be able to incur substantially more indebtedness, which would exacerbate the risks associated with our substantial leverage.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future because the terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior credit facilities permit additional borrowing of up to $70.0 million under such facilities after completion of this offering, and all of those borrowings would rank senior to the exchange notes and the related subsidiary guarantees. If new indebtedness is added to our and our subsidiaries’ current indebtedness levels, the related risks that we and they face would be magnified. In addition, the indenture does not prevent us from incurring obligations that do not constitute indebtedness.

Your right to receive payments on the notes will be subordinated to the borrowings under our senior credit facilities and possibly all future borrowings.

      The notes and the related subsidiary guarantees rank behind all of our and our subsidiary guarantors’ existing senior indebtedness, including our senior credit facilities, and will rank behind all of our and their future senior indebtedness. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of senior indebtedness of our company and the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the related subsidiary guarantees. In addition, our senior credit facilities are secured by substantially all of our assets and the assets of our domestic subsidiaries.

      All payments on the notes will be blocked in the event of a payment default on our senior indebtedness and may be blocked for up to 179 consecutive days in the event of certain nonpayment defaults on certain of our senior indebtedness.

      In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of the notes will participate with trade creditors and all other holders of our and the subsidiary guarantors’ senior subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of our and their senior indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of senior indebtedness.

      As of June 30, 2003, the notes and the subsidiary guarantees would have been subordinated to $357.0 million of senior indebtedness and $70.0 million would have been available for borrowing as additional senior indebtedness under the senior credit facilities, subject to certain conditions. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.

Certain subsidiaries are not included as subsidiary guarantors.

      The guarantors of the notes include only United Component’s domestic subsidiaries. However, the historical combined financial statements and the pro forma statements of earnings included in this prospectus are presented on a combined basis, including both our domestic and our foreign subsidiaries. The aggregate net sales and operating income of our subsidiaries that will not be guarantors were $117.4 million and $8.8 million, respectively, for the year ended December 31, 2002. As of December 31, 2002, those subsidiaries represented 17.2% of our total assets based on book value. In addition, we will have the ability to designate certain of our subsidiaries as unrestricted subsidiaries pursuant to the terms of the indenture, and any subsidiary so designated will not be a subsidiary guarantor of the notes.

      Because some of our operations are conducted by foreign subsidiaries, our cash flow and our ability to service indebtedness, including our and the subsidiary guarantors’ ability to pay the principal and interest of the exchange notes when due, are dependent in part on cash dividends and distributions and other transfers of cash from our foreign subsidiaries. In addition, any payment of interest, dividends, distributions, loans or advances by our foreign subsidiaries to us and the subsidiary guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which our foreign subsidiaries operate. Moreover, payments to us and the subsidiary guarantors by the foreign subsidiaries will be contingent upon their earnings.

      Our foreign subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the foreign subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of the notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt of that subsidiary.

Restrictive covenants in our senior credit facilities and the indenture may restrict our ability to pursue our business strategies.

      Our senior credit facilities and the indenture limit our ability, among other things, to:

•	incur additional indebtedness or contingent obligations;

•	pay dividends or make distributions to our stockholders;

•	repurchase or redeem our stock;

•	make investments;

•	grant liens;

•	make capital expenditures;

•	enter into transactions with our parent and its affiliates;

•	sell assets; and

•	acquire the assets of, or merge or consolidate with, other companies.

      In addition, our senior credit facilities require us to maintain a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio beginning on the last day of the fourth quarter 2003 and continuing quarterly through the term of the senior credit facilities. We will be required to maintain a maximum leverage ratio and a minimum interest coverage ratio of 5.25 to 1 and 2.25 to 1, respectively, for the four previous fiscal quarters. These ratio requirements will change periodically under the terms of our senior credit facilities. We believe that it is likely we will be able to maintain these required ratios for the foreseeable future. If we default under the senior credit facilities, we could be prohibited from making any payments on the notes. In addition, the lenders under the senior credit facilities could require immediate repayment of the entire principal outstanding under such facilities. If those lenders require immediate repayment, we will not be able to repay them and also repay the notes in full.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes.

      If we undergo a change of control (as defined in the indenture governing the notes), we may need to refinance large amounts of our indebtedness, including the notes and borrowings under our senior credit facilities. If a change of control occurs, we must offer to buy back the notes for a price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. In addition, our senior credit facilities prohibit us from repurchasing the notes until we first repay our senior credit facilities in full in cash. If we fail to repurchase the notes in that circumstance, it would result in an event of default under the indenture, which would in turn constitute a default under our senior credit facilities. In such circumstances, the subordination provisions of the indenture would likely restrict payment to holders of the notes. Our senior credit facilities contain, and future indebtedness that we incur may also contain, restrictions on repayment of the notes upon a change of control or require the repayment of indebtedness under such senior credit facilities upon a change of control. If any change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of our debt obligations. The repurchase requirements also delay or make it harder for others to effect a change of control. However, certain other corporate events, such as a leveraged recapitalization that would increase our level of indebtedness, would not constitute a change of control under the indenture governing the notes. See “Description of the Exchange Notes — Repurchase at the Option of Holders — Change of Control.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from subsidiary guarantors.

      Under the Federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other indebtedness of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

      In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its indebtedness, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and matured; or

•	it could not pay its indebtedness as it becomes due.

      We believe that, as of the date of this offering, we and each subsidiary guarantor of the notes are solvent, have sufficient capital to carry on our respective businesses and are able to pay our respective debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

You cannot be sure an active trading market for the notes will develop.

      The exchange notes are new issues of securities for which there is no established public market. We do not intend to have the exchange notes listed on a national securities exchange or included in any automated quotation system. Although each initial purchaser informed us that it was its intention to make a market in the old notes, and, if issued, the exchange notes, they have no obligation to do so and may discontinue making a market at any time without notice.

      The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. See “Plan of Distribution.”

The market price for the notes may be volatile.

      Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected.

      We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

Risks Related to Our Business

Our relationship with AutoZone creates risks associated with a concentrated net sales source.

      We generate a large percentage of our sales from our business with AutoZone, Inc., but we cannot assure you that AutoZone will continue to buy from us. Sales to AutoZone accounted for approximately 23% of our total net sales in fiscal 2002, and 24% and 22% for the three months ended June 30, 2003 and 2002, respectively, and 24% and 22% for the six months ended June 30, 2003 and 2002. Several of our competitors are likely to pursue business opportunities with this customer and threaten our current position. If we fail to maintain this relationship, our net sales will be significantly diminished. Even if we maintain our relationship, our net sales concentration as a result of this relationship increases the potential impact to our business that could result from any changes in the economic terms of this relationship. Any change in the terms of our sales to this customer could have a material impact on our financial position and results of operations. Any changes could, for example, result in an increase in the time it takes for us to record net sales and collect on receivables.

We will incur additional costs as a stand-alone company, and if we fail to integrate or lose certain of our key personnel, our business may be adversely affected.

      In connection with the Acquisition, we incurred and will incur expenses related to the hiring of additional financial, management and other personnel, the leasing of additional office space and related office equipment and other corporate overhead expenses. We have employed key personnel to fill important management positions, and although these individuals are highly qualified and have management experience, they will be implementing new reporting and control systems, as well as new lean manufacturing techniques and other cost saving plans. There can be no assurance that they will be able to effectively oversee this company or that the new techniques and other plans they will introduce can be successfully integrated into this company.

Our lean manufacturing and other cost saving plans may not be effective.

      Our operations strategy includes goals such as improvement of inventory management and customer delivery, plant and distribution facility consolidation and the integration of back office functions across our businesses. While we believe that the successful implementation of these and other cost saving plans could result in reducing our expenses, there can be no assurance that these results can be achieved. If we are unable to realize these anticipated synergies, our financial health may be adversely affected. Moreover, the implementation of cost saving plans and facilities integration may disrupt our operations and performance.

      Our continued success will also depend on our ability to recruit, retain and motivate highly-skilled sales, marketing and engineering personnel. Competition for persons in our industry is intense and we may not be able to successfully recruit, train or retain qualified personnel. If we fail to retain and recruit the necessary personnel, our business and our ability to obtain new customers, develop new products and provide acceptable levels of customer service could suffer. In connection with the Acquisition, we entered into employment agreements with certain of our key personnel. However, we cannot assure you that these individuals will stay with us. If any of these persons were to leave our company, it could be difficult to replace him or her, and our business could be harmed.

We may not be able to quickly and effectively design and implement internal controls and procedures necessary to comply with the reporting obligations applicable to us by the terms of the indenture.

      While management is in the process of enhancing our accounting and financial reporting capabilities, including the establishment of an audit committee, the establishment of an internal audit function and the design and implementation of internal control policies and procedures consistent with the requirements of the U.S. Sarbanes-Oxley Act of 2002 and other regulatory guidelines, we cannot assure you that they will be successful in doing so in a timely fashion. This process will include adding certain staff and systems necessary for annual and quarterly external financial reporting, and qualified individuals may not be readily available. Failure to quickly establish the necessary controls and procedures will make it difficult to ensure our financial results are reported and disclosed in accordance with the terms of the Indenture.

We may be subject to work stoppages at our facilities, or our customers may be subjected to work stoppages, either of which could negatively impact the profitability of our business.

      As of June 30, 2003, we had more than 6,700 employees and we were a party to several different union affiliations and collective bargaining agreements across our businesses, mostly concentrated in Mexico, representing approximately 26% of our workforce. We consider our labor relations to be good and labor rates competitive. Other than a short-term stoppage in April 1997 at one of our smaller plants in Pottstown, Pennsylvania, we have not had a labor stoppage since 1984. Although we believe that our relations with our employees are currently good, if our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could interfere with our ability to deliver products on a timely basis and could have other negative effects, such as decreased productivity and increased labor costs. In addition, many of our direct and indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closings of assembly plants that use our products. Organizations responsible for shipping our products may also be impacted by occasional strikes. Any interruption in the delivery of our products could reduce demand for our products and could have a material adverse effect on us.

Environmental regulation may impose significant environmental compliance costs and liabilities on us.

      We are subject to many environmental laws and regulations. Compliance with these laws and regulations is costly. We have incurred and expect to continue to incur significant costs to maintain or achieve compliance with applicable environmental laws and regulations. Moreover, if these environmental laws and regulations become more stringent or more stringently enforced in the future, we could incur additional costs. Our failure to comply with applicable environmental laws and regulations and permit requirements could result in civil or criminal fines, penalties or enforcement actions, third-party claims for property damage and personal injury, requirements to clean up property or to pay for the costs of cleanup or regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, including the installation of pollution control equipment or remedial actions.

      Some environmental laws and regulations impose liability for contamination on present and former owners, operators or users of facilities and sites without regard to causation or knowledge of contamination. In addition, we occasionally evaluate various alternatives with respect to our facilities, including possible dispositions or closings. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closings of facilities may trigger remediation requirements that are not applicable to operating facilities. We may also face lawsuits brought by third parties that either allege property damage or personal injury as a result of, or seek reimbursement for costs associated with, such contamination.

We could face potential product liability claims relating to products we manufacture or distribute.

      We face a business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in injury or other adverse effects. We currently maintain product liability insurance coverage, but we cannot assure you that we will be able to obtain such insurance on acceptable terms in the future, if at all, or that any such insurance will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for long periods of time, regardless of the ultimate outcome. An unsuccessful product liability defense could have a material adverse effect on our business, financial condition, results of operations or prospects or our ability to make payments on the notes when due. In addition, our business depends on the strong brand reputation we have developed. In the event that this reputation is damaged, we may face difficulty in maintaining our pricing positions with respect to some of our products, which could negatively impact our net sales and profitability.

Increases in our raw materials costs or the loss of a number of our suppliers could adversely affect our financial health.

      We generally purchase our materials on the open market. However, in certain situations we have found it advantageous to enter into contracts for certain commodities purchases. While we currently maintain alternative sources for raw materials, our business is subject to the risk of price fluctuations and periodic delays in the delivery of certain raw materials, including resins and steel. We cannot assure you that we would be successful in passing on any attendant costs if these risks were to materialize. In addition, if we are unable to continue to purchase our required quantities of raw materials on commercially reasonable terms, or at all, or if we are unable to maintain or enter into purchasing contracts for commodities, our business operations could be disrupted or our profitability could be adversely impacted.

We face competition in our markets.

      We operate in some very competitive markets, and we compete against numerous different types of businesses. In the OEM sales channel, some of our competitors have achieved substantially more market penetration in many of the product lines which we offer. Although we have significant market positions in each of our primary lines within the aftermarket, we cannot assure you that we will be able to maintain our current market share. Competition in our business lines is based on a number of considerations, including product performance, quality of client service and support, timely delivery and price. Our customers increasingly demand a broad product range and we must continue to develop our expertise in order to manufacture and market these products successfully. To remain competitive, we will need to invest continuously in manufacturing, working capital, customer service and support, marketing and our distribution networks. We cannot assure you that we will have sufficient resources to continue to make such investments or that we will maintain our competitive position within each of the markets we serve. As a result of competition, we have experienced pricing pressure in some of our businesses. There can be no guarantee that this downward price pressure will not continue, and we may be forced to adjust the prices of some of our products to stay competitive, or not compete at all in some markets, possibly giving rise to revenue loss.

If we are unable to meet future capital requirements, our business may be adversely affected.

      We periodically make capital investments to, among other things, maintain and upgrade our facilities and enhance our production processes. In 2002, we implemented a capital investment plan for our filtration production operations designed to expand capacity and reduce manufacturing costs. We began the second phase of this project in the second quarter of 2003, which will include a consolidation of operations at two facilities as well as the installation of high-speed assembly lines. Additionally, as we grow our businesses, we may have to incur capital expenditures. We believe that we will be able to fund these expenditures through cash flow from operations and borrowings under our senior credit facilities. However, our senior credit facilities contain limitations that could affect our ability to fund our future capital expenditures and other capital requirements. We cannot assure you that we will have, or be able to obtain, adequate funds to make all necessary capital expenditures when required, or that the amount of future capital expenditures will not be materially in excess of our anticipated or current expenditures. If we are unable to make necessary capital expenditures, our product line may become dated, our productivity may be decreased and the quality of our products may be adversely affected, which, in turn, could reduce our net sales and profitability.

The introduction of new and improved products and services poses a potential threat to the aftermarket for automotive parts.

      Improvements in technology and product quality are extending the longevity of automotive parts and delaying aftermarket sales. In particular, in our oil filter business the introduction of oil change indicators and the use of synthetic motor oils may extend oil filter replacement cycles. The introduction of electric, fuel cell and hybrid automobiles may pose a long-term risk to our business because these vehicles are unlikely to utilize many of our primary product lines. The introduction of new and improved service initiatives by OEMs also poses a risk to our market share in the vehicle replacement parts market. In particular, we face market share risk from general automakers which have introduced increased warranty and maintenance service initiatives, which are gaining popularity. These service initiatives have the potential to decrease the demand on aftermarket sales of our products in the traditional and retail sales channels.

We are subject to risks associated with changing manufacturing techniques, which could place us at a competitive disadvantage.

      The successful implementation of our business strategy requires us to continuously evolve our existing products and introduce new products to meet customers’ needs in the industries we serve and want to serve. Our products are characterized by stringent performance and specification requirements that mandate a high degree of manufacturing and engineering expertise. If we fail to meet these requirements, our business could be at risk. We believe that our customers rigorously evaluate their suppliers on the basis of a number of factors, including:

•	product quality;

•	technical expertise and development capability;

•	new product innovation;

•	reliability and timeliness of delivery;

•	price competitiveness;

•	product design capability;

•	manufacturing expertise;

•	operational flexibility;

•	customer service; and

•	overall management.

      Our success will depend on our ability to continue to meet our customers’ changing specifications with respect to these criteria. We cannot assure you that we will be able to address technological advances or introduce new products that may be necessary to remain competitive within our businesses. Furthermore, we cannot assure you that we can adequately protect any of our own technological developments to produce a sustainable competitive advantage.

Our international operations are subject to uncertainties that could affect our operating results.

      Our business is subject to certain risks associated with doing business internationally. The net sales of our foreign subsidiaries represented 12.6% of our total net sales for 2002. In addition, we operate 11 manufacturing facilities outside of the United States. Accordingly, our future results could be harmed by a variety of factors, including:

•	fluctuations in currency exchange rates;

•	geopolitical instability;

•	exchange controls;

•	compliance with U.S. Department of Commerce export controls;

•	tariffs or other trade protection measures and import or export licensing requirements;

•	potentially negative consequences from changes in tax laws;

•	interest rates;

•	unexpected changes in regulatory requirements;

•	differing labor regulations;

•	requirements relating to withholding taxes on remittances and other payments by subsidiaries;

•	restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions;

•	restrictions on our ability to repatriate dividends from our subsidiaries; and

•	exposure to liabilities under the U.S. Foreign Corrupt Practices Act.

      As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. However, any of these factors could adversely affect our international operations and, consequently, our operating results.

Our intellectual property may be misappropriated or subject to claims of infringement.

      We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret protection, as well as licensing agreements and third-party nondisclosure and assignment agreements. We cannot assure you that any of our applications for protection of our intellectual property rights will be approved or that others will not infringe or challenge our intellectual property rights. We also may rely on unpatented proprietary technology. It is possible that our competitors will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, consultants and advisors to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure. If we are unable to maintain the proprietary nature of our technologies, our ability to sustain margins on some or all of our products may be affected, which could reduce our sales and profitability. In addition, we from time to time pursue and are pursued in potential litigation relating to the protection of certain intellectual property rights, including with respect to some of our more profitable products.

We are controlled by Carlyle, whose interests in our business may be different than yours.

      Carlyle Partners III, L.P. and CP III Coinvestment, L.P., both of which are affiliates of Carlyle, own 99.4% of our parent’s equity and are able to control our affairs in all cases. Our entire board has been designated by the affiliates of Carlyle and a majority of the board is associated with Carlyle. In addition, the affiliates of Carlyle control the appointment of our management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions. The interests of Carlyle and its affiliates could conflict with yours. For example, if we encounter financial difficulties or are unable to pay our indebtedness as it matures, the interests of Carlyle as an equity holder might conflict with your interests as a note holder. The affiliates of Carlyle may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments in our company, even though such transactions might involve risks to you as a holder of the notes. In addition, Carlyle or its affiliates may in the future own businesses that directly compete with ours.

FORWARD-LOOKING STATEMENTS

      This prospectus includes forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of our company and its subsidiaries. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

      These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus, including the risks outlined under “Risk Factors,” will be important in determining future results.

      Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

THE EXCHANGE OFFER

Purpose and Effect

      Concurrently with the sale of the old notes on June 20, 2003, we entered into a registration rights agreement with the initial purchasers of the old notes, which requires us to file the registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. The registration rights agreement further provides that we must cause the registration statement to be declared effective within 180 days of the issue date of the old notes and must consummate the exchange offer within 30 days after the effective date of our registration statement.

      Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the old notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement. As a result of the timely filing and the effectiveness of the registration statement, we will not have to pay certain liquidated damages on the old notes provided in the registration rights agreement. Following the completion of the exchange offer, holders of old notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the old notes will continue to be subject to certain restrictions on transfer. Additionally, the liquidity of the market for the old notes could be adversely affected upon consummation of the exchange offer. See “Risk Factors — If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected.”

      In order to participate in the exchange offer, a holder must represent to us, among other things, that:

•	the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder;

•	the holder is not engaging in and does not intend to engage in a distribution of the exchange notes;

•	the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	the holder is not an “affiliate,” as defined under Rule 405 under the Securities Act, of United Components or any guarantor; and

•	if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of such exchange notes.

      Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for a continuous offer in connection with the old notes pursuant to Rule 415 under the Securities Act.

      Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate” of United Components or any guarantor within the meaning of Rule 405 under the Securities Act;

•	is a broker-dealer who purchased old notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business; or

•	has an arrangement with any person to engage in the distribution of the exchange notes.

      Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.” Broker-dealers who acquired old notes directly from us and not as a result of market making activities or other trading activities may not rely on the staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the old notes.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 12:00 a.m., New York City time, on                     , 2003, or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

      The exchange notes will evidence the same debt as the old notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the old notes.

      As of the date of this prospectus, $230.0 million in aggregate principal amount of senior subordinated notes were outstanding, and there was one registered holder, a nominee of the Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

      We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to Wells Fargo Bank Minnesota, National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “— Conditions to the Exchange Offer” or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder of those old notes promptly after the expiration date unless the exchange offer is extended.

      Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

      The expiration date shall be 12:00 a.m., New York City time, on                     , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time. We reserve the right, in our sole discretion:

•	to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under “— Conditions to the Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

      In the event that we make a fundamental or material change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement. We are generally required to keep the exchange offer open for at least five business days after such change. If there is a change in price for the old notes or an increase or decrease of the percentage of old notes sought, the exchange offer will remain open for at least ten business days from the date that notice of such change is issued, provided that an additional amount of old notes not to exceed two percent of the outstanding amount of old notes shall not constitute an increase.

Procedures for Tendering

      Only a holder of old notes may tender the old notes in the exchange offer. Except as set forth under “— Book-Entry Transfer,” to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

•	certificates for the old notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date, or

•	a timely confirmation of a book-entry transfer, or a book-entry confirmation, of the old notes, if that procedure is available, into the exchange agent’s account at The Depository Trust Company, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or you must comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under “— Exchange Agent” prior to the expiration date.

      Your tender, if not withdrawn prior to 12:00 a.m., New York City time, on the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

      The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

      Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner’s old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless old notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instruction” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible guarantor institution.

      If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible guarantor institution.

      If the letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the old notes.

      If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

      All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to old notes. In the event that we waive any defects, irregularities or conditions of tender of old notes, such waiver will apply equally to all noteholders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date, unless the exchange offer is extended.

      In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under “— Conditions to the Exchange Offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

      By tendering, you will be representing to us that, among other things:

•	the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the registered holder;

•	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes;

•	you do not have an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

•	you are not an “affiliate,” as defined under Rule 405 of the Securities Act, of United Components

      In all cases, issuance of exchange notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged old notes will be credited to an account maintained with that book-entry transfer facility, in each case, promptly after the expiration or termination of the exchange offer.

      Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where those old notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

      The exchange agent will make a request to establish an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of old notes being tendered by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account at the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “— Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

      The Depository Trust Company’s Automated Tender Offer Program is the only method of processing exchange offers through The Depository Trust Company. To accept the exchange offer through the Automated Tender Offer Program, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company’s communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through the Automated Tender Offer Program, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

      If a registered holder of the old notes desires to tender old notes and the old notes are not immediately available, or time will not permit that holder’s old notes or other required documents to reach the exchange agent prior to 12:00 a.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible guarantor institution;

•	prior to 12:00 a.m., New York City time, on the expiration date, the exchange agent receives from that eligible guarantor institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of old notes and the amount of the old notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

      Tenders of old notes may be withdrawn at any time prior to 12:00 a.m., New York City time, on the expiration date.

      For a withdrawal of a tender of old notes to be effective, a written or, for The Depository Trust Company participants, electronic Automated Tender Offer Program transmission, notice of withdrawal, must be received by the exchange agent at its address set forth under “— Exchange Agent” prior to 12:00 a.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn, whom we refer to as the depositor;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender; and

•	specify the name in which any such old notes are to be registered, if different from that of the depositor.

      All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the holder of those old notes without cost to that holder promptly after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures under “— Procedures for Tendering” at any time on or prior to the expiration date.

Conditions to the Exchange Offer

      Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine in our reasonable discretion that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

      The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion, provided that, all conditions to the offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived before the expiration of the offer. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may still be asserted by us as described above.

      In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

      All executed letters of transmittal should be directed to the exchange agent. Wells Fargo Bank Minnesota, National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail, Courier or Hand Delivery:

Wells Fargo Bank Minnesota, North America
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457
Reference: United Components, Inc.

By Facsimile:

(860) 704-6219
Reference: United Components, Inc.

For Information or Confirmation by Telephone:

(860) 704-6217

      Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees And Expenses

      We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

      Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those old notes.

USE OF PROCEEDS

      This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated June 20, 2003 by and among us, the guarantors party thereto, and the initial purchasers of the old notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer.

      On June 20, 2003, we issued and sold the old notes. We used the proceeds from the offering of the old notes, together with borrowings under the senior credit facilities and equity contributions from certain affiliates of Carlyle, to fund payment of the consideration for the Acquisition and to pay related fees and expenses. See “Summary — The Acquisition.”

CAPITALIZATION

      The following table sets forth our combined capitalization as of June 30, 2003. It includes the effect of the Acquisition and the related financing transactions. This table should be read in conjunction with the information contained in “Use of Proceeds,” “Unaudited Pro Forma Statements of Earnings Information” and the notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto included elsewhere in this prospectus.

June 30, 2003

(in millions)
Short-term debt:
Notes payable(1)	$1.5
Current portion of long-term debt(2)	3.5
Revolving credit facility(3)	5.0
Current portion of capital leases	0.1

Total short-term debt	$10.1

Long-term debt:
Revolving credit facility(3)	—
Tranche A term facility(4)	48.8
Tranche B term loan facility(4)	297.7
Capital leases	0.4

Total senior debt	$346.9
9 3/8% senior subordinated notes due 2013(5)	223.7

Total long-term debt	$570.6

Shareholder’s equity	$256.4

Total capitalization(6)	$827.0

(l)	Debt assumed in connection with the Acquisition, for which we will be reimbursed in connection with the price adjustment provisions of the purchase agreement entered into in connection with the Acquisition.

(2)	Represents amounts of the Tranche A and Tranche B term loan facilities that will amortize within one year.

(3)	Consists of $75.0 million of availability, $5.0 million of which was funded at closing.

(4)	Excludes amounts of the Tranche A and Tranche B term loan facilities that will amortize within one year.

(5)	$230.0 million due, less $6.3 million of unamortized issuance cost.

(6)	Total capitalization equals total long-term debt plus total shareholder’s equity.

SELECTED HISTORICAL FINANCIAL INFORMATION

      United Components was formed in connection with the Acquisition. The financial statements included in this prospectus are the combined financial statements of the vehicle parts business of UIS before the Acquisition and the consolidated financial statements of United Components, Inc. after the Acquisition. The financial data presented below for periods prior to the Acquisition are referred to as “Predecessor Company Combined,” and the financial data for periods after the Acquisition are referred to as “UCI Consolidated.” The following table summarizes our selected historical financial data, which you should read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Statements of Earnings Information” and the financial statements and related notes contained herein, which should be read in their entirety. The selected financial data have been derived from our financial statements. The financial data as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 have been derived from the audited financial statements contained elsewhere in this prospectus. We derived the combined balance sheet data below as of December 31, 1998, 1999 and 2000 and the combined statement of earnings for the years ended December 31, 1998 and 1999 from audited combined financial statements not included herein. The financial data as of and for the three and six months ended June 30, 2002 and 2003 have been derived from the unaudited financial statements included elsewhere in this prospectus, all of which, in the opinion of our management, reflect all adjustments necessary to present fairly the data for such periods. The data for the periods after the Acquisition are based on a preliminary allocation of the Acquisition purchase price, which is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed. The purchase price allocations are subject to change until all pertinent information regarding the Acquisition and the assets and liabilities of the Company are obtained and fully evaluated.

	Year Ended December 31,

	1998	1999	2000	2001	2002

	(dollars in thousands)
Predecessor Company Combined Statements of Earnings Data:
Net sales	$816,588	$864,627	$878,001	$861,550	$928,551
Cost of sales	633,419	663,309	681,869	672,398	707,706

Gross profit	183,169	201,318	196,132	189,152	220,845
Operating expenses:
Selling and warehousing	74,205	77,694	75,869	72,475	76,584
General and administrative	38,860	41,313	43,383	38,695	39,278
Amortization of goodwill and other intangibles(1)	863	862	928	894	720

Total operating expenses	113,928	119,869	120,180	112,064	116,582

Operating income	69,241	81,449	75,952	77,088	104,263
Interest income	4,117	3,262	5,775	6,377	5,173
Interest expense	(2,094)	(1,325)	(907)	(1,079)	(927)
Other (expense) income, net	(100)	1,227	(396)	771	(466)

Income before income taxes	71,164	84,613	80,424	83,157	108,043
Income taxes	2,153	2,827	4,585	3,327	4,435

Net income	$69,011	$81,786	$75,839	$79,830	$103,608

Pro forma net income, adjusted solely for change in income tax filing status(2)	$43,740	$51,746	$49,027	$50,645	$67,715

	Year Ended December 31,

	1998		1999		2000		2001		2002

	(dollars in thousands)
Predecessor Company Combined Balance Sheet Data:
Cash and cash equivalents	$7,061		$9,430		$9,815		$19,698		$28,354
Working capital	318,154		327,764		337,324		329,729		373,556
Total assets	578,729		615,231		634,972		620,735		684,470
Debt (including current maturities)	1,526		1,106		1,343		1,132		2,909
Total shareholder’s equity	454,873		489,157		514,046		521,478		568,035
Other Data:
EBITDA(3)	$96,144		$112,851		$105,479		$107,159		$132,315
Net cash provided by operating activities	76,361		105,564		93,249		124,669		93,670
Net cash (used) in investing activities	(28,977)		(29,924)		(28,483)		(23,257)		(45,120)
Net cash (used) in financing activities	(52,186)		(71,147)		(63,829)		(91,256)		(41,012)
Ratio of earnings to fixed charges(4)	19.3	x	28.1	x	26.9	x	25.6	x	37.9	x

	Three Months			Six Months

	Predecessor	Predecessor	UCI	Predecessor	Predecessor	UCI
	Combined	Combined	Consolidated	Combined	Combined	Consolidated
	Three Months	April 1, 2003	June 21, 2003	Six Months	January 1, 2003	June 21, 2003
	ended	through	through	ended	through	through
	June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2002	June 20, 2003	June 30, 2003

	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(in thousands)
Statements of Earnings Data:
Net sales	$244,163	$217,715	$26,179	$470,868	$455,617	$26,179
Cost of sales	183,637	189,087	23,402	358,106	374,501	23,402

Gross profit	60,526	28,628	2,777	112,762	81,116	2,777

Operating expenses
Selling and warehousing	20,469	17,832	2,213	40,086	37,736	2,213
General and administrative	10,208	11,731	1,440	19,521	21,637	1,440
Amortization of goodwill and other intangibles(1)	30	30	164	660	60	164

Total operating expenses	30,707	29,593	3,817	60,267	59,433	3,817

Operating income (loss)	29,819	(965)	(1,040)	52,495	21,683	(1,040)

Other income (expense)
Interest and dividends	1,075	830	—	2,330	1,712	—
Interest expense	(63)	(121)	(3,860)	(302)	(245)	(3,860)
Other (expense) income, net	(167)	(258)	56	(399)	(426)	56

Income (loss) before income taxes	30,664	(514)	(4,844)	54,124	22,724	(4,844)
Income taxes (benefit)	954	(23)	(1,841)	2,802	942	(1,841)

Net income (loss)	$29,710	$(491)	$(3,003)	$51,322	$21,782	$(3,003)

Pro forma net income (loss), adjusted solely for change in tax filing status(2)	$19,134	$(321)	—	$33,936	$14,180	—

	Predecessor
	Company		UCI
	Combined		Consolidated
	June 30, 2002		June 30, 2003

Balance Sheet Data:
Cash and cash equivalents	$23,204	—	$16,691	—	—	—
Working capital	363,519	—	388,707	—	—	—
Total assets	716,101	—	987,913	—	—	—
Debt (including current maturities)	1,302	—	580,784	—	—	—
Total shareholder’s equity	572,027	—	256,409	—	—	—

Three Months	Six Months

Predecessor	Predecessor	UCI	Predecessor	Predecessor	UCI
Combined	Combined	Consolidated	Combined	Combined	Consolidated
Three Months	April 1, 2003	June 21, 2003	Six Months	January 1, 2003	June 21, 2003
ended	through	through	ended	through	through
June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2002	June 20, 2003	June 30, 2003

(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

(in thousands)
Other Data:
EBITDA(3)	$36,285	$5,043	$176	$65,875	$34,245	$176
Net cash provided by operating activities	—	—	—	31,904	23,893	6,963
Net cash (used) in investing activities	—	—	—	(16,858)	(21,173)	(818,258)
Net cash (used in) provided by financing activities	—	—	—	(12,305)	(28,131)	823,770
Ratio of earnings to fixed charges(4)	—	—	—	—	20.0	x	—
Deficit, earnings less than fixed charges(4)	—	514	4,844	—	—	4,844

(1)	As of January 1, 2002, in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets,” we ceased to amortize goodwill. The following table presents reported net income and income adjusted to exclude goodwill amortization:

	Year Ended December 31,

	1998	1999	2000	2001

		(in thousands)
Reported net income	$69,011	$81,786	$75,839	$79,830
Add back goodwill amortization, net of tax	611	610	673	640

Adjusted net income	$69,622	$82,396	$76,512	$80,470

(2)	Prior to the Acquisition, the subsidiaries of UIS that we acquired operated as S corporations for Federal and state income tax purposes. The historical combined financial statements do not include a provision for Federal and state income taxes for such periods. A provision for state income taxes has been made for those states not recognizing S corporation status. Pro forma net income has been computed as if we had been fully subject to Federal and state income taxes based on the tax laws in effect during the respective periods. See Notes A and O to the financial statements, included elsewhere in this prospectus.

(3)	EBITDA represents earnings before interest expense, interest income, income taxes, depreciation and amortization of intangible assets. We have included information concerning EBITDA because we use EBITDA to evaluate the performance of our various lines of business and for other purposes, such as our use of EBITDA as a significant component when measuring performance under our executive bonus plan and our stock option plans. Additionally, many of our debt covenants are based upon measurements similar to EBITDA. EBITDA should not be considered in isolation or as an alternative to operating income, cash flows or other combined income or cash flow data prepared in accordance with accounting principles generally accepted in the United States.

EBITDA is calculated as follows:

	Year Ended December 31,

	1998	1999	2000	2001	2002

	(in thousands)
Net income	$69,011	$81,786	$75,839	$79,830	$103,608
Deduct:
Interest income	4,117	3,262	5,775	6,377	5,173
Add:
Depreciation and amortization of intangible assets	27,003	30,175	29,923	29,300	28,518
Interest expense	2,094	1,325	907	1,079	927
Income taxes	2,153	2,827	4,585	3,327	4,435

EBITDA	$96,144	$112,851	$105,479	$107,159	$132,315

	Three Months			Six Months

	Predecessor	Predecessor	UCI	Predecessor	Predecessor	UCI
	Combined	Combined	Consolidated	Combined	Combined	Consolidated
	Three Months	April 1, 2003	June 21, 2003	Six Months	January 1, 2003	June 21, 2003
	ended	through	through	ended	through	through
	June 30, 2002	June 20, 2003	June 30, 2003	June 30, 2002	June 20, 2003	June 30, 2003

	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(in thousands)
Net income	$29,710	$(491)	$(3,003)	$51,322	$21,782	$(3,003)
Deduct:
Interest income	1,075	830	—	2,330	1,712	—
Add:
Depreciation and amortization of intangible assets	6,633	6,266	1,160	13,779	12,988	1,160
Interest expense	63	121	3,860	302	245	3,860
Income taxes	954	(23)	(1,841)	2,802	942	(1,841)

EBITDA	$36,285	$5,043	$176	$65,875	$34,245	$176

(4)	Ratio of earnings to fixed charges is calculated by dividing earnings before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense, amortization of financing costs and an estimate of interest within rent expense. “Deficit, earnings less than fixed charges” is the amount of additional earnings that would be required to increase the ratio of earnings to fixed charges to 1.00.

UNAUDITED PRO FORMA STATEMENTS OF EARNINGS INFORMATION

Overview

      On June 20, 2003, we purchased from UIS the vehicle parts businesses of UIS. The initial purchase price was $800 million. This amount is subject to certain agreed-upon post-closing adjustments, which have not yet been determined. In addition the Company assumed $2 million of debt and capital lease obligations. Fees and expenses associated with the acquisition (excluding financing fees) were approximately $18 million and are accounted for as additional purchase price. Financing for the acquisition was comprised of a $260 million equity contribution by Carlyle and proceeds from $585 million of debt, including the old notes. Proceeds from the borrowings were used to pay for the initial $800 million purchase price and for approximately $40 million of Acquisition related transaction and financing fees. $5 million of the borrowed funds were retained as cash on hand to support on-going operations.

      In connection with the Acquisition, certain of our subsidiaries converted from S corporation tax status to C corporation tax status and, consequently, became subject to Federal and additional state and local income taxes. Also, subsequent to the Acquisition, the Company will pay a $2 million per year management fee to the TC Group, L.L.C., an affiliate of Carlyle.

Proforma Statements of Earnings Information

      The unaudited pro forma statements of earnings presented in the following pages are based on historical financial statements and have been adjusted on a pro forma basis to give effect of the Acquisition as if it had occurred on the first day of both periods presented. The pro forma adjustments give effect to (i) the preliminary allocation of the Acquisition purchase price, (ii) our new capital structure, (iii) the new Carlyle management fee, and (iv) income tax expense based on a C corporation filing status. The pro forma information does not purport to represent what the results of operations would have been had the Acquisition occurred as of the dates indicated, or what results will be in future periods.

      The Acquisition is accounted for under the purchase method of accounting, and accordingly, the results of operations of the acquired companies will be included in the results of United Components, Inc. beginning on the acquisition date. The information included herein has been prepared based on a preliminary allocation of the Acquisition purchase price, which was based on preliminary estimates of the fair value of the assets acquired and liabilities assumed. The purchase price allocations are subject to change until all pertinent information regarding the Acquisition and the assets and liabilities of the Company are obtained and fully evaluated. Additional pertinent information that the Company is in the process of obtaining includes, but is not limited to, (i) updated actuarial valuations for pensions and other retirement obligations, (ii) internal and independent consultant evaluations of environment-related risks, and (iii) independent third party appraisals of property, plant and equipment and intangible assets other than goodwill (“Other Intangible Assets”). Finalization of the allocation of the Acquisition purchase price could result in material changes to the unaudited pro forma information presented herein. The Acquisition purchase price will be finalized within one year after the Acquisition date.

      An essential element of a final allocation of the Acquisition purchase price will be management’s consideration of the third-party appraisals of property, plant and equipment and Other Intangible Assets. Such appraisals will include estimates of fair values and remaining useful lives. Independent valuation specialists are in the early stages of conducting the needed appraisals. The final fair values assigned to property, plant and equipment and Other Intangible Assets could differ materially from the amounts reflected in the unaudited pro forma condensed financial information contained herein.

      The extent to which the fair value of property, plant and equipment and Other Intangible Assets will change when the allocation of the Acquisition purchase price is finalized is uncertain. To put into perspective the impact of changes, we provide the following information. The preliminary allocation of the Acquisition purchase price includes $50 million allocated to Other Intangible Assets that will be amortized. The preliminary estimate of the weighted average remaining useful life of these Other Intangible Assets is 15 years. If the final amount allocated to Other Intangible Assets were to increase by $30 million and the weighted average lives remain unchanged, after-tax amortization expense would increase by $1.9 million. If the weighted average remaining useful life were to decrease by five years and the $50 million fair value remained unchanged, after-tax amortization expense would increase by $1.6 million. If the final amount allocated to property, plant and equipment increases by $20 million and the weighted average remaining useful lives remain unchanged, after-tax depreciation expense would increase by $1.7 million. If the weighted average remaining useful life were one year less and the fair value remained unchanged, after-tax depreciation expense would increase by $1.7 million. In all cases, any such changes will not affect the cash flow of the Company. Changes to amounts allocated to property, plant and equipment and Other Intangible Assets will result in offsetting changes to goodwill.

      The pro forma condensed financial data should be read in conjunction with our financial statements and the notes thereto included elsewhere in this prospectus and the information contained under the captions “Summary — Summary Historical and Pro forma Financial Data,” “The Acquisition,” “Use of Proceeds,” “Capitalization,” “Selected Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNITED COMPONENTS, INC.

PRO FORMA COMBINED STATEMENT OF EARNINGS

For the Year Ended December 31, 2002

	Predecessor
	Company
	Combined	Pro Forma		Pro Forma
	(a)	Adjustments		Combined

	(unaudited)

	(in thousands)
Net sales	$928,551	$—		$928,551
Cost of sales	707,706	38,920	(b)	746,626

Gross profit	220,845	(38,920)		181,925

Operating expenses
Selling and warehousing	76,584	—		76,584
General and administrative	39,278	—		39,278
Amortization of other intangibles	720	5,000	(c)	5,720

Operating income	104,263	(43,920)		60,343

Other income (expense)
Interest income, net	5,173	(5,173	)(d)	-0-
Interest expense	(927)	(48,116	)(e)	(49,043)
Miscellaneous, net	(387)	0		(387)
Management fee expense	(79)	(1,921	)(f)	(2,000)

Income before income taxes	108,043	(99,130)		8,913
Income taxes	4,435	(1,110	)(g)	3,325

Net income	$103,608	$(98,020)		$5,588

Notes to Unaudited Pro Forma Combined Statement of Earnings

Year Ended December 31, 2002

(a)	The statement of earnings shown in the column captioned “Predecessor Company Combined” are the combined results of the vehicle parts business purchased from UIS, Inc. and UIS Industries, Inc. on June 20, 2003.

(b)	Represents increased depreciation expense resulting from the increase in the carrying value of property, plant and equipment to preliminary estimated fair market value. Also represents higher cost associated with the sale of inventory that was revalued to fair value as part of the allocation of the Acquisition purchase price.

Cost of sales
Increased depreciation expense	$10,920
Revalued inventory in cost of sales	28,000

$38,920

(c)	Represents amortization of Other Intangible Assets that were previously carried at a $0.5 million value in the Company’s financial statements prior to the Acquisition.

Amortization of Other Intangible Assets	$5,000

(d)	Represents elimination of historical interest income to reflect the settlement of cash balances and amounts due from UIS Industries, Inc. pursuant to the purchase agreement:

Interest income:
Interest income charged by us on balances due from UIS Industries, Inc.	$(4,213)
Interest income on amounts earned on cash balances	(960)

$(5,173)

(e)	Represents interest expense adjustments to reflect our new debt structure:

Interest expense:
Elimination of historical interest expense	$927
Estimated interest expense on our notes and new senior credit facilities	(43,812)
Recognize amortization of deferred financing costs relating to our notes and senior credit facilities	(2,681)
Recognize the write-off of Acquisition related bridge loan fees	(2,550)

$(48,116)

Interest on our new senior credit facilities is variable. The above interest expense is based on the interest rates in effect at June 30, 2003. Each 0.25% change in the variable interest rate would have had the impact of increasing or decreasing pro forma interest expense by $0.9 million for the year ended December 31, 2002.

(f)	Represents the reversal of the management fee historically charged by UIS to us and recognition of the management fee payable to TC Group, L.L.C., an affiliate of Carlyle:

Management fee:
Elimination of management fee charged by UIS Industries, Inc. to us	$79
Recognition of management fee charged by TC Group, L.L.C.	(2,000)

$(1,921)

(g)	Represents the adjustment to income taxes to reflect conversion from S corporation to C corporation status:

Income taxes:
Adjustment of effective tax rate for conversion from S corporation to C corporation status. The estimated effective rate is 37.3%	$(1,110)

UNITED COMPONENTS, INC.

PRO FORMA STATEMENT OF EARNINGS

For the Six Months Ended June 30, 2003

		Predecessor
		Company
	UCI	Combined
	Consolidated	(a)
	June 21, 2003	January 1, 2003
	through	through	Pro Forma		Pro Forma
	June 30, 2003	June 20, 2003	Adjustments		Combined

	(unaudited)
	(in thousands)
Net sales	$26,179	$455,617	$—		$481,796
Cost of sales	23,402	374,501	29,987	(b)	427,890

Gross profit	2,777	81,116	(29,987)		53,906

Operating expenses
Selling and warehousing	2,213	37,736	—		39,949
General and administrative	1,440	21,637	—		23,077
Amortization of goodwill and other intangibles	164	60	2,370	(c)	2,594

Operating income (loss)	(1,040)	21,683	(32,357)		(11,714)

Other income (expense)
Interest income, net	—	1,712	(1,712	)(d)	—
Interest expense	(3,860)	(245)	(21,814	)(e)	(25,919)
Miscellaneous, net	111	(408)	—		(297)
Management fee expense	(55)	(18)	(927	)(f)	(1,000)

Income (loss) before income taxes	(4,844)	22,724	(56,810)		(38,930)
Income taxes benefit	(1,841)	942	(13,739	)(g)	(14,638)

Net income (loss)	$(3,003)	$21,782	$(43,071)		$(24,292)

Notes to Unaudited Pro Forma Combined Statement of Earnings

For the Six Months Ended June 30, 2003

(a)	The statement of earnings shown in the column captioned “Predecessor Company Combined” are the combined results of the vehicle parts business purchased from UIS, Inc. and UIS Industries, Inc. on June 20, 2003.

(b)	Represents increased depreciation expense resulting from the increase in the carrying value of property, plant and equipment to preliminary estimated fair market value. Also represents higher cost associated with the sale of inventory that was revalued to fair value as part of the allocation of the Acquisition purchase price.

Cost of sales
Increased depreciation expense	$5,116
Revalued inventory in cost of sales	24,871

$29,987

(c)	Represents amortization of Other Intangible Assets that were previously carried at a $0.5 million value in the Company’s financial statements prior to the Acquisition.

Amortization of Other Intangible Assets other than goodwill	$2,370

(d)	Represents elimination of historical interest income to reflect the settlement of cash balances and amounts due from UIS Industries, Inc. pursuant to the purchase agreement:

Interest income:
Interest income charged by us on balances due from UIS Industries, Inc.	$(1,444)
Interest income on amounts earned on cash balances	(268)

$(1,712)

(e)	Represents interest expense adjustments to reflect our new debt structure:

Interest expense:
Elimination of historical interest expense	$245
Estimated interest expense on our notes and new senior credit facilities	(20,803)
Recognition of amortization of deferred financing costs relating to our notes and senior credit facilities	(1,256)

$(21,814)

Interest on our new senior credit facilities is variable. The above interest expense is based on the interest rates in effect at June 30, 2003. Each 0.25% change in the variable interest rate would have had the impact of increasing or decreasing pro forma interest expense by $0.4 million for the six months ended June 30, 2003.

(f)	Represents the reversal of the management fee historically charged by UIS to us and recognition of the management fee payable to TC Group, L.L.C., an affiliate of Carlyle:

Management fee:
Elimination of management fee charged by UIS Industries, Inc. to us	$18
Recognition of management fee charged by TC Group, L.L.C.	(945)

$(927)

(g)	Represents the adjustment to income taxes to reflect conversion from S corporation to C corporation tax status:

Income taxes:
Adjustment of effective tax rate for conversion from S corporation to C corporation status. The estimated effective rate is 37.6%	$(13,739)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

      The following discussion of our financial condition and results of operations should be read together with “Selected Historical Financial Data,” “Unaudited Pro Forma Statements of Earnings Information” and the financial statements and the related notes included elsewhere in this prospectus.

General

      We are among North America’s largest and most diversified companies servicing the vehicle replacement parts market, or the aftermarket. We supply a broad range of filtration products, fuel and cooling systems, engine management systems, driveline components and lighting systems to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. We estimate that over 78% of our net sales in 2002 were made in the aftermarket, to a customer base that includes some of the largest and fastest growing companies servicing the aftermarket. We believe we have leading market positions in our primary business lines, including fuel and cooling systems, filtration products and engine management systems. However, it is also important to note that a large percentage of our revenues are derived from our business with AutoZone and our failure to maintain a healthy relationship with AutoZone would result in a significant decrease in our net sales. We continue to expand our product and service offerings to meet the needs of our customers, and we believe that we offer one of the most comprehensive lines of products in the vehicle replacement parts market consisting of approximately 60,000 part numbers. We believe our breadth of product offering is a key competitive advantage and, when combined with our extensive manufacturing and distribution capabilities, product innovation and reputation for quality and service, makes us a leader in our industry. We have established a network of manufacturing facilities, distribution centers and offices located in the United States, Europe, Mexico and China, with a global work force of more than 6,700 employees as of June 30, 2003.

      Prior to the Acquisition, we generally operated as six businesses comprising the vehicle parts business of UIS. As such we utilized the set of internal controls and procedures established by UIS. We no longer have access to these controls and procedures. In connection with the Acquisition, management is in the process of significantly enhancing our accounting and financial reporting capabilities as a stand-alone entity. This includes our recent establishment of an audit committee, the establishment of an internal audit function and the design and implementation of internal control policies and procedures consistent with the requirements of the U.S. Sarbanes-Oxley Act of 2002 and other regulatory guidelines. This will also include the addition of staff and systems that are necessary to allow for annual and quarterly external financial reporting that will be required by the terms of the indenture. Our audit committee, Chief Executive Officer and Chief Financial Officer have responsibility for oversight of the operation of our internal control policies and procedures and for ensuring that our financial results are fairly and fully reported and disclosed.

Financial Statement Presentation

      The following paragraphs provide a brief description of certain items that appear in our combined financial statements and general factors that impact these items.

      Net Sales. Net sales represents gross sales less deductions taken for sales returns and allowances, incentive rebate programs, cooperative advertising payments and discounts. Product sales are recorded when title is transferred, which occurs upon shipment.

      As discussed above, we manufacture and distribute principally replacement products to the aftermarket. As a result, we believe that our net sales are primarily driven by the number of vehicles on the road, the average number of miles driven per year, the average age of the vehicle, the mix of light trucks to passenger cars on the road and the relative strength of our sales channels. Historically, our sales have not been materially adversely affected by market cyclicality, as we believe that our aftermarket sales are less dependent on economic conditions than our sales to OEMs due to the non-discretionary nature of vehicle maintenance and repair.

      Cost of Sales. Cost of sales includes all costs of manufacturing required to bring a product to a ready for sale condition. Such costs include direct and indirect materials (net of vendor consideration), direct and indirect labor costs, including fringe benefits, supplies, utilities, depreciation, insurance, pension and post-retirement benefits, information technology costs and other costs. The two largest components of our cost of sales are steel and labor.

      Selling and Warehousing Expenses. Selling and warehousing expenses primarily include sales and marketing, warehousing and distribution costs. Our major cost elements include salary and wages, pension and fringe benefits, freight, depreciation, advertising and information technology costs.

      General and Administrative Expenses. General and administrative expenses primarily include executive, accounting and legal personnel salaries and fringe benefits, professional fees, pension benefits, insurance, provision for doubtful accounts and rent.

Critical Accounting Policies

      The methods, estimates and judgments we use in applying our most critical accounting policies have a significant impact on the results we report in our combined financial statements. We evaluate our estimates and judgments on an on-going basis. We base our estimates on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what we anticipate and different assumptions or estimates about the future could change our reported results.

      We believe the following accounting policies are the most critical to us in that they are important to our financial statements, and they require our most difficult, subjective or complex judgments in the preparation of the financial statements.

      Accounts receivable. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are based on a combination of our analyses of our history of write-offs and aging analysis. In addition, we base our analysis on whether additional allowances would be required, if the financial condition of a particular customer were to deteriorate.

      Inventory. We record inventory, which includes raw materials, work-in-process and finished goods, at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method, while the estimated market value is based on assumptions for future demand and related pricing. If actual market conditions are less favorable than those projected by management, reductions in the value of inventory may be required.

      Revenue recognition. We record sales upon transfer of title of product, which occurs upon shipment to the customer. Because we enter into sales rebate programs with some of our customers, which require us to make rebate payments to them from time to time, we estimate amounts due under these sales rebate programs at the time of shipment. Net sales relating to any particular shipment are based upon the amount invoiced for the shipped goods less estimated future rebate payments. These estimates are based upon our historical experience. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

      Additionally, we may enter into formal and informal agreements with our customers. These agreements may include provisions for items such as sales discounts, marketing allowances and performance incentives. The discounts, allowances and incentives are expensed as a reduction to sales, based on certain estimated criteria such as sales volume and marketing spending. We routinely review these criteria and make adjustments as facts and circumstances change. Historically we have not found material differences between our estimates and actual results.

      Impairment of intangible assets and tangible fixed assets. Our intangible assets and tangible fixed assets are held at historical cost, net of depreciation and amortization, less any provision for impairment. We periodically evaluate the realizability of our intangible or tangible fixed assets. We also perform a review of these assets if an indicator of impairment, such as an operating loss or cash outflow from operating activities or a significant adverse change in the business or market place, exists. Estimates of future cash flows used to test the asset for impairment are based on current operating projections extended to the useful life of the asset group and are, by their nature, subjective.

      We adopted SFAS 142 during the year ended December 31, 2002 and now follow its requirements in assessing whether goodwill is impaired. In accordance with SFAS 142, we ceased to amortize goodwill on January 1, 2002. In lieu of amortization, in 2002 we performed an initial impairment review of our goodwill. No impairments of goodwill resulted from these reviews in the year ended December 31, 2002. If we determine through the impairment review process that goodwill has been impaired, we will record the impairment as a charge against income. Estimates of future discounted cash flows used to test the intangible assets for impairment are based on current operating projections, which are by their nature subjective.

      Retirement benefits. Pension and post-retirement health obligations are actuarially determined and are affected by assumptions including discount rate and assumed annual rate of compensation increase for plan employees. Changes in discount rate and differences from actual results for each assumption as well as the actual return on plan assets compared to the expected rate of return on plan assets will affect the amount of pension expense we recognize in future periods. A one percent increase or decrease in the assumed healthcare cost trends would result in an increase of $58,000 or a decrease of $48,000 in annual post-retirement health costs, respectively.

      Insurance Reserves. Prior to the Acquisition, the Company had insurance under UIS’s master policies for group, worker’s compensation, automobile, product and general liability. These policies were subject to retrospective rating adjustments, for which we are responsible. These adjustments are predicated upon paid losses, reserves and expenses. The projections involved in this estimate were subject to substantial uncertainty because of several unpredictable factors, including actual claims experience, regulatory changes, litigation trends and changes in inflation.

      As of the June 20, 2003 Acquisition, the Company is no longer covered by the UIS master insurance policies. As of that date, the Company has purchased insurance, which does not include retrospective rating adjustments but does include high deductibles for which the Company is responsible. Consequently, the Company is subject to the same substantial uncertainties as those described in the preceding paragraph. Estimated losses for which the Company is responsible are recorded in accrued expenses in the June 30, 2003 balance sheet.

      Income Taxes. We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We do not provide taxes on undistributed earnings of foreign subsidiaries that are considered to be permanently reinvested. If undistributed earnings were remitted, foreign tax credits would substantially offset any resulting U.S. tax liability.

      Environmental Expenditures. Our aggregate expenditures for compliance with laws and regulations related to the protection of the environment were approximately $0.8 million in 2002, compared to approximately $0.7 million in 2001 and approximately $1.0 million in 2000. We estimate that total environmental expenditures (both capital and operating) in 2003 will be approximately $1.2 million. A majority of our environmental expenditures relate to the proper disposal of environmentally sensitive waste. Management does not expect capital spending on environmental matters to increase materially over the near term; however, changes in environmental regulations or the outcome of litigation could result in additional requirements that could necessitate increased spending.

Results of Operations for the Years Ended December 31, 2000, 2001 and 2002

      The following table sets forth items derived from the Predecessor Company combined statements of earnings for the years ended December 31, 2000, 2001 and 2002, presented as a percentage of net sales:

	Year Ended December 31,

	2000	2001	2002

Net sales	100.0%	100.0%	100.0%
Cost of sales	77.7	78.0	76.2

Gross profit	22.3	22.0	23.8
Operating expenses:
Selling and warehousing	8.6	8.4	8.2
General and administrative	4.9	4.5	4.2
Amortization of goodwill and other intangibles	0.1	0.1	0.1

Total operating expenses	13.6	13.0	12.5

Operating income	8.7	9.0	11.3

Other income (expense)	(0.2)	0.1	(0.2)
Interest income (expense), net	0.6	0.6	0.5

Income before income taxes	9.1	9.7	11.6
Income taxes	0.5	0.4	0.5

Net income	8.6%	9.3%	11.1%

Pro forma net income, adjusted only for change in tax filing status(1)	5.6%	5.9%	7.3%

(1)	Prior to the Acquisition, the subsidiaries of UIS that we acquired operated as S corporations for Federal and state income tax purposes. The historical combined financial statements do not include a provision for Federal and certain state income taxes for such periods. A provision for state income taxes has been made for those states not recognizing S corporation status. Pro forma net income has been computed as if we had been fully subject to Federal and state income taxes based on the tax laws in effect during the respective periods. See Notes A and O to the financial statements.

Year Ended December 31, 2002 Compared with Year Ended December 31, 2001

      Net sales. Net sales increased $67.0 million, or 7.8%, from $861.6 million in 2001 to $928.6 million in 2002. The increase was driven primarily by continued growth in the aftermarket, which grew at an estimated 4.4% in 2002. This growth allowed many of our customers, especially in the retail channel, to increase same and new store sales and grow market share. Approximately $36.6 million of our fiscal 2002 sales resulted from increased sales to our existing retail customer base. The remainder of the increase in 2002, or $30.6 million, was divided between increased sales to our OES, OEM, traditional and heavy-duty customers.

      Cost of sales. Cost of goods sold increased $35.3 million, or 5.2%, from $672.4 million in 2001 to $707.7 million in 2002. Gross margin increased from 22.0% for 2001 to 23.8% for 2002. The increase in the gross margin percentage was primarily due to the increased net sales cited above of $17.4 million, the effect of increased sales of higher margin products of $7.3 million and continued cost reduction initiatives at several of our facilities of $8.2 million.

      Selling and warehousing expenses. Selling and warehousing expenses increased by $4.1 million, or 5.7%, from $72.5 million in 2001 to $76.6 million during 2002. This increase was directly attributable to increased variable expenses associated with an increase in net sales. As a percentage of net sales, these expenses decreased from 8.4% in 2001 to 8.2% in 2002 as a result of continued cost improvements.

      General and administrative expenses. General and administrative expenses increased $0.6 million, or 1.6%, from $38.7 million in 2001 to $39.3 million in 2002. As of percentage of net sales, general and administrative expenses decreased from 4.5% during 2001 to 4.2% during 2002, driven by continued cost improvements.

      Interest income, net. Net interest income decreased $1.0 million from $5.3 million or 18.9% in 2001 to $4.3 million in 2002. As a percentage of net sales, net interest income decreased from 0.6% in 2001 to 0.5% in 2002. The decrease was the result of a lower rate of return earned on amounts advanced to UIS, as well as a lower amount owing from UIS on which interest income was earned.

      Income taxes. Income taxes increased $1.1 million, or 33.3%, from $3.3 million in 2001 to $4.4 million in 2002. Taxes were based upon the most recent effective tax rates available and applicable to S corporations.

      Net income. Net income increased by $23.8 million, or 29.8% from $79.8 million in 2001 to $103.6 million in 2002. As a percentage of net sales, net income increased from 9.3% to 11.1%. The improvement in net income was due to the factors described above.

Year Ended December 31, 2001 Compared with Year Ended December 31, 2000

      Net sales. Net sales decreased $16.4 million, or 1.9%, from $878.0 million in 2000 to $861.6 million in 2001. The decrease in net sales was primarily attributable to the loss of a cooling systems contract, which was partially offset by increased sales of approximately $28.6 million to existing customers in each of our aftermarket channels (retail, traditional and OES). In 2001, the aftermarket (excluding tires) grew by approximately 5.3% to $158 billion in total sales.

      Cost of sales. Cost of sales decreased $9.5 million, or 1.4%, from $681.9 million in 2000 to $672.4 million in 2001. Gross margin decreased from 22.3% for 2000 to 22.0% for 2001. The decrease in the gross margin percentage was primarily due to the decrease in net sales cited above and start-up expenses in our Saltillo, Mexico facility, offset by continued cost reduction efforts.

      Selling and warehousing expenses. Selling and warehousing expenses decreased by $3.4 million, or 4.5%, from $75.9 million in 2000 to $72.5 million in 2001. As a percentage of net sales, these expenses decreased from 8.6% in 2000 to 8.4% in 2001. The decrease was primarily attributable to the sale of certain foreign subsidiaries and headcount reductions as a result of cost saving initiatives.

      General and administrative expenses. General and administrative expenses decreased $4.7 million, or 10.8%, from $43.4 million in 2000 to $38.7 million in 2001. As a percentage of net sales, general and administrative expenses decreased from 4.9% in 2000 to 4.5% in 2001. The decrease was attributable to the sale of certain foreign subsidiaries and headcount reductions as a result of cost saving initiatives, offset partially by an increase in medical insurance costs.

      Interest income, net. Net interest income increased by $0.4 million, or 8.2%, from $4.9 million in 2000 to $5.3 million in 2001. As a percentage of net sales, net interest income remained constant at 0.6% in 2001. The absolute increase was attributable to an increase in interest earned from UIS due to an increase in the net amount due from UIS.

      Income taxes. Income taxes decreased $1.3 million, or 28.3%, from $4.6 million in 2000 to $3.3 million in 2001. Taxes were based upon the most recent effective tax rates available and applicable to S corporations.

      Net income. Net income increased by $4.0 million, or 5.3%, from $75.8 million in 2000 to $79.8 million in 2001. As a percentage of net sales, net income increased from 8.6% in 2000 to 9.3% in 2001, due to the factors described above.

Results of Operations for the Three Months and Six Months Ended June 30, 2003 and 2002

      The following table was derived from the United Components, Inc. consolidated and the Predecessor Company combined statements of earnings for the three month and six month periods ended June 30, 2003 and 2002. The amounts are presented as a percentage of sales.

			Six Months
	Quarter Ended		Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of Sales	87.1	75.2	82.6	76.1

Gross profit	12.9	24.8	17.4	23.9

Operating expenses
Selling and warehousing	8.2	8.4	8.3	8.5
General and administrative	5.4	4.2	4.8	4.1
Amortization of other intangibles	0.1	0.0	0.0	0.1

Total operating expenses	13.7	12.6	13.1	12.7

Operating income (loss)	(0.8)	12.2	4.3	11.2

Other income (expense)	(0.1)	(0.1)	(0.1)	(0.1)
Interest, net	(1.3)	0.5	(0.5)	0.4

Income (loss) before income taxes	(2.2)	12.6	3.7	11.5
Income taxes (benefit)	(0.8)	0.4	(0.2)	0.6

Net income (loss)	(1.4)%	12.2%	3.9%	10.9%

Three Months Ended June 30, 2003 Compared with Three Months Ended June 30, 2002

      Net Sales. Net sales of $243.9 million decreased 0.1% from the second quarter of 2002. Minor decreases in traditional market were offset by increased sales to the retail channel.

      Cost of sales. Cost of sales increased $28.9 million, or 15.7%, from $183.6 million in the 2002 quarter to $212.5 million in the 2003 quarter. Gross margin decreased from 24.8% in the 2002 quarter to 12.9% in the 2003 quarter. The decline in gross profit percentage is primarily attributable to one-time cost adjustments amounting to $19.8 million and the adverse effect of $2.9 million of non-cash Acquisition-related charges included in the 2003 quarter and not in the 2002 quarter. Gross profit during this period was also adversely affected by higher pension and medical costs, offset partially by favorable sales mix.

      The aforementioned $19.8 million of one-time cost adjustments includes: provisions for a patent dispute settlement, product line relocations, and costs relating to the upgrade of the Albion, Illinois manufacturing facility — ($2.9 million); inventory valuation adjustments — ($12.3 million); and provisions for environmental issues — ($4.6 million).

      The aforementioned $2.9 million of non-cash Acquisition-related charges in 2003 includes $2.6 million of higher costs due to the sale of inventory that was written-up as part of the preliminary allocation of the Acquisition purchase price and $0.3 million of higher depreciation resulting from the step-up of property, plant and equipment. The higher depreciation cost will continue in the long-term. The higher cost due to sale of the written-up inventory will stop adversely effecting our results after all of the inventory on hand at the June 20, 2003 acquisition date is charged to cost of sales. The total preliminary write-up of the June 20 inventory was $28 million. Most of this inventory is expected to be sold within six months of the Acquisition date. Consequently, most of the $28 million write-up will be charged to our results from operations, thereby adversely impacting our results through the fourth quarter of 2003.

      Excluding these aforementioned one-time items of $19.8 million and the non-recurring Acquisition-related $2.6 million inventory charge, gross profit for the 2003 quarter would have been $53.8 million, or 22.1% of sales, compared to $60.5 million, or 24.8% of sales, in the 2002 quarter.

      Selling and warehousing expenses. Selling and warehousing expenses decreased $0.4 million, or 2.0% from $20.5 million in the 2002 quarter to $20.1 million in the 2003 quarter. In the 2003 quarter, this cost was 8.2% of sales compared to 8.4% in the 2002 quarter.

      General and administrative expenses. General and administrative expense increased by $3.0 million, or 29.4%, from $10.2 million in the 2002 quarter to $13.2 million in the 2003 quarter. The increase is primarily due to a $1.6 million increase in our allowance for doubtful trade receivables and non-recurring costs incurred in connection with the transition to a stand-alone company after the Acquisition.

      Interest, net. Net interest changed from $1.0 million of net interest income in the 2002 quarter to $3.2 million of net interest expense in the 2003 quarter. The $4.2 million adverse shift includes a $2.6 million one-time cost of a bridge loan commitment fee incurred in connection with the Acquisition, $1.3 million of interest expense on Acquisition-related debt, and $0.3 million of lower interest income on loans to the Predecessor Company’s previous owner.

      Income taxes. The change in income taxes is driven by changes in pre-tax income plus the use of a 37.6% rate for the 10-day period after the Acquisition in 2003. The higher rate in the 10-day period is the result of the Company’s transition from S corporation filing status before the Acquisition to a C corporation filing status after the Acquisition.

      Net loss. Due to the factors described above, we went from $29.7 million of net income to a ($3.5) million net loss in the 2003 quarter.

Six Months Ended June 30, 2003 Compared with Six Months Ended June 30, 2002

      Net sales. Net sales increased $10.9 million, or 2.3%, from $470.9 million in 2002 to $481.8 million in 2003. The sales increase was volume driven with approximately $8 million of the increase coming from sales to the retail channel and the balance of the increase spread between the installer and heavy-duty channels.

      Cost of sales. Cost of sales increased $39.8 million, or 11.1%, from $358.1 million in the 2002 six-month period to $397.9 million the 2003 six-month period. Gross margin decreased from 23.9% in the 2002 six-month period to 17.4% in the 2003 six-month period. The decline in gross profit percentage is primarily attributable to one-time cost adjustments amounting to $21.3 million and the adverse effect of $2.9 million of non-cash Acquisition-related charges in 2003 and not in the 2002 six-month period. Gross profit during this six-month period was also adversely affected by higher pension and medical costs, offset partially by favorable sales mix.

      The aforementioned $21.3 million of one-time cost adjustments includes: provisions for a patent dispute settlement, product line relocations, and costs relating to the upgrade of the Albion, Illinois manufacturing facility; costs associated with the consolidation of our European filtration manufacturing operations, write-off of inventory for three product lines that are no longer being sold — ($4.1 million); inventory valuation adjustments — ($12.6 million); and provisions for environmental issues — ($4.6 million).

      The aforementioned $2.9 million of non-cash Acquisition related charges in 2003 includes $2.6 million of higher costs due to the sales of inventory that was written-up as part of the preliminary allocation of the Acquisition purchase price and $0.3 million of higher depreciation resulting from the step-up of property, plant and equipment. The higher depreciation cost will continue in the long-term. The higher cost due to sale of the written-up inventory will stop adversely affecting our results after all of the inventory on hand at the June 20 acquisition date is charged to cost of sales. The total preliminary write-up of the June 20 inventory was $28 million. Most of this inventory is expected to be sold within six months of the Acquisition date. Consequently, most of the $28 million write-up will be charged to our results from operations, thereby adversely impacting our results through the fourth quarter of 2003.

      Excluding these aforementioned one-time items of $21.3 million and the non-recurring Acquisition-related $2.6 million inventory charge, gross profit for the 2003 quarter would have been $107.8 million, or 22.4% of sales, compared to $112.8 million, or 23.9% of sales, in the 2002 quarter.

      Selling and warehousing expenses. Selling and warehousing expenses of $39.9 million for the 2003 six-month period are $0.1 million lower than the 2002 six-month period. In the 2003 six-month period, this cost is 8.3% of sales compared to 8.5% in the 2002 six-month period.

      General and administrative expenses. General and administrative expense increased by $3.6 million, or 18.5%, from $19.5 million in the 2002 six-month period to $23.1 million in the 2003 six-month period. This increase is primarily due to $1.6 million increase in our allowance for doubtful trade receivable, higher employee incentive costs and non-recurring costs incurred in connection with the transition to a stand-alone company after the Acquisition.

      Interest, net. Net interest changed from $2.0 million of net interest income in the 2002 quarter to $2.4 million of net interest expense in the 2003 quarter. The $4.4 million adverse shift includes a $2.6 million one-time cost of a bridge loan commitment fee incurred in connection with the Acquisition; $1.3 million of interest expense on Acquisition-related debt; and $0.6 million lower interest income on loans to the Predecessor Company’s previous owner.

      Income taxes. The change in income taxes is driven by changes in pre tax income plus the use of a 37.6% rate for the 10-day period after the Acquisition in 2003. The higher rate in the 10-day period is the result of the Company’s transition from S corporation filing status before the Acquisition to a C corporation filing status after the Acquisition

      Net loss. Due to the factors described above, net income declined $32.5 million from $51.3 million in the 2002 six-month period to $18.8 million in 2003.

Liquidity and Capital Resources

      Our primary source of liquidity is cash flow from operations and borrowings under our new $75.0 million revolving credit facility. We expect that ongoing requirements for debt service and capital expenditures will be funded from these sources.

      We incurred substantial indebtedness in connection with the Acquisition. At June 30, 2003, we had $580.8 million of debt outstanding. Our annual interest expense, including amortization of deferred financing costs, is approximately $46.5 million at June 30, 2003 borrowing rates. An increase in the interest rate of 0.25% in our variable interest rate would have increased our annual interest cost by $0.9 million. Our significant debt service obligations could, under certain circumstances, have material consequences for you. See “Risk Factors — Risks Related to the Offering.”

      Concurrently with the Acquisition, we issued the old notes and we entered into senior credit facilities. Our senior credit facilities provide for term loans in a principal amount of $350.0 million. The revolving credit facility provides for revolving loans in an aggregate amount of up to $75.0 million. In connection with the Acquisition, we borrowed the full amount available under the term loan facilities, and $5.0 million under the revolving credit facility. The borrowings under the revolving credit facility are available to fund our working capital requirements, capital expenditures and other general corporate purposes. See “Description of Senior Credit Facilities” and “Description of the Exchange Notes.”

      Beginning on the last day of the fourth quarter of 2003 and continuing quarterly through the term of the senior credit facilities, we are required to maintain a minimum consolidated interest coverage ratio, the components of which are not calculated the same as the Ratio of EBITDA to interest expense presented elsewhere in this prospectus. The ratio under our senior credit facilities is calculated by dividing “Consolidated EBITDA” by “Consolidated Interest Expense,” as both of those terms are defined in our senior credit facilities. Consolidated EBITDA, as defined, is earnings before interest, taxes, depreciation, and amortization and excluding (i) extraordinary, unusual or one-time gains or losses, (ii) non-cash gains or losses and (iii) management fees. Consolidated Interest Expense, as defined, is interest expense, excluding amortization of deferred financing costs and debt issuance costs. From the fourth quarter of 2003 through the fourth quarter of 2004, the minimum required ratio is 2.25 to 1. The ratio requirement increases periodically thereafter to a maximum of 3.00 to 1 in the second quarter of 2007. We believe that it is likely that we will be able to maintain these required ratios for the foreseeable future.

      The “Ratio of EBITDA to interest expense” on a pro forma basis for the six months ended June 30, 2003, which is presented in “Summary Historical and Pro Forma Financial Information,” is 0.3 to 1. After adjusting the amounts used to arrive at this ratio for the items that are to be excluded per the definitions of Consolidated EBITDA and Consolidated Interest Expense as defined in our senior credit facilities, the pro forma consolidated interest coverage ratio for the six months ended June 30, 2003 is 2.45 to 1. The amounts excluded in calculating the consolidated interest coverage ratio under our senior credit facilities, in accordance with the aforementioned definitions, are (i) $21.3 million of one-time charges (described in the “Cost of sales” section of the 2003 versus 2002 six-month results of operations comparison, which is presented above), (ii) a $27.5 million non-cash Acquisition-related charge due to the unusually high cost of the sale of inventory that was written up as part of the preliminary allocation of the Acquisition purchase price (described in the “Cost of Sales” section of the 2003 versus 2002 six-month results of operations comparison; however, the amount differs from the $2.6 million described above in “Cost of Sales” by the $24.9 million pro forma adjustment set forth in Note (b) to the “Unaudited Pro Forma Combined Statement of Earnings for the Six Months Ended June 30, 2003”), (iii) $1.9 million of non-cash charges, (iv) $1.0 million of management fees, and (v) $1.3 million of amortization of deferred financing fees and debt issuance costs included in interest expense. The pro forma ratio for the six months ended June 30, 2003 was adversely affected by a $2.6 million one-time cost of a bridge loan commitment fee included in interest expense. Excluding this $2.6 million one-time fee which will not again be incurred after this year, the pro forma interest coverage ratio improves to 2.74 to 1.

      Our ability to make scheduled payments of principal of, or to pay interest on, or to refinance, our indebtedness, including the notes, or to fund planned capital expenditures will depend on our ability to generate cash in the future. Such cash generation is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

      Based on our current level of operations, we believe that cash flow from operations and available cash, together with available borrowings under our senior credit facilities, will be adequate to meet our future liquidity needs for the next two years. We may, however, need to refinance all or a portion of the principal amount of the notes and/or senior credit facility borrowing, on or prior to maturity to meet our liquidity needs in later years. If we determine that refinancing is necessary, and we are unable to secure such financing on terms acceptable to us, then we may have insufficient liquidity to carry on our operations and meet our obligations at such time.

      We cannot assure you that our business will generate sufficient cash flow from operations, that any revenue growth or operating improvements will be realized, or that future borrowings will be available under our senior credit facilities in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. In addition, we cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facilities and the notes, on commercially reasonable terms or at all. See “Risk Factors — Risks Related to the Offering.”

Net cash provided by operating activities

      Net cash provided by our operating activities in 2000, 2001 and 2002 was $93.2 million, $124.7 million and $93.7 million, respectively. Net cash provided by operating activities for the six-month periods ended June 30, 2002 and 2003 were $31.9 million and $30.9 million, respectively. The $1.0 million decrease in net cash provided by operating activities in the six-month period ended June 30, 2003 as compared to the six months ended June 30, 2002 was attributable to lower net income offset by reductions in working capital. The $31.0 million decrease in net cash provided by operating activities in 2002 as compared to 2001 was primarily attributable to an increase in inventory levels and accounts receivables. The increase in net cash provided by operating activities in 2001 as compared to 2000 was attributable primarily to a decrease in inventory levels.

Net cash used in investing activities

      Historically, net cash used in investing activities has been for capital expenditures, offset by proceeds from the disposition of property, plant and equipment. Capital expenditures in 2002 were $45.7 million as compared with $24.2 million for 2001 and $31.2 million for 2000. The increase in capital expenditures in 2002 was primarily attributable to the implementation of the first phase of our capital investment plan. Capital expenditures for the six-month periods ended June 30, 2002 and 2003 were $21.4 million and $17.2 million, respectively. We expect to make capital expenditures of approximately $40.0 million in 2003. Approximately $15.0 million of these expected capital expenditures will be primarily related to our capital investment plan. For additional information regarding this plan, see the caption entitled “Business — Products — Filtration Products” located elsewhere in this prospectus.

Impact of the Acquisition and Related Financing Transactions

      As a result of the Acquisition, our assets and liabilities were adjusted to their preliminary estimated fair value as of the closing of the Acquisition. Purchase price allocations are subject to adjustment until all pertinent information regarding the Acquisition is obtained and fully evaluated. We also increased our aggregate borrowing under the new financing arrangements that we entered into in connection with the Acquisition. Accordingly, our interest expense is higher than it was prior to the Acquisition. See “Unaudited Pro forma Statements of Earnings Information” for more information regarding the preliminary status of the allocation of the Acquisition purchase price and the impact of the Acquisition and the financing thereof. The excess of the total purchase price over the value of our net assets at closing of the Acquisition was allocated to goodwill and other intangible assets, and these long-lived assets are subject to annual impairment review.

Contractual Obligations

      The following table is a summary of contractual cash obligations (excluding interest) at June 30, 2003:

	Payments Due by Period

	Less Than	One-Three	Four-Five	Over Five
Contractual Obligations	1 Year	Years	Years	Years	Total

	(in thousands)
Short-term debt	$6,521	$—	$—	$—	$6,521
Long-term debt	3,500	12,250	28,500	535,750	580,000
Operating leases	3,750	6,227	5,051	6,689	21,717
Capitalized leases	130	441	—	—	571
Employment agreements	625	777	—	—	1,402

Total for period	$14,526	$19,695	$33,551	$542,439	$610,211

Qualitative and Quantitative Information about Market Risk

      Our exposure to market risk consists of foreign currency exchange rate fluctuations and changes in interest rates.

          Foreign Currency Exposure

      Currency translation. As a result of international operating activities, we are exposed to risks associated with changes in foreign exchange rates, principally exchange rates between the U.S. dollar and the Mexican peso, Spanish peseta, Canadian dollar and British pound. The results of operations of our foreign subsidiaries are translated into U.S. dollars at the average exchange rates for each relevant period. This translation has no impact on our cash flow. However, as foreign exchange rates change, there are changes to the U.S. dollar equivalent of sales and expenses denominated in foreign currencies. During the six months ended June 30, 2003, approximately 12.0% of our business was transacted in local currencies of foreign countries. While our international results of operations as measured in dollars are subject to foreign exchange rate fluctuations, we do not consider the related risk to be material to our financial condition or results of operations. If the exchange rate between the foreign currencies and the U.S. dollar were to decrease by 10%, our net income would have been lower by $685,000 in 2002 due to the reduction in reported results from our foreign operations.

      The balance sheets of foreign subsidiaries are translated into U.S. dollars at the closing exchange rates as of the relevant balance sheet date. Any adjustments resulting from the translation are recorded as other comprehensive income on our statement of shareholder’s equity. In the past the vehicle parts businesses of UIS have attempted to manage, and in the future we expect to continue to manage, this exposure primarily by balancing monetary assets and liabilities and maintaining cash positions only at levels necessary for operating purposes in those countries.

      Currency transaction exposure. Currency transaction exposure arises where actual sales and purchases are made by a business or company in a currency other than its own functional currency. The majority of our businesses source raw materials and sell their products within their local markets’ currencies and therefore have limited transaction exposure.

      In the future, we expect to continue to monitor our transaction exposure to currency rate changes and enter into currency forward and option contracts to limit the exposure, as appropriate. Gains and losses on contracts are deferred until the transaction being hedged is finalized. As of June 30, 2003, we had no outstanding foreign currency contracts. We do not engage in any speculative activities.

          Interest rate risk

      The $355 million of borrowings under our senior credit facilities bear variable rates of interest. We utilize, and we will continue to utilize, sensitivity analyses to assess the potential effect of our variable rate debt. If variable interest rates were to increase by 0.25% per annum, the net impact would be a decrease of approximately $0.6 million on our net income and cash flow. Under our senior credit facilities, we are required to provide interest rate protection on approximately $118 million of our senior term loan facilities borrowings. In August 2003, we entered into an interest rate swap for $118 million. This swap effectively converts $118 million of variable rate debt to fixed rate debt for the two years ended August 2005. The variable component of the interest rate on borrowings under the senior credit facilities is based on LIBOR. Under the swap we will pay 1.94% and will receive the then current LIBOR on $118 million.

          Treasury Policy

      Our treasury policy seeks to ensure that adequate financial resources are available for the development of our businesses while managing our currency and interest rate risks. Our policy is not to engage in speculative transactions. Our policies in respect of the major areas of our treasury activity are set forth above.

Recent Accounting Pronouncements

      In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.” The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset with subsequent changes in the liability recognized as a result of the passage of time or revisions in the timing or amount of the estimated cash flows. The statement is effective for fiscal years beginning after June 15, 2002. We adopted this standard as of January 1, 2003. The effect was immaterial.

      In November 2002, the Emerging Issues Task Force reached a consensus opinion on EITF 02-16, “Accounting by a Customer (including a reseller) for Certain Consideration Received from a Vendor.” EITF 02-16 requires that cash payments, credits, or equity instruments received as consideration by a customer from a vendor should be presumed to be a reduction of cost of sales when recognized by the customer in the income statement. In certain situations, the presumption could be overcome and the consideration recognized either as revenue or a reduction of a specific cost incurred. The consensus should be applied prospectively to new or modified arrangements entered into after December 31, 2002. As of January 1, 2003, we adopted the EITF, and there was no material adverse effect on the combined financial statements.

      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” an Interpretation of ARB No. 51, or FIN 46. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. This interpretation did not have a material impact on our combined financial statements as the Company has no variable interest entities.

      In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The standard requires that long-lived assets be measured at the lower of the carrying amount or fair value less costs to sell. The standard was effective for 2002 and is generally to be applied prospectively. The implementation of this standard did not have a material impact on our financial position or results of operations.

      On April 30, 2003, the FASB issued Statement No. 149, or SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement No. 133, and it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003 and is to be applied prospectively. We have not yet completed its analysis of SFAS 149 and, therefore, the effect on the Company’s combined financial statements of the implementation of SFAS 149, when effective, has not yet been determined.

      On May 15, 2003, the FASB issued Statement No. 150, or SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that pursuant to its terms can be a liability or an asset depending upon certain circumstances.

      SFAS 150 affects the issuer’s accounting for three types of free-standing financial instruments:

•	mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets

•	instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; includes put options and forward purchase contracts

•	obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares.

      SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company is not yet required to apply SFAS 150 and has not yet completed its analysis of SFAS 150 and, therefore, the effect on the company’s combined financial statements of the implementation of SFAS 150, when effective, has not yet been determined.

BUSINESS

Overview

      We are among North America’s largest and most diversified companies servicing the vehicle replacement parts market, or the aftermarket. We supply a broad range of filtration products, fuel and cooling systems, engine management systems, driveline components and lighting systems to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. We estimate over 78% of our net sales in 2002 were made in the aftermarket, to a customer base that includes some of the largest and fastest growing companies servicing the aftermarket. We believe we have leading market positions in our primary business lines, including fuel and cooling systems, filtration products and engine management systems. We continue to expand our product and service offerings to meet the needs of our customers, and we believe that we offer one of the most comprehensive lines of products in the vehicle replacement parts market consisting of approximately 60,000 part numbers. We believe our breadth of product offering is a key competitive advantage and, when combined with our extensive manufacturing and distribution capabilities, product innovations and reputation for quality and service, makes us a leader in our industry. We have established a network of manufacturing facilities, distribution centers and offices located in the United States, Europe, Mexico and China, with a global work force of more than 6,700 employees as of June 30, 2003. In 2002, our net sales and EBITDA, as defined under the caption “Summary Historical and Pro Forma Financial Data,” were $928.6 million and $132.3 million, respectively.

      Unlike many companies that are exclusively or primarily original equipment suppliers, our sales do not necessarily correlate to annual vehicle production. Rather, we believe that the majority of our sales tend to track more closely with the overall growth of the aftermarket. According to the AAIA Report, the automotive aftermarket (excluding tires) has grown at an annual rate of approximately 5.8% from 1992 through 2002, or 76% during this ten-year period, with the lowest year of growth in 2002 of approximately 4.1%. We believe that the aftermarket will continue to grow as a result of increases in the median age of vehicles, average number of miles driven per year by passenger cars, number of vehicles registered in the United States, number of licensed drivers and number of light trucks and sport utility vehicles, which generally require higher priced replacement parts.

      We believe our primary product lines are well positioned in the aftermarket, as our filtration products have relatively short and predictable replacement cycles and our fuel and cooling systems and engine management systems are non-discretionary replacement items, the need for which increases as cars reach the prime age (six years or more) for aftermarket maintenance. We believe our diversity across products and sales channels is also among the most attractive in the industry, and this diversity allows us to benefit from positive trends impacting different products and sales channels. We have also developed longstanding relationships with our customers through our breadth of product offering, emphasis on customer service, product quality and competitive pricing, as evidenced by the numerous customer awards we have earned over the years. Our customer base includes leading aftermarket companies such as Advance Stores Company, Inc. (Advance Auto Parts), Valvoline Company, a division of Ashland Inc. (Valvoline), AutoZone, Inc. (AutoZone), Carquest Corporation (CARQUEST), MDSA, Inc. (Mighty) and National Automotive Parts Association, a wholly-owned subsidiary of Genuine Parts Company (NAPA), as well as a diverse group of original equipment manufacturers, or OEMs, such as DaimlerChrysler Corporation (DaimlerChrysler), CNH Global N.V. (Case New Holland), Ford Motor Company, Inc. (Ford), General Motors Corporation (GM), Harley-Davidson, Inc. (Harley-Davidson), Deere & Company (John Deere), Mercury Marine Division of Brunswick Corporation (Mercury Marine), Polaris Industries, Inc. (Polaris), Volkswagen of America, Inc. (Volkswagen) and Volvo Truck Corporation (Volvo).

Our Products

      We design, develop, manufacture and distribute a broad range of vehicle replacement parts, including filtration products, fuel and cooling systems, engine management systems, driveline products and commercial vehicle lighting systems. Our products are described below:

		Percent of
	2002	Total
Products	Net Sales	Net Sales	Description

	(in millions)
Filtration Products	$329.8	35.5%	Oil, air, fuel, hydraulic, transmission, cabin air and industrial filters
Fuel and Cooling Systems	$298.1	32.1%	Mechanical fuel pumps, electric fuel pumps, fuel pump assemblies and fuel pump strainers, water pumps, water outlets and fan clutches
Engine, Driveline and Lighting Systems	$300.7	32.4%	Electronic controls, sensors, caps and rotors, coils, emissions components, switches, universal joints, driveshafts and components, CV joints and signal lighting equipment
Total Net Sales	$928.6	100.0%

Our Industry

      The North American vehicle parts industry contains numerous participants, many with less diverse product lines than ours. We believe industry participants are increasingly focused on limiting their supplier base, and therefore place a premium on suppliers with a diverse offering of quality products, customized service and consistent and timely availability and delivery of products. Our industry is also characterized by relatively high barriers to entry, which include the need for significant start-up capital expenditures, initial product depth within a product line, distribution infrastructure and long-standing customer relationships.

      The vehicle parts industry is comprised of four main sales channels: the retail sales channel, the traditional sales channel, the original equipment service, or OES, sales channel and the OEM sales channel. The retail, traditional and original equipment service sales channels together comprise the aftermarket. The characteristics of the aftermarket vary considerably from that of the OEM sales channel. While product sales for use by OEMs are one-time sales events, product sales in the aftermarket are of replacement products that are repeatedly purchased.

      Historically, the largest portion of our net sales have been to the aftermarket portion of the vehicle parts industry. According to the AAIA Report, the U.S. automotive aftermarket is large and fragmented with an estimated $165 billion of aggregate retail sales in 2002, and is organized around two groups of end-users: the do-it-yourself group, or DIY group, and the do-it-for-me group, or DIFM group. The DIY group, which is supplied primarily through the retail channel (e.g., Advance Auto Parts, AutoZone, Pep Boys and Wal-Mart), represented 22% of industry-wide aftermarket sales in 2002, and consists of consumers who prefer to do various repairs on their vehicles themselves. The DIFM group is supplied primarily through the traditional channel (e.g., CARQUEST and NAPA), which represented 78% of industry-wide aftermarket sales in 2002, and consists of car dealers, repair shops, service stations and independent installers who perform the work for the consumer. In addition, the OES sales channel includes service bays at vehicle dealerships.

      There are many factors, as supported by the AAIA Report unless otherwise indicated, that contribute to the strong growth of aftermarket sales, including:

      Consumers are retaining their cars longer. According to Ward’s Automotive Yearbook 2002, over the last three decades, the median age for passenger cars has increased 65% from 4.9 years in 1970 to a median of 8.1 years in 2001. Because of the significant increase in new car sales in the late 1990s, a surge of vehicles entering the prime age for aftermarket maintenance is expected to begin in 2004.

      Increasing miles driven. The demand for the majority of our products is tied to the regular replacement cycle or the natural wearing cycle of a vehicle part based on actual miles driven. According to the 2003 Automotive Industry Status Report prepared by Motors & Engine Mechanics Association, or MEMA, annual miles driven in the United States by all types of wheeled vehicles increased every year between 1970 and 2001 with the exception of the three years coinciding with the oil crises of 1974, 1979 and 1980. From 1991 to 2000, the average miles driven for passenger cars increased at over 1% per year, or 16% over the nine-year period, according to the AAIA Report, and we believe this trend is likely to continue.

      Increasing number of registrations. Since 1991, the number of registered passenger cars and light trucks, or light vehicles, has increased by 19% and the number of licensed drivers has grown by 13%. In 2000, the U.S. light vehicle market achieved the highest total sales on record with 17.4 million cars and light trucks sold. We believe the buildup in vehicle sales volumes between 1999 and 2002 will also drive the growth in the installed base of older vehicles over the next several years.

      Shifting vehicle mix. The number of light vehicles in use has increased over the past ten years, driven primarily by growing consumer interest in pickup trucks and sports utility vehicles, or SUVs. From 1991 to 2001, the number of light trucks in use grew annually by 4.5%, as compared to the 0.4% annual increase in passenger cars in use during the same period. In 2001, light trucks accounted for close to half of all light vehicle sales (up from 36% in 1992). This trend is significant as light truck parts are generally more expensive than the parts for passenger cars.

Our Competitive Strengths

      Leading Market Positions. We are among North America’s largest companies serving the aftermarket, supplying a broad range of vehicle replacement products. We have served customers with our products for over 20 years and, as a result, we have developed a strong portfolio of quality products that we believe have achieved market leadership positions. As a result of our performance record, we have won a number of awards from our customers. We believe we have leading market positions in several of our key business lines, including fuel and cooling systems, filtration products and engine management systems.

      Breadth of Product Offering and Service. We believe our product portfolio is one of the broadest in the North American vehicle parts industry. We currently offer approximately 60,000 part numbers, which provide our business with a competitive advantage by enabling us to offer our customers a wide array of quality products. In addition, we believe we have an excellent reputation with our customers for providing top quality components, as well as timely delivery, high unit fill rates and customer service.

      Diversified Businesses. We believe the diversity across our products and sales channels is among the most attractive in the industry. Our diversification enables us to capitalize on the growth of the traditional channel, align ourselves with rapidly growing retailers, enhance our recognition in the aftermarket through original equipment sales and increase our ability to pursue sales in other growth areas, including the heavy-duty filtration market. We also believe our diversification, combined with the non-discretionary replacement nature of our products, lessens the impact of an economic downturn on our business. The following table describes our approximate 2002 net sales by percentage of product and percentage of sales channel:

2002 Net Sales(1)

By Product	By Sales Channel

(1)	Excludes inter-company eliminations.

(2)	Engine, Driveline and Lighting Systems primarily includes ignition products, signal lighting equipment, specialty distribution, engine management systems, universal joints, electronic controls and heavy-duty components.

(3)	Other Filters includes cabin air filters, hydraulic filters, transmission filters, PCV valves and industrial filters.

      Experienced Management Team. Our operations are led by an experienced management team with an average of almost 20 years of industry experience. In addition to our existing management team, David Squier, the former Chief Executive Officer of Howmet Corporation, is our new Chairman of the Board and Bruce Zorich, the former Chief Executive Officer of Magnatrax Corporation and former President of Huck International, Inc., is our new Chief Executive Officer. Both of these individuals have experience with implementing lean manufacturing methodologies to realize cost savings and improve cash flow.

Our Strategy

      Our strategic objective is to maximize our return on invested capital by using our strong market position, our breadth of product offering and our strong customer relationships to take advantage of the increasing demand for vehicle replacement parts.

      Focus on Operating Efficiency. We have pursued and will continue to pursue opportunities to optimize our resources and reduce manufacturing costs by, among other things, executing strategic initiatives aimed at improving our operating performance and lowering our manufacturing costs. In 2002, we continued our implementation of a capital investment plan at our filtration production operations, which is designed to expand capacity and reduce manufacturing costs by focusing on lean manufacturing techniques and automation. The first phase of this project, which was completed during the third quarter of 2003, has already begun to lower our cost structure. The second phase began during the second quarter of 2003, and will consolidate the operations at two facilities and add new, high-speed assembly lines for our filtration manufacturing processes. We believe these investments will significantly reduce the labor content involved in assembly, generate a substantial amount of annual cost savings and add significant production capacity. Additionally, we intend to utilize Mr. Squier and Mr. Zorich’s experience with Howmet Corporation and

Huck International, Inc., respectively, to continue improving our manufacturing processes and expand our current lean operating initiatives throughout the company.

      Capitalize on Favorable Aftermarket Trends. Several trends are likely to affect growth and profitability positively in the aftermarket, including increases in the median age of vehicles, average number of miles driven per year by passenger cars, number of vehicles registered in the United States, number of licensed drivers and number of light trucks and sport utility vehicles, which generally require higher priced replacement parts. Because of our breadth and depth of product offerings, diversity of sales channels served and leading market positions, we believe we are well-positioned to benefit from this growth in the aftermarket. As such, we are focused on expanding our product lines and solidifying our position as a sole-source provider of aftermarket filtration products, pumps, engine management systems and driveline components for many of our customers.

      Expand our Products and Markets Served. We also plan to expand in several fast growing product lines that we believe offer substantial growth opportunities, such as filtration products for the heavy-duty channel and fuel pump assemblies for the aftermarket. We are also pursuing the growth of our business in the Mexican aftermarket that has an increasingly large number of vehicles that are older on average than those in the United States, according to the AAIA Report, which we believe will result in an increased demand for sales of replacement products. We currently have three manufacturing facilities in Mexico, and we intend to use the Mexican market as an entry point into Central and South America, where countries including Brazil, Chile, and Venezuela may become targets for selective expansion.

      Capitalize on Integration Opportunities. Prior to the Acquisition, separate back office functions were maintained for each of our businesses. We now intend to integrate some of these functions, and we believe that successful integration of these back office functions, combined with continued low-cost sourcing and selective plant and distribution facility consolidation, could generate meaningful savings for us. However, while we believe there are significant savings to be gained through integration, our primary focus will be to share our best practices and to continue to implement lean manufacturing techniques.

Sales Channels and Customers

      As of June 30, 2003, we distributed our products to more than 7,000 customers across several sales channels, including retail, traditional, installer, OES and original equipment manufacturers of automotive, trucking, agricultural, marine, mining and construction equipment. We have maintained longstanding relationships with our customers and have been servicing many for well over a decade. Some of our most significant customers include AutoZone, GM, CARQUEST, Ford, Valvoline and Advance Auto Parts. Sales to AutoZone were approximately 24% of our total net sales for the three and six months ended June 30, 2003 and 23% of our total net sales in 2002. Over the last few years, we believe several customers transitioned to us as a result of their need for improved product quality and service.

      The following table provides a description of the various sales channels to which we supply our products.

Sales Channel	Description	Examples

Retail	Retail stores, including national chains, that sell replacement parts to consumers that do their own vehicle maintenance, referred to as “do-it-yourselfers” or DIY	AutoZone, Advance Auto Parts
Traditional	Traditional distribution channel composed of established warehouses that are the primary source of products for professional mechanics, referred to as “do-it-for-me” or DIFM	CARQUEST, NAPA
Installer	Supplies the national and regional service chains through distributors, many of which sell products under their own proprietary labels	Valvoline, Mighty
OES	Original equipment service market includes service bays at automotive and heavy-duty dealerships serving the aftermarket. Usually set up as service organization under the original equipment manufacturers, for example the GM Service Parts Organization	Ford, GM, Bombardier dealerships
OEM	Original equipment manufacturers consist of the companies that manufacture vehicles	Ford, GM, DaimlerChrysler
Heavy Duty	Products supplied either to OEMs or in the aftermarket for use in class 6, 7 and 8 trucks and other large vehicles	Freightliner, Caterpillar

      Our sales are diversified between the retail, traditional, installer, OES, OEM and heavy-duty channels, which enables us to capture demand throughout the life cycle of the vehicle. In the early part of a vehicle’s life, the OES channel services a significant percentage of aftermarket vehicle maintenance and repair volume. However, as vehicles age and their warranties expire, consumers increasingly rely on the retail or traditional channels for vehicle maintenance.

     The Aftermarket

      We estimate that over 78% of our net sales in 2002 were to the aftermarket, which is subdivided into four primary channels: the retail channel, the traditional channel, the installer channel and the OES channel.

      The retail channel represented approximately 31% of our net sales in 2002, and includes national retailers such as AutoZone and Advance Auto Parts. The retail channel is our largest channel, and has historically provided us with a steadily increasing revenue stream. As retailers become increasingly focused on consolidating their supplier base, we believe that our broad product offering, product quality and customer service make us more valuable to these customers. One of our longest standing customers is AutoZone, which we have been supplying since the opening of their first store in 1979. We believe that we are one of the only suppliers in the industry that can provide AutoZone with the levels of quality, customer service and product breadth that AutoZone requires, which is substantiated by our receipt of AutoZone’s Vendor of the Year Award in 1997, 1999 and 2000.

      The traditional distribution channel is composed of established warehouses and represented approximately 23% of our net sales in 2002. The traditional channel is important to us because it is the primary source of products for professional mechanics, or DIFM market. We have many longstanding relationships with leading customers in the traditional channel such as CARQUEST and NAPA, for whom we have manufactured products for over 20 years. We believe that our strong position in this channel allows us to capitalize on the fast growth of the traditional channel within the aftermarket. We believe that professional mechanics place a premium on the quality of a product, and unlike the retailer and installer channels, end users in this channel require manufacturers to provide a high level of individual customer service, including field support and product breadth and depth. We have recently been awarded several new contracts in this channel and continue to pursue others.

      The OES channel is comprised of a diverse mix of dealership service bays in the automotive, truck, motorcycle and watercraft vehicle markets, and represented approximately 11% of our net sales in 2002. In 2002, we estimate that a substantial majority of our OES net sales were derived from sales of filtration products. Our position in this channel allows us to capitalize on vehicle maintenance in the early years of a vehicle’s life, when the vehicle is under warranty and the consumer typically returns to the dealer for routine maintenance. Our most significant OES channel customers include automotive dealerships associated with companies such as GM, Ford and DaimlerChrysler and other dealerships such as Bombardier.

      The installer channel represented approximately 8% of our net sales in 2002 and includes quick lubes, tire dealers and full service gas stations. Almost all of our sales into this channel consist of filtration products, which are supplied to the national and regional service chains through distributors such as Valvoline and Mighty. We believe the installer channel is a growth area for our filtration products because consumers increasingly prefer to have professionals maintain their vehicles as vehicles become increasingly complex. This channel requires just-in-time availability, ability to meet competitive price points and product breadth and depth.

Original Equipment Manufacturers

      Although the OEM channel comprised less than 15% of our net sales in 2002, it is an important sales channel to us because OEM affiliations have a direct impact on our aftermarket credibility. We believe aftermarket customers show a preference for products that were utilized in original equipment. We sell products to a diverse mix of OEMs, enabling us to capitalize on a number of different opportunities and market shifts. Our OEM products are sold to end users within each of the following categories:

•	Automotive — GM, Ford, DaimlerChrysler, Volkswagen and Mazda (6% of 2002 net sales).

•	Recreational Equipment — Polaris and Onan.

•	Heavy-duty Truck — Freightliner, Caterpillar and GM.

•	Agriculture — John Deere and Kubota.

•	Marine — OMC, Mercury Marine and Sierra Supply.

•	Lawn and Garden — Briggs and Stratton, Kohler and John Deere.

•	Motorcycle — Harley-Davidson and Kawasaki.

      We have earned a number of awards and certifications for customer service and product quality, including General Motors’ Supplier of the Year award in 1995 and 1996, Ford’s Preferred Quality Award from 1984 through 2002, Caterpillar’s Certified Supplier Award from 1996 to 2002 and John Deere’s Quality Certification Award from 1996 through 2002.

Heavy Duty

      We believe the large and highly fragmented heavy-duty channel, which accounted for approximately 6% of our net sales in 2002, provides us with one of our best opportunities for growth. We believe heavy-duty truck owners tend to be less price sensitive and more diligent about maintenance of their vehicles than vehicle owners in other markets, as idle vehicles typically represent lost revenue potential for heavy-duty truck owners. As a result, we believe that heavy-duty trucks are more likely to have consistent routine maintenance performed with high quality parts. We believe we have developed a well-recognized brand presence in this channel through our Luber-finer brand of filtration products.

Products

      We have an extensive product offering made up of approximately 60,000 part numbers. Our products can be categorized into three primary categories: filtration products, which primarily includes oil, air and fuel filters; fuel and cooling systems, which mainly consists of fuel pumps, fuel pump assemblies and water pumps;

and engine, driveline and lighting systems, which is comprised of engine management systems, shafts and joints, lighting systems and specialty distribution services.

Filtration Products

      We are a leading designer and manufacturer of a broad range of filtration products for the automotive, trucking, construction, mining, agriculture and marine industries as well as other industrial markets. We distribute into both the original equipment manufacturer and the aftermarket channels. We are one of the leading global manufacturers of private label filter products for companies such as AutoZone, GM and Valvoline. Our filtration product offering consists of approximately 3,400 part numbers and includes oil filters, air filters, fuel filters, transmission filters, cabin air filters, PCV valves, hydraulic filters, fuel dispensing filters and fuel/water separators. Filtration products comprised approximately 35% of our net sales in 2002. The table below summarizes our product offerings.

Products	Description

Oil Filters	Designed to filter engine oil and withstand operating pressures of 40 to 60 PSI at 250° F to 300° F, with a selection of 530 oil filters
Air Filters	Designed to filter the air that enters the engine combustion chamber, with a selection of 1,543 air filters
Fuel Filters	Designed to filter the fuel immediately prior to its injection into the engine, with a selection of 626 fuel filters
Other Filters	Includes cabin air filters, transmission filters, hydraulic filters, PCV valves and industrial filters, with a selection of 701 other part numbers.

      In an effort to improve our cost structure, in 2001 we completed construction of a new manufacturing facility in Saltillo, Mexico, and have also broken ground on a major expansion and efficiency improvement project at our Albion, Illinois manufacturing site. This effort was the first phase, or Phase I, in a two phase capital investment plan designed to improve operating efficiency and lower costs. We completed Phase I early in the third quarter of 2003.

      We recently initiated Phase II of the capital investment plan. Among other things, the project will add two new high-speed oil assembly lines in Albion and relocate the West Salem, Illinois operations to Albion. We expect Phase II will generate additional manufacturing capacity and lower our overall manufacturing costs, which we believe will position us to pursue new business opportunities and market share.

      We are also focused on increasing our penetration into the heavy-duty channel. The heavy-duty channel represents our most significant opportunity for growth with respect to filtration, and we believe that our heavy-duty sales could experience meaningful growth for our Luber-finer branded filters. We are investing capital to improve capacity utilization, employee productivity and distribution in this channel, which will enable us to manufacture a greater proportion of our heavy-duty product line. Prior to the Phase I capital investment plan, we were operating at 100% capacity in heavy-duty filters, and therefore, were unable to grow this business.

Competition

      Automotive filter aftermarket. According to the April 2001 North America Automotive Filter Aftermarket Report No. 7886-18 prepared by Frost & Sullivan, which we refer to as the Frost & Sullivan Filter Report, in 2000, the total North American automotive filter market generated an estimated $1.3 billion in manufacturer-level revenues and is expected to grow at approximately 3.0% annually during 2000 to 2007, reaching $1.5 billion by 2007. The two primary factors driving this growth are the number of cars on the road and the number of miles being driven. As vehicle owners are driving their vehicles for longer periods of time and for more miles, the total demand for filters is increasing. The rate of replacement of automotive filters exceeds that of all other auto parts.

•	Oil filters. According to the Frost & Sullivan Filter Report, in 2000, the North American oil filter aftermarket generated an estimated $848 million in manufacturer-level revenues, or 67% of the total North American automotive filter aftermarket.

•	Air filters. According to the Frost & Sullivan Filter Report, in 2000, the North American air filter aftermarket generated an estimated $280 million in manufacturer-level revenues, or 22% of the total North American automotive filter aftermarket.

•	Fuel filters. According to the Frost & Sullivan Filter Report, in 2000, the North American fuel filter aftermarket generated an estimated $124 million in manufacturer-level revenues, or 10% of the total North American automotive filter aftermarket.

      According to the Frost & Sullivan Filter Report, the North American automotive filter aftermarket is comprised of several large manufacturers and we, Honeywell Consumer Product Group (FRAM), ArvinMeritor (Purolator), and Wix Filtration of Dana Corporation control approximately 90% of the market with shares split between the four companies. In the heavy-duty channel, we believe our market share ranks behind Cummins, Donaldson and Clarcor.

Fuel and Cooling Systems

      We design and manufacture a broad range of fuel pump and cooling systems. Our fuel and cooling systems are distributed to both the OEM and the aftermarket under the Airtex and Master Parts brand names. The table below sets forth a summary of our product offerings.

Products	Description

Fuel Pumps	Serve the essential role of moving fuel from the fuel tank into the engine, with 820 fuel pumps for carbureted and fuel-injected applications
Fuel Pump Assemblies	Provide for easier, and therefore faster, installation and allow the technician to charge a similar fee for a repair that is less time-intensive than replacing an individual fuel pump, with 381 in-tank fuel pump assemblies; we manufacture all three types of in-tank assemblies: hangers, senders and modules
Water Pumps	Serve the essential role of dissipating excess heat from the engine, with 1,276 distinct types of water pumps
Other	Includes fuel pump strainers, fan clutches and water outlets with a selection of 668 other part numbers

      We are currently in the final stages of a facility expansion in Puebla, Mexico, where upon completion, we will double our foundry capacity for water pumps. We also have a strategic arrangement with a Chinese manufacturer for the supply of various water pump components. We believe these initiatives have positioned us to take advantage of lower-cost labor rates, thereby reducing manufacturing costs on high labor content products.

      To strengthen our OEM market share in fuel systems, we have recently developed two new programs: demand delivery returnless fuel systems and a fuel-conditioning module for diesel applications. Our demand delivery returnless fuel system utilizes a patented electronic system, engineered to control the responses of a comprehensive fuel pump process for light vehicles. We expect to begin selling these products in 2004. To compliment the demand delivery program for the diesel market, we are co-developing a fuel-conditioning module with Parker Hannifin Corp. We expect this system to expand relationships with existing OEM customers such as Caterpillar and Racor.

Competition

      The fuel pump aftermarket and OEM markets are concentrated in the hands of several large manufacturers. According to the December 1999 United States Automotive Fuel Pump Aftermarket Report No. 7240-01 prepared by Frost & Sullivan, in 1999, we and our top competitor together controlled 59% of the U.S. automotive fuel pump aftermarket. We believe we are the leader in the aftermarket for water pumps. Our primary competitors are ASC Industries, Inc. and GMB North America Inc.

Engine, Driveline and Lighting Systems

      Four of our wholly-owned subsidiaries, Wells Manufacturing, Neapco, Flexible Lamps and Pioneer, produce products that we describe as our engine, driveline and lighting systems. Our engine, driveline and lighting systems businesses consist of four broad product lines, which include engine management systems, driveline products, lighting systems and specialty distribution. U.S. sales account for approximately 81% of our engine, driveline and lighting systems revenues, while international sales constitute the remaining 19%. More than two-thirds of the 2002 sales outside of the U.S. were made in Europe, while the balance of the remaining sales were predominantly made in Canada and Mexico.

Product Lines

      We believe that we have one of the industry’s most comprehensive lines of highly engineered engine management systems, commercial lighting systems and driveline components for use in a broad range of vehicle platforms. Additionally, our engine, driveline and lighting systems offerings allow us to distribute specialty or “hard-to-find” products to the aftermarket and OEM channels. The following table provides a description of the principle products comprising our engine, driveline and lighting systems businesses.

Product/Service Line	Description

Engine Management Systems	Engine management systems include caps and rotors, coils, electronic controls, sensors, emissions components, solenoids, switches, voltage regulators and wire sets. These products are primarily used to regulate the ignition, emissions and fuel injection functions of the engine and determine vehicle performance. Replacement rates for these products are more frequent for vehicles that have been on the road more than 10 years. Our product offering in this category consists of approximately 24,500 part numbers.
Driveline Components	These components include universal joints; automotive, agricultural and specialty driveshafts and components; heavy-duty driveshafts and components; CV joints and boot kits and small vehicle CV halfshafts. These products are used in vehicles to transfer power or to propel equipment. Replacement rates for these components are more common for vehicles greater than 10 years old. Our product offering in this category consists of approximately 6,000 part numbers.
Lighting Systems	Signal lighting products are used in commercial vehicle applications such as trucks, trailers, agricultural tractors, vans, utility and off-road vehicles, construction machinery, agricultural trailers, horse boxes and buses. Our product offering in this category consists of approximately 2,010 part numbers.
Specialty Distribution	Our specialty distribution business distributes hard-to-find products in categories such as engine, powertrain, mounts, clutch and clutch bearings and bushings, high performance and shop supplies. Our product offering in this category consists of approximately 20,712 part numbers.

Competition

      The competitors for our engine, driveline and lighting systems businesses are involved in manufacturing and distributing engine management systems, driveline components and lighting systems to the aftermarket, as well as aftermarket specialty distribution. Within the North American engine management systems aftermarket, Standard Motor Products and the Engine and Fluid Management Group of Dana Corporation are our two largest competitors and they recently announced plans to merge. The market for driveline components is comprised of small private manufacturers and divisions of large, multi-national manufacturers. The European signal lighting equipment market competition is concentrated among a select number of large, multi-product automotive suppliers and several smaller manufacturers that focus primarily on lighting products. Our direct competition in the North American specialty distribution market comes primarily from small, family-owned operations. Many of these companies are niche industry participants with narrow product line offerings.

Sales, Marketing and Distribution

Sales and Marketing

      We market our products predominantly throughout North America and Europe. The sales force is organized and aligned by distribution channel, serving both the traditional and retail channels of the aftermarket, the heavy-duty channel and the original equipment manufacturers channel to effectively address the requirements of our customers and end users. Our sales people are primarily organized by product category and secondarily by sales channel.

      We use both direct sales representatives and independent manufacturers’ representatives to market and sell our products. The number of sales personnel varies within each sales group, ranging from under 10 people in our French sales team for lighting systems to over 100 in our aftermarket sales group for fuel and cooling system products. Each sales group is uniquely qualified to sell their particular products and to focus on the requirements of their particular market. We believe that the market positions we hold with respect to certain of our products are in part related to the specialization of our sales groups.

Distribution

      We distribute our products primarily into the aftermarket. The aftermarket is further divided into four primary channels: the retail, traditional, installer and OES channels. The OEM market consists of original equipment manufacturers in the automotive, marine, agriculture and heavy-equipment industries.

      Within the traditional channel, a manufacturer of automotive parts sells to traditional and specialty warehouses. Most warehouses in the traditional market belong to buying groups referred to as Program Distribution Groups (e.g., Alliance, Federated and National Pronto). These warehouses sell to wholesale jobbers who redistribute to DIFM outlets. This is an important channel to us because it is the primary source of supply for professional mechanics. Several large oil companies, such as Valvoline and Pennzoil Quaker State purchase directly from manufacturers and distribute filters and other products with their branded motor oil. Within the retail channel, most sales are direct transactions between the manufacturer and retailer, such as Advance, AutoZone, CSK and Pep Boys.

Operations

      Our operational strategy is to pursue operational excellence at all of our locations. This initiative encompasses a lean enterprise strategy, the goals of which include improvement of inventory management, customer delivery, plant utilization and cost structure. The foundation for this will be lean manufacturing, which targets the elimination of waste from every business process. This involves transforming our manufacturing processes from typical batch systems to single piece flow systems, which will enable us to better match production to customer demand. To achieve this transformation, employees are being trained to implement value stream mapping and implement Kanban to improve production, lead times and reduce inventory. Kanban is a system that allows a company to manufacture a product or order supplies as needed. The system reduces production lead times, amount of inventory required, and subsequently, the costs in high volume production lines.

      Several of our plants have made good progress in the implementation of lean manufacturing and have received related benefits. We plan to expand and accelerate the introduction of lean manufacturing across all of our businesses. We will accomplish this expansion by applying additional resources, outside consultant support, the sharing of best practices and the establishment of appropriate metrics and incentives.

      In addition, we will examine each of our logistics and distribution systems with an objective of developing an integrated system that fully meets customer requirements, eliminates redundancies, lowers costs and minimizes inventories and cycle times. Going forward, we expect to continue to enhance our lean strategy by utilizing our senior management team’s experience with similar programs at Howmet Corporation and Huck International.

Suppliers and Raw Materials

      We purchase various components and raw materials for use in our manufacturing processes. In 2002, we sourced the raw materials used in our manufacturing processes from approximately 3,100 suppliers. The primary raw materials that we use include steel, brass, iron, rubber, resins, plastic, paper and packaging material, each of which is available in sufficient quantities from numerous sources. We have not historically experienced any shortages of these items.

      As currently structured, each of our product groups has its own purchasing staff, which makes its purchasing decisions. We plan to initiate a strategic sourcing program to share best practices in the purchasing function across our various product groups. In the medium-term, we intend to have a centralized purchasing group that will continue to be supported by a smaller number of product group level purchasing personnel making many of the day to day purchasing decisions. We believe that centralized procurement and increased global sourcing represent attractive opportunities to lower the cost of our purchased materials.

Trademark and Patents

      We rely on a combination of patents, trademarks, copyright and trade secret protection, employee and third-party non-disclosure agreements, license arrangements and domain name registrations to protect our intellectual property. We sell many of our products under a number of registered trademarks, which we believe are widely recognized in the sales channels we serve. No single patent, trademark or trade name is material to our business as a whole.

      Any issued patents that cover our proprietary technology and any of our other intellectual property rights may not provide us with adequate protection or be commercially beneficial to us. The issuance of a patent is not conclusive as to its validity or its enforceability. Our competitors may also be able to design around our patents. If we are unable to protect our patented technologies, our competitors could potentially commercialize our technologies.

      With respect to proprietary know-how, we rely on trade secret protection and confidentiality agreements. Monitoring the unauthorized use of our technology is difficult, and the steps we have taken may not prevent unauthorized use of our technology. The disclosure or misappropriation of our intellectual property could harm our ability to protect our rights and our competitive position.

Employees

      As of June 30, 2003, we had more than 6,700 employees, and several different union affiliations and collective bargaining agreements across our businesses, mostly concentrated in Mexico, representing approximately 26% of our workforce. Management considers our labor relations to be good and our labor rates competitive. Other than a short-term stoppage in April 1997 at one of our smaller plants in Pottstown, Pennsylvania, we have not had a labor stoppage since 1984.

Properties

      We currently maintain 26 manufacturing facilities, 19 of which are located in North America, six in Europe and one in Asia. In addition, we maintain 24 distribution and warehouse facilities. Listed below are the locations of our principal manufacturing facilities:

		Owned/	Square
	Location	Leased	Footage	Products Manufactured

Filtration Products	Albion, Illinois I	Owned	270,972	Spin-on Oil Filters; Heavy-duty Lube Filters; Micro Glass Elements
	Albion, Illinois II	Owned	53,262	Spin-on Oil Filters; Poly Panel Air Filters
	Albion, Illinois III	Owned	49,672	Heavy-duty Lube Units; Round Air Filters
	Albion, Illinois IV	Owned	101,320	Heavy-duty Air Filters; Radial Air Filters; Automotive Conical and Radial Air Filters
	Shelby Township, Michigan	Leased	30,393	Auto Fuel Filters
	West Salem, Illinois	Owned	216,829	Heavy-duty Lube Filters; Spin-on Oil Filters
	York, South Carolina	Owned	188,672	Auto Spin-on Oil Filters
	Saltillo, Mexico	Owned	203,631	Auto Spin-on Oil Filters; Panel Air Filters; Fuel Filters; Elements Lube/Fuel
	Mansfield Park, United Kingdom	Leased	100,000	Radial Seal Air Filters; Poly Panel Air Filters; Heavy-duty Air Filters; Dust Collection Filters
Fuel and Cooling
Systems	Fairfield, Illinois I	Owned	148,067	Water Pump Components; Electric and Mechanical Fuel Pump Components
	Fairfield, Illinois II	Owned	418,811	Electric Fuel Pump Assemblies and Components; Mechanical Fuel Pumps and Components; Water Pump Assemblies Components
	Fairfield, Illinois III	Leased	65,280	Electric Fuel Pumps and Components; Strainers
	Marked Tree, Arkansas	Owned	287,000	Water Pump Components; Electric and Mechanical Fuel Pump Components; Plastic Moldings; Water Pump Assemblies
	Feltham, England	Leased	34,212	Water Pump, Oil Pump, and Variable Valve Control Unit (VVC) Components; Electric Water Pump Assemblies; Water Pump and Oil Pump Assemblies; VVC Assemblies
	Zaragoza, Spain	Owned	34,408	Water Pump Components; Water Pump Assemblies
	Winnipeg, Canada	Owned	29,838	Water Pump Components; Electric and Mechanical Fuel Pumps; Water Pump Assemblies; Electric and Mechanical Fuel Pump Assemblies
	Puebla, Mexico	Owned	118,299	Gray Iron Foundry Castings; Water Pump Seal Assemblies; Water Outlets; Water Pump Assemblies and Components
	Hangu, China	Leased	80,000	Water Pump Components
Engine, Driveline and
Lighting Systems	Reynosa, Mexico	Owned	107,500	Coils; Distributor Caps and Rotors; Sensors; Solenoids; Switches and Wire Sets; 5,000 square feet utilized for Fuel and Cooling Systems
	Pottstown, Pennsylvania	Owned	215,000	Automotive; Agricultural and Specialty Driveshafts; Heavy-duty Driveshafts and Components; Heavy-duty Universal Joints
	Beatrice, Nebraska	Owned	170,000	CV Joints and Boot Kits; CV Halfshafts; Automotive Universal Joints
	Fond du Lac, Wisconsin I	Owned	187,750	Distributor Caps and Rotors
	Fond du Lac, Wisconsin II	Owned	36,000	Electronic Controls; Sensors; Voltage Regulators
	Essex, United Kingdom I	Owned	75,100	Rubber and Plastic Moldings; Plasma Coated Components; Finished Lamps; Reflectors
	Essex, United Kingdom II	Owned	68,000	Phasa Machinery
	Suffolk, United Kingdom	Owned	40,000	Plastic Moldings; Wiring Harness; Finished Lamps; Junction Boxes; Trailer Connections

Environmental and Health and Safety Matters

      We are subject to a variety of federal, state, local and foreign environmental laws and regulations, including those governing the discharge of pollutants into the air or water, the management and disposal of hazardous substances or wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities. We are also subject to the U.S. Occupational Health and Safety Act and similar state and foreign laws. We believe that we are in substantial compliance with all applicable material laws and regulations in the United States. Historically, our costs of achieving and maintaining compliance with environmental and health and safety requirements have not been material to our operations.

      Some environmental laws, such as the U.S. Federal Superfund law and similar state statutes, can impose liability for the entire cost of cleanup of contaminated sites upon any of the current or former site owners or operators, or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. We have been identified as a potentially responsible party for contamination at several contaminated sites and currently are addressing historic contamination at other facilities. These activities include remediation of a former Champion/ Interlee facility in Edison, New Jersey, where the New Jersey Department of Environmental Protection has ordered Champion to continue with an ongoing groundwater remediation of chlorinated solvent contamination. Champion is currently seeking a declaratory judgment that this contamination was caused by another party at a neighboring facility. The California Regional Water Quality Control Board has also requested that Champion investigate and remediate solvent and petroleum contamination at a former Champion facility in Solano County, California. Our costs in connection with some of these sites are difficult to predict, but we do not expect them to be material. See also, the information set forth under the caption “Risk Factors — Risks Related to Our Business.”

Legal Matters

      We are, from time to time, party to various routine legal proceedings arising out of our business. These proceedings primarily involve commercial claims, product liability claims, personal injury claims and workers’ compensation claims. We cannot predict the outcome of these lawsuits, legal proceedings and claims with certainty. Nevertheless, we believe that the outcome of any currently existing proceedings, even if determined adversely, would not have a material adverse effect on our business, financial condition or results of operations. In addition, we are being indemnified by UIS against certain legal matters in existence prior to the consummation of the Acquisition. See description of indemnification set forth under the caption, “The Acquisition.”

      In 2002, nine asbestos-related claims were filed against over one hundred defendants comprised of manufacturers and suppliers of a wide variety of products, one of which was one of our subsidiaries. As of the date of this prospectus, all of the cases have either been dismissed voluntarily or by summary judgment.

MANAGEMENT

Executive Officers and Directors

      The following table sets forth information concerning our executive officers and directors as of the date of this prospectus.

Name	Age	Position

David L. Squier	57	Chairman of the Board
Bruce M. Zorich	50	Chief Executive Officer, Director
Charles T. Dickson	49	Chief Financial Officer, Executive Vice President, Director
John C. Ritter	55	Director
Leslie L. Armitage	35	Director
Daniel F. Akerson	54	Director
Ian I. Fujiyama	31	Director

      David L. Squier is the Chairman of our Board of Directors. Mr. Squier retired from Howmet Corporation in October 2000, where he served as the President and Chief Executive Officer for over eight years. Prior to his tenure as CEO, Mr. Squier served in a number of senior management assignments at Howmet, including Executive Vice President and Chief Operating Officer. Mr. Squier was also a member of the Board of Directors of Howmet from 1987 until his retirement. Mr. Squier currently serves as an adviser to Carlyle. Mr. Squier currently serves on the Board of Directors of Vought Aircraft Industries.

      Bruce M. Zorich is our Chief Executive Officer and a member of our Board of Directors. From January 2002 through May 2003, Mr. Zorich was President and CEO of Magnatrax Corporation. From 1996 to 2001, Mr. Zorich was President of Huck International. In May of 2003, Magnatrax Corporation filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code.

      Charles T. Dickson is our Chief Financial Officer, Executive Vice President and a member of our Board of Directors. From November 1999 to October 2001, Mr. Dickson was CFO of AGENCY.COM. From December 1997 to October 1999, Mr. Dickson was CFO of Winstar Communications. Mr. Dickson was CFO of General Instrument Corporation from January 1994 to November 1997. In April of 2001, Winstar Communications filed a voluntary petition to reorganize under Chapter 11 of U.S. Bankruptcy Code.

      John C. Ritter is a member of our Board of Directors. From April 2003 to September 2003, Mr. Ritter was our Chief Financial Officer. From July 2000 to December 2002, Mr. Ritter held the position of Senior Vice President and CFO of Alcoa Industrial Components. Mr. Ritter held the position of Senior Vice President and CFO for Howmet Corporation from 1996 through 2000. Prior to his employment at Howmet, Mr. Ritter served as Vice President, Finance and Contracts, of AlliedSignal Government Electronics from 1994 to 1996, and as Vice President, Finance and Administration of Norden Systems, a subsidiary of United Technologies Corporation, from 1991 to 1994.

      Leslie L. Armitage is a member of our Board of Directors. Ms. Armitage joined Carlyle in 1990 and is a Partner and Managing Director focused on U.S. buyout transactions. During her tenure at Carlyle, she served as an Analyst 1990-1992, an Associate from 1992 to 1994, a Vice President from 1994 to 1996 and a Principal from 1996 to 1999. Ms. Armitage currently serves on the Boards of Directors of Vought Aircraft Industries and Alion Science and Technology Corporation.

      Daniel F. Akerson is a member of our Board of Directors. Mr. Akerson joined Carlyle in 2003 as a Managing Director. Prior to joining Carlyle, Mr. Akerson was Chairman and Chief Executive Officer of XO Communications, Inc. from 1999 to January 2003. Before that, Mr. Akerson served as CEO from 1996 to 1999, and Chairman, from 1996 to 2000, of Nextel Communications, Inc. From 1993 to 1996 he was General Partner at Forstmann Little & Co., during which time he also served as Chairman and CEO of General Instrument Company. Prior to his tenure at Forstmann Little, Mr. Akerson served in several senior positions at MCI Communications including Executive Vice President and Chief Financial Officer from 1987 to 1990 and President and Chief Operating Officer from 1992 to 1993. In June of 2002, XO Communications, Inc. filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code.

      Ian I. Fujiyama is a member of our Board of Directors. Mr. Fujiyama is a Principal with Carlyle which he joined in 1997. During his tenure at Carlyle, Mr. Fujiyama spent two years in Hong Kong and Seoul working for Carlyle’s Asia buyout fund, Carlyle Asia Partners. Prior to joining Carlyle, Mr. Fujiyama was an Associate at Donaldson Lufkin and Jenrette Securities Corp. from 1994 to 1997. Mr Fujiyama currently serves on the Board of Directors of Communications and Power Industries, Inc.

Board Committees

      Our board directs the management of our business and affairs as provided by Delaware law and conduct its business through meetings of the board of directors and three standing committees: the audit committee, executive committee and investment committee. The audit committee consists of Messrs. Dickson, Akerson and Fujiyama and Ms. Armitage. The executive committee consists of Messrs. Squier and Zorich and Ms. Armitage. The investment committee consists of Messrs. Dickson and Akerson and Ms. Armitage. In addition, from time to time, other committees may be established under the direction of the board when necessary to address specific issues.

Director Compensation

      Our directors are employed either by us or Carlyle and are not separately compensated for their service as directors.

Executive Compensation

      We did not pay any compensation to our executive officers prior to the Acquisition. See “Employment Agreements” below for base salary and other compensation information for our Chief Executive Officer and Chief Financial Officer.

Pension Plan

      Following the Acquisition, our named executive officers are eligible to participate in the Champion Laboratories Inc. Pension Plan offered by us as described below. The following table shows the estimated annual pension benefit under the Champion Laboratories Pension Plan for the specified compensation and years of service.

	Years of Service

	10	15	20	25	30
Remuneration
$125,000	$18,750	$28,125	$37,500	$46,875	$56,250
$150,000	22,500	33,750	45,000	56,250	67,500
$175,000	26,250	39,375	52,500	65,625	78,750
$200,000	30,000	45,000	60,000	75,000	90,000
$225,000	30,000	45,000	60,000	75,000	90,000
$250,000	30,000	45,000	60,000	75,000	90,000
$275,000	30,000	45,000	60,000	75,000	90,000
$300,000	30,000	45,000	60,000	75,000	90,000
$400,000	30,000	45,000	60,000	75,000	90,000
$450,000	30,000	45,000	60,000	75,000	90,000
$500,000	30,000	45,000	60,000	75,000	90,000
$1,000,000	30,000	45,000	60,000	75,000	90,000

          Champion Laboratories Pension Plan

      Benefit payments under this plan are generally based on final average monthly compensation excluding bonuses, commissions, expense allowances, contributions to other employee benefit plans and any other extraordinary income for the 60 consecutive months of employment immediately prior to retirement. Benefits are generally payable as a life annuity for unmarried participants and on a 50% joint and survivor basis for married participants. The full retirement benefit is payable to participants who retire on or after age 65, and a reduced early retirement benefit is available to participants who retire on or after age 60. No offsets are made for the value of any social security benefits earned.

Stock Option Plans

      The Stock Option Plan of UCI Acquisition Holdings was adopted and approved in connection with the Acquisition. The plan permits the grant of non-qualified stock options and incentive stock options to purchase shares of common stock of our parent, UCI Acquisition Holdings. The compensation committee appointed by our parent’s board of directors shall administer the stock option plan and has discretion to establish the specific terms and conditions for each option granted. All options must be evidenced by a written stock option agreement. Our employees, consultants and directors are eligible to receive a grant of options under the Stock Option Plan of UCI Acquisition Holdings.

      In connection with the Acquisition, Mr. Zorich will receive a non-qualified stock option to purchase 57,790 of the shares of common stock of our parent. The per share exercise price of each such option to be granted to Mr. Zorich will be equal to the per share cost paid in connection with the Acquisition. Pursuant to the terms of his employment agreement, Mr. Dickson will receive a non-qualified stock option to purchase 42,000 shares of common stock of our parent. The per share exercise price of the option is $100.

      Both options will generally become vested and exercisable as follows:

•	Approximately 25% of the shares subject to the option are time-vesting which will become vested on or prior to the fifth anniversary of the grant date.

•	Approximately 25% of the shares subject to the option are performance-vesting which will become vested on or prior to the day immediately preceding the seventh anniversary of the date of grant, provided the option holder remains continuously employed by us. However, all or a portion of such performance-vesting option may become vested and exercisable over a five-year period following December 31, 2003 if certain performance targets relating to earnings and cash-flow are met.

•	Approximately 50% of the shares subject to the option are performance-vesting which may become vested and exercisable over a five-year period following December 31, 2003 only if certain performance targets relating to earnings and cash-flow are met and provided that the option holder remains continuously employed by us.

      A portion of the option may accelerate upon the occurrence of certain stated change of control events.

      Shares of common stock purchased or acquired under the Stock Option Plan of UCI Acquisition Holdings Inc. will be subject to restrictions on transfer, repurchase rights, and other limitations as set forth in a related stockholders agreement.

      In addition, our parent may establish an additional stock option plan for the benefit of certain other employees, the terms of which have not been determined.

Performance Based Bonus Plan

      We intend to establish an annual performance-based bonus plan which shall be adopted and administered by the compensation committee appointed by our board of directors. The bonus plan shall provide our management with an incentive to achieve key business objectives. The plan shall allow our key officers and directors to achieve performance-based compensation in addition to their annual base salary. Each participating officer or director shall be eligible to receive a performance bonus for each bonus period based on a stated percentage of the officer’s or director’s base salary if certain financial targets are achieved. Solely at our discretion, additional performance-based compensation may be paid to our executives.

Employment Agreements

      Each of Messrs. Zorich and Dickson have entered into an employment agreement with us. The following table sets forth the stated annual base salary, which may be increased by our board of directors, for certain of the named executive officers:

Name	Title	Base Salary

Bruce M. Zorich	Chief Executive Officer, Director	$375,000
Charles T. Dickson	Chief Financial Officer, Director	$300,000

          Bruce M. Zorich

      Mr. Zorich’s agreement has a three-year term and will be extended automatically for successive one-year periods thereafter unless either party delivers notice within specified notice periods. Under the terms of the agreement, Mr. Zorich is eligible to receive an annual bonus under the terms of our annual performance-based bonus plan, pursuant to which the bonus will be tied to EBITDA, with a target bonus level of 60% of base salary and a maximum bonus of 150% of base salary. Mr. Zorich is also entitled to participate in the Stock Option Plan of UCI Acquisition Holdings, Inc. and will be granted options to purchase 57,790 shares of common stock of UCI Acquisition Holdings, Inc. pursuant to the terms of the Stock Option Plan of UCI Acquisition Holdings, Inc. and Mr. Zorich’s Stock Option Agreement. Mr. Zorich is entitled to participate in our employee benefit plans, programs and arrangements currently in effect, and will be entitled to reimbursement for relocation expenses if we require him to relocate his place of residence outside of the metropolitan Atlanta area at any time whether before or after the second anniversary of the effective date of the agreement.

      Mr. Zorich’s employment agreement provides that upon termination of his employment he will be entitled to receive the sum of his unpaid annual base salary through the date of termination, any unpaid expenses, any unpaid accrued vacation pay, and any amount arising from his participation in, or benefits under, any of our employee benefits plans, programs or arrangements. Upon termination of Mr. Zorich’s employment either by us without cause or by Mr. Zorich for good reason, he is entitled to an amount equal to his stated annual base salary for the longer of the remainder of the term of employment or 12 months, a lump sum payment of the pro rata portion of his target level bonus and, during the severance period, continued coverage under all of our group health benefit plans in which the executive and any of the executive’s dependents were entitled to participate immediately prior to termination. The agreement also provides that upon termination of Mr. Zorich’s employment due to his death or disability, he or his estate shall be entitled to six months of his annual base salary and the pro rata portion of his annual bonus, to be determined in good faith by our compensation committee.

      Mr. Zorich is prohibited from competing with us during the term of his employment and for one year following the termination of his employment or the expiration of his term of employment, whichever is longer. Mr. Zorich’s employment agreement also places restrictions on the dissemination by Mr. Zorich of proprietary information and establishes our exclusive property right in intellectual property directly related to our company which is discovered, invented or originated by Mr. Zorich during his term of employment.

          Charles T. Dickson

      Mr. Dickson’s employment agreement, effective as of September 2, 2003, has a three-year term and will be extended automatically for successive one-year periods thereafter unless either party delivers notice within specified notice periods. Under the terms of the agreement, Mr. Dickson shall receive an annual base salary of $300,000 and is eligible to receive an annual bonus under the terms of our annual performance-based bonus plan, pursuant to which the bonus will be tied to EBITDA, with a target bonus level of $150,000 and a maximum bonus of $450,000. Mr. Dickson is also entitled to participate in the Stock Option Plan of UCI Acquisition Holdings, Inc. and will be granted an option to purchase 42,000 shares of the common stock of UCI Acquisition Holdings, Inc. pursuant to the terms of the Stock Option Plan of UCI Acquisition Holdings,

Inc. and Mr. Dickson’s Stock Option Agreement The option’s exercise price is $100 per share. Mr. Dickson is entitled to participate in our employee benefit plans, programs and arrangements currently in effect.

      Mr. Dickson’s employment agreement provides that upon termination of his employment he will be entitled to receive the sum of his unpaid annual base salary through the date of termination, any unpaid expenses, any unpaid accrued vacation pay, and any amount arising from his participation in, or benefits under, any of our employee benefits plans, programs or arrangements. Upon termination of Mr. Dickson’s employment either by us without cause or by Mr. Dickson for good reason, he is entitled to an amount equal to his stated annual base salary for 12 months, a lump sum payment of the pro rata portion of his target level bonus and, during the severance period, continued coverage under all of our group health benefit plans in which the executive and any of the executive’s dependents were entitled to participate immediately prior to termination. The agreement also provides that upon termination of Mr. Dickson’s employment due to his death or disability, he or his estate shall be entitled to six months of his annual base salary and the pro rata portion of his annual bonus, to be determined in good faith by our compensation committee.

      Mr. Dickson is prohibited from competing with us during the term of his employment and for one year following the termination of his employment for cause or without good reason. Mr. Dickson’s employment agreement also places restrictions on the dissemination by Mr. Dickson of proprietary information and establishes our exclusive property right in intellectual property directly related to our company which is discovered, invested or originated by Mr. Dickson during his term of employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      All of the issued and outstanding common stock of United Components, Inc. is owned by our parent UCI Acquisition Holdings, Inc. Certain affiliates of Carlyle own approximately 99.4% of our parent’s common stock while the remainder is owned by Bruce M. Zorich, our President and Chief Executive Officer, Charles T. Dickson, our Chief Financial Officer, John C. Ritter, a member of our Board of Directors and other employees of the company. Following the Acquisition, we established certain stock option plans for the benefit of our employees as described more fully under the caption entitled “Management — Stock Option Plans.”

      The following table sets forth information with respect to the beneficial ownership of the capital stock of United Components as of the date of this prospectus by:

•	each person known to own beneficially more than 5% of the capital stock;

•	each of our directors;

•	each of the executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

      The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

      Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock.

	Beneficial Ownership of
	United Components, Inc.

		Percentage of
		Outstanding
	Number of	Capital
Name of Beneficial Owner	Shares	Stock

TCG Holdings, L.L.C.(1)	994	99.4%
Bruce M. Zorich	1	*
John C. Ritter	1	*
Charles T. Dickson	1	*
David L. Squier	—	—
Leslie L. Armitage	—	—
Daniel F. Akerson	—	—
Ian I. Fujiyama	—	—
All executive officers and directors as a group (7 persons)	3	*

*	Denotes less than 1.0% beneficial ownership.

(1)	Carlyle Partners III, L.P., a Delaware limited partnership and CP III Coinvestment, L.P., a Delaware limited partnership (the “Investment Partnerships”), both of which are affiliates of Carlyle with respect to which TC Group, L.L.C. or an affiliate exercises investment discretion and management, own approximately 99.4% of the outstanding common stock of UCI Acquisition Holdings, Inc. TC Group, L.L.C. exercises investment discretion and control over the shares held by the Investment Partnerships indirectly through its subsidiary TC Group III, L.P., which is the sole general partner of the Investment Partnerships. TCG Holdings, L.L.C. a Delaware limited liability company, and whose address is c/o The Carlyle Group, 1001 Pennsylvania Ave. N.W., Suite 220S, Washington, D.C. 20004, is the sole managing member of TC Group, L.L.C.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Carlyle Management Agreement

      In connection with the Acquisition, we entered into a management agreement with TC Group, L.L.C., an affiliate of Carlyle, for management and financial advisory services and oversight to be provided to us and our subsidiaries. Pursuant to this agreement, we will pay an annual management fee to Carlyle of $2.0 million and annual out-of-pocket expenses, and we may pay Carlyle additional fees associated with financial advisory and other future transactions. Carlyle also received a one-time transaction fee of $10.0 million upon consummation of the Acquisition. The agreement also provides for indemnification of Carlyle against liabilities and expenses arising out of Carlyle’s performance of services under the agreement. The agreement terminates either when Carlyle or its affiliates own less than ten percent of our equity interests, or when we and Carlyle mutually agree to terminate the agreement.

Employment Agreements

      In connection with the Acquisition, we entered into employment agreements with certain of our named executive officers as described in “Management — Employment Agreements.”

THE ACQUISITION

Overview

      We were incorporated on April 16, 2003, and on June 20, 2003, we purchased from UIS, Inc. and UIS Industries, Inc., as sellers, together UIS, the vehicle parts businesses of UIS, consisting of all of the issued and outstanding common stock or other equity interests of Champion Laboratories, Inc., Wells Manufacturing Corporation, Neapco Inc., Pioneer, Inc., Wells Manufacturing Canada Limited, UIS Industries Ltd. (which is the owner of 100% of the capital stock of Flexible Lamps, Ltd. and Airtex Products Ltd.), Mid-South Mfg., Inc., Airtex Products S.A., Airtex Products, Inc., Talleres Mecanicos Montserrat S.A. de C.V., Brummer Seal de Mexico, S.A. de C.V., Brummer Mexicana en Puebla, S.A. de C.V., Automotive Accessory Co. Ltd. and Airtex Products, LLC, a limited liability company that owns the assets of the Airtex Products business of UIS, Inc. We are a wholly-owned subsidiary of UCI Acquisition Holdings, Inc., our parent. We and UCI Acquisition Holdings are corporations formed at the direction of Carlyle. Affiliates of Carlyle own approximately 99.4% of our parent’s common stock, and the remainder is owned by members of our senior management. The Acquisition closed simultaneously with the issuance of the old notes and the closing of our senior credit facilities.

Transaction Consideration

Initial Transaction Consideration

      Pursuant to the stock purchase agreement, the initial aggregate purchase price paid at the closing of the Acquisition was $800 million. In addition, approximately $40 million of related transaction and financing fees were incurred.

      The Acquisition was financed through:

•	the purchase by the affiliates of Carlyle of stock of UCI Acquisition Holdings for approximately $260.0 million in cash, which was contributed to us as common equity;

•	the borrowing by us of $355.0 million under term loans pursuant to our senior credit facilities and revolving credit facility; ($5 million of the proceeds were used to support normal on-going operations);

•	the offering by us of $230.0 million of the old notes; and

•	capitalized lease obligations and notes payable assumed in the amount of $2.0 million.

Adjustments to Consideration

      Within the next few months, the consideration that was paid to the sellers in connection with the Acquisition may be increased or decreased based on changes in working capital through the closing. In addition, there may be a purchase price adjustment for any amounts of indebtedness assumed by us in connection with the Acquisition in excess of $0.6 million of the assumed capitalized leases. The parties have the right to dispute the adjustment in good faith and such disputes, if not resolved, will be referred to a third party for resolution. Any cash adjustment in our favor will be paid to us.

Indemnification Obligations

      Subject to some limitations and exceptions, the sellers agreed to indemnify us for losses associated with:

•	a breach of representations and warranties made by the sellers in the purchase agreement;

•	a breach of covenants made by the sellers in the purchase agreement;

•	certain “excluded liabilities,” including some severance and post-employment agreements, fees and expenses of the subsidiaries of the sellers incurred in connection with the transaction contemplated by the purchase agreement, and some liabilities or obligations in respect of retroactive insurance premiums; and

•	the failure of the sellers to obtain certain third-party consents to the transaction.

      We have agreed to indemnify the sellers for losses associated with:

•	a breach of representations and warranties made by us in the purchase agreement;

•	a breach of covenants made by us in the purchase agreement; and

•	amounts paid by the sellers following the closing of the Acquisition in respect of guarantees by the sellers of certain obligations of any of the former vehicle part business of UIS acquired by us through the Acquisition.

      There are some limitations on the sellers’ indemnification obligations, including:

•	certain indemnification claims are subject to a $75,000 minimum loss requirement per claim;

•	we are only entitled to indemnification for certain claims to the extent that losses incurred relating to these claims exceed 1% of the final purchase price; and

•	subject to some exceptions, the aggregate amount that we may recover with respect to indemnification claims is generally limited to 7.0% of the final purchase price.

Corporate Structure

      The following chart depicts the relationship among United Components, its parent, and its guarantor and non-guarantor subsidiaries.

DESCRIPTION OF SENIOR CREDIT FACILITIES

      We summarize below the principal terms of the agreements that govern our senior credit facilities. This summary is not a complete description of all of the terms of the agreements.

General

      In connection with this offering, on June 20, 2003 we entered into our senior credit facilities with Lehman Brothers Inc., J.P. Morgan Securities Inc., JPMorgan Chase Bank, ABN AMRO Bank N.V., Credit Lyonnais New York Branch, Fleet National Bank, General Electric Capital Corporation and Lehman Commercial Paper Inc. Set forth below is a summary of the terms of our senior credit facilities.

      Our senior credit facilities provide for senior secured financing of up to $425 million, of which $355.0 million is currently outstanding. Our senior credit facilities consist of (a) a $50.0 million Tranche A term loan facility that has been drawn in full with a maturity of six years, (b) a $300.0 million Tranche B term loan facility that has been drawn in full on the closing date with a maturity of seven years and (c) a $75.0 million revolving credit facility that will terminate in six years, of which $5.0 million is currently outstanding. The revolving credit facility is available for general corporate purposes and the issuance of letters of credit for our account. All borrowings are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

      Proceeds of the term loan facilities were used to finance the Acquisition. Proceeds of the revolving credit facility will be used for general corporate purposes, including purchase price adjustments.

Interest and Fees

      The interest rates per annum applicable to loans under our senior credit facilities are, at our option, the Base Rate or Eurodollar Rate plus, in each case, an applicable margin. The applicable margin for loans under the revolving facility is subject to adjustment based on our consolidated leverage ratio. The Base Rate is a fluctuating interest rate equal to the higher of (a) the prime lending rate as set forth on the British Banking Association Telerate page 5 or another comparable page, and (b) the federal funds effective rate plus one-half of one percent (0.50%). In addition, we are required to pay to the lenders under the revolving credit facility a commitment fee in respect of the unused commitments thereunder at a per annum rate of 0.50% subject to adjustment based on our consolidated leverage ratio.

Prepayments

      The term loans are required to be prepaid with, subject to certain exceptions, 100% of the net proceeds of certain asset sales or dispositions, 100% of the net proceeds of certain indebtedness, 50% of the net proceeds of certain equity sales or issuances, 100% of the net proceeds from insurance recovery and condemnation events and 50% of excess cash flow subject to adjustment based on our consolidated leverage ratio.

      Voluntary prepayments of loans under our senior credit facilities and voluntary reductions in the unused commitments under the revolving credit facility are permitted in whole or in part, in minimum amounts and subject to certain other limitations as set forth in the credit agreement.

Amortization of Principal

      The Tranche A term loan amortizes in scheduled quarterly payments, aggregating to 5%, 5%, 10%, 20%, 40% and 20% of its initial principal amount in 2004, 2005, 2006, 2007, 2008 and 2009, respectively. The Tranche B term loan amortizes in scheduled quarterly payments aggregating to 0.25% of its initial principal amount in 2003, 1% of its initial principal amount in each of the years from 2004 through 2008, 47.6% of its initial principal amount in 2009 and 47.1% of its initial principal amount in 2010.

Collateral and Guarantees

      Our parent and our wholly-owned domestic subsidiaries, including those that will guarantee our obligations under the notes, have guaranteed (on a senior basis) our obligations under our senior credit facilities. Substantially all of the domestic guarantors’ tangible and intangible assets (including, without limitation, intellectual property, material owned real property and all of the capital stock of each of our direct and indirect domestic subsidiaries and two-thirds of the capital stock of certain of our first-tier foreign subsidiaries) secure the domestic guarantees and our obligations under our senior credit facilities.

Covenants and Other Matters

      Our senior credit facilities require us to comply with certain financial covenants, including a maximum consolidated leverage ratio and a minimum interest coverage ratio beginning on the last day of the fourth quarter 2003 and continuing quarterly through the term of the senior credit facilities. We will be required to maintain a maximum leverage ratio and a minimum interest coverage ratio of 5.25 to 1 and 2.25 to 1, respectively, for the four previous fiscal quarters. Our senior credit facilities include certain negative covenants restricting or limiting our ability to, among other things:

•	declare dividends or redeem or repurchase capital stock;

•	prepay, redeem or purchase certain debt (including the notes);

•	incur liens and engage in sale leaseback transactions;

•	make loans or investments;

•	restrict our subsidiaries’ ability to pay dividends or make other shareholder distributions;

•	guarantee or incur additional debt;

•	amend or otherwise alter terms of certain debt (including the notes);

•	make capital expenditures;

•	engage in mergers, acquisitions or other business combinations;

•	sell assets;

•	change our fiscal reporting periods;

•	restrict our ability to grant liens on our properties;

•	transact with affiliates; and

•	alter the business we conduct.

      Our senior credit facilities contain certain customary representations and warranties, affirmative covenants and events of default, including change of control, cross-defaults to other debt and material judgments.

DESCRIPTION OF THE EXCHANGE NOTES

      United Components issued the old notes and will issue the exchange notes (collectively, the “Notes”) under an Indenture (the “Indenture”) between itself and Wells Fargo Bank Minnesota, National Association, as Trustee. The form and terms of the exchange notes are identical to those of the old notes in all material respects, except the exchange notes will have been registered under the Securities Act. See “The Exchange Offer — Purpose and Effect.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this description are defined under the subheading “— Certain Definitions.” In this description, the word “Company” refers only to United Components and not to any of its subsidiaries.

      The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of these Notes. We have filed copies of the Indenture and the Registration Rights Agreement as exhibits to the registration statement, which includes this prospectus. You may also request copies of these agreements at our address set forth under the heading “Where You Can Find More Information.”

Brief Description of the Notes and the Guarantees

      The Notes. The Notes:

•	are general unsecured obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Debt (as defined below) of the Company;

•	are pari passu in right of payment with any future senior subordinated Indebtedness of the Company; and

•	are unconditionally guaranteed by the Guarantors on a senior subordinated basis.

      The Guarantees. The Notes are guaranteed by all of the Company’s Domestic Subsidiaries. Each guarantee of the Notes:

•	is a general unsecured obligation of the Guarantor;

•	is subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and

•	is pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

      As of June 30, 2003, the Company (excluding its subsidiaries) had:

•	total Senior Debt of $355.0 million;

•	total senior subordinated Indebtedness of $230.0 million; and

•	no Indebtedness contractually subordinated to the Notes.

      As of June 30, 2003, the Guarantors had:

•	total Senior Debt of $357.0 million, $355.0 million of which consists of their guarantees of the Company’s obligations under the Credit Agreement;

•	total senior subordinated Indebtedness of $230.0 million, all of which consists of their guarantees of the Company’s obligations under the Notes; and

•	no Indebtedness contractually subordinated to the Notes.

      As indicated above and as discussed in detail below under the caption “— Subordination,” payments on the Notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional debt, including Senior Debt, in the future.

      Not all of our subsidiaries have guaranteed the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of June 30, 2003, on a pro forma basis, the non-guarantor subsidiaries had total debt of approximately $2.1 million. The non-guarantor subsidiaries generated 12.0% of our net sales in the six-month period ended June 30, 2003 and held 9.6% of our assets as of June 30, 2003. See Note Q to our combined financial statements included elsewhere in this prospectus for more detail about the division of our net sales and assets between our guarantor and non-guarantor subsidiaries.

      As of the date of the indenture, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

      The Company issued the Notes initially with a maximum aggregate principal amount of $230.0 million. The Company may issue additional notes under the indenture from time to time after this exchange offer. Any issuance of additional notes (“Additional Notes”) is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company issued the Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on June 15, 2013.

      Interest on the Notes will accrue at the rate of 9 3/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003. The Company will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

      Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

      If a Holder of the Notes has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

      The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

      A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of the notes to be redeemed.

Subsidiary Guarantees

      The Notes are guaranteed by each of the Guarantors. These Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are intended to be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Relating to the Offering — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from subsidiary guarantors.”

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee, under the indenture and its Subsidiary Guarantee on terms set forth therein; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sale” provisions of the indenture.

      The Subsidiary Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture; or

(2)	in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the “Asset Sale” provisions of the indenture; or

(3)	in connection with any Legal Defeasance or Covenant Defeasance of the Notes in accordance with the terms of the indenture; or

(4)	if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

      See “— Repurchase at the Option of Holders — Asset Sales.”

Subordination

      The payment of principal of, premium and Liquidated Damages, if any, and interest on the Notes is subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the indenture or thereafter incurred.

      Upon any distribution to creditors of the Company:

(1)	in a liquidation or dissolution of the Company;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3)	in an assignment for the benefit of creditors; or

(4)	in any marshaling of the Company’s assets and liabilities,

the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes and until all Obligations with respect to such Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “— Legal Defeasance and Covenant Defeasance”).

      The Company also may not make any payment or distribution with respect to the Notes (other than Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) if:

(1)	a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2)	any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of such Designated Senior Debt.

      Payments on the Notes may and will be resumed:

(1)	in the case of a payment default, upon the date on which such default is cured or waived; and

(2)	in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

      No new Payment Blockage Notice may be delivered unless and until:

(1)	360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal of, premium and Liquidated Damages, if any, and interest on the Notes that have come due have been paid in full in cash.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 days.

      In the event that the trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) at a time when the trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by these subordination provisions, such payment shall be held by the trustee or such Holder, in trust for the benefit of, and will be paid over and delivered, upon written request, to the holders of Senior Debt or their proper representative.

      The indenture further requires the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization or similar proceeding of the Company, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See “Risk Factors — Risks Relating to the Offering — Your right to receive payments on the Notes will be subordinated to the borrowings under our senior credit facilities and possibly all future borrowings.”

Optional Redemption

      At any time prior to June 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the indenture at a redemption price of 109.375% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or from the cash contribution of equity capital (other than Disqualified Stock) to the Company, provided that:

(1)	at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

      Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company’s option prior to June 15, 2008.

      On and after June 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage

2008	104.688%
2009	103.125%
2010	101.563%
2011 and thereafter	100.000%

Selection and Notice

      If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

(1)	if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)	if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

      No Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of Notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

      We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “— Repurchase at the Option of Holders — Asset Sales” and “— Change of Control.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

      If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

      On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

      The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant.

      The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption is outstanding pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	the fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(3)	at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clauses (II) or (IV) of the next paragraph of this covenant.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option:

(I)	to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(II)	to acquire (or enter into a binding agreement to acquire; provided that such commitment will be subject only to customary conditions (other than financing) and such acquisition will be consummated within 90 days after the end of such 360-day period) all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(III)	to make a capital expenditure; or

(IV)	to acquire (or enter into a binding agreement to acquire; provided that such commitment will be subject only to customary conditions (other than financing) and such acquisition will be consummated within 90 days after the end of such 360-day period) other long-term assets that are used or useful in a Permitted Business.

      Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

      The agreement governing the Company’s Credit Agreement will prohibit the Company from purchasing any Notes, and also provides that certain change of control or asset sale events with respect to the Company would constitute a default or require repayment of the Senior Debt under this agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of Notes.

Certain Covenants

Restricted Payments

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the fair market value of the aggregate net proceeds received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), provided that such aggregate net proceeds are limited to assets used or useful in a Permitted Business or Capital Stock of a Person engaged in a Permitted Business, plus

(c)	to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d)	to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

      The preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at such date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent cash contribu-

tion of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	so long as no Default or Event of Default has occurred and is continuing, the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)	so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former director, officer or employee of the Company (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not in any calendar year exceed the lesser of (A) the sum of (x) $2.0 million and (y) the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (5) in prior calendar years and (B) $7.5 million;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Fixed Charge Coverage test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;

(8)	so long as no Default or Event of Default has occurred and is continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(9)	dividends, distributions or advances to the Parent to pay the fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of employees who perform services for both the Parent and the Company) incurred by the Parent in the ordinary course of its business not to exceed $1.0 million in any twelve-month period;

(10)	dividends, distributions or advances to the Parent to be used by the Parent to pay Federal, state and local taxes payable by the Parent and attributable to (or arising as a result of) the operations of the Company and its Subsidiaries; provided, however, that the amount of such dividends will not exceed the amount that the Company and its Subsidiaries would be required to pay in respect of such Federal, state or local taxes were the Company to pay such taxes as a stand-alone taxpayer; and

(11)	so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $20.0 million.

      The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors, whose good faith determination will be conclusive and will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

          Incurrence of Indebtedness and Issuance of Preferred Stock

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), the Company may issue Disqualified Stock or any Guarantor may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by the Company and/or any Guarantor of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $425.0 million less the sum of all permanent principal payments with respect to such Indebtedness pursuant to clause (I) of the covenant described under “— Repurchase at the Option of Holders — Asset Sales;”

(2)	the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the notes issued and sold in an offering pursuant to a purchase agreement dated June 6, 2003 and the related Subsidiary Guarantees to be issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3) or (5) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Company’s Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries of shares of preferred stock, provided that (i) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)	the incurrence by the Company or any of its Subsidiaries of Hedging Obligations;

(9)	the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Guarantor that was permitted to be incurred by another provision of this covenant;

(10)	the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in the Fixed Charges of the Company as accrued;

(11)	the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11);

(12)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(13)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(14)	the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, defease, renew, extend, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $15.0 million; and

(15)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million.

      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide and classify (or later classify or reclassify) in whole or in part in its sole discretion such item of Indebtedness in any manner that complies with this covenant.

          No Senior Subordinated Debt

      The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Subsidiary Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

          Liens

      The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the Notes are secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

          Dividend and Other Payment Restrictions Affecting Subsidiaries

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the Notes and the Subsidiary Guarantees;

(3)	applicable law, rule, regulation or order;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition or assumed by the Company or any of its Restricted Subsidiaries in connection with an acquisition of all or substantially all of the assets of a Person (except to the extent such Indebtedness or Capital Stock was incurred or assumed in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the

Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	customary non-assignment provisions in leases, licenses or similar contracts entered into in the ordinary course of business and consistent with past practices;

(6)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations permitted under the indenture that impose restrictions of the nature described in clause (3) of the preceding paragraph on the property purchased or leased;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)	any such encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement governing Indebtedness incurred by such Foreign Subsidiary that was permitted by the terms of the indenture to be incurred; and

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

          Merger, Consolidation or Sale of Assets

      The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)	either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)	the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock.”

      In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

      Notwithstanding the foregoing:

(A)	the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; and

(B)	any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to a Subsidiary that is a Guarantor.

     Transactions with Affiliates

      The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a written opinion from independent investment banking, accounting or appraisal firm of nationally recognized standing to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreements or arrangements, employee benefit plan or arrangements, officer and director indemnification agreements or arrangements or other similar agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2)	transactions between or among the Company and/or its Restricted Subsidiaries;

(3)	transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

(4)	payment of reasonable directors fees and indemnity provided on behalf of officers, directors or employees of the Company or any of its Restricted Subsidiaries;

(5)	any issuance or sale of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(6)	Restricted Payments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments;”

(7)	transactions between the Company and any Person, a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company on any matter involving such other Person; and

(8)	(a) payment of $10.0 million to be made to TC Group, L.L.C. upon consummation of the Acquisition and (b) amounts payable to TC Group, L.L.C. pursuant to the management agreement, as in effect on the closing date of the Acquisition and on the terms described in this prospectus, between the Company and TC Group, L.L.C. or pursuant to any amendment, restatement or replacement thereof to the extent that the terms of any such amendment, restatement or replacement are not, taken as a whole, disadvantageous to the holders of the Notes in any material respect, provided that any payments pursuant to this clause (b) in excess of $2.0 million per year, plus reasonable out-of-pocket expenses incurred by TC Group, L.L.C. in connection with its performance of management or other services under such management agreement, shall be subject to the first paragraph of this covenant.

          Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will any business currently operated by the Company’s Subsidiaries on the date of the indenture be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

          Additional Subsidiary Guarantees

      If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture that has a book value in excess of $1.0 million, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

          Business Activities

      The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

          Payments for Consent

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          Reports

      Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the trustee for mailing to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

      If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

      In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request.

Events of Default and Remedies

      Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, whether or not prohibited by the subordination provisions of the indenture;

(2)	default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the indenture;

(3)	failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Certain Covenants — Merger, Consolidation or Sale of Assets,” “— Repurchase at the Option of Holders — Asset Sales” and “— Repurchase at the Option of Holders — Change of Control;”

(4)	failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions “— Certain Covenants — Restricted Payments” or “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

(5)	failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(7)	failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	except as permitted by the indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

      However, a Default under clause (4) or (5) above will not constitute an Event of Default until the trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

      Holders of the Notes may not enforce the indenture or the Notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except with respect to a Default or Event of Default relating to the payment of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, if the rescission would not conflict with any judgment and decree or if all existing Events of Default have been cured or waived.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to that date, then the premium specified in the indenture with respect to the first year that the Notes may be redeemed at the Company’s option will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

      The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

      The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, replacing mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

      In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligations to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

      If the Company exercises its Legal Defeasance option or its Covenant Defeasance option, each Guarantor will be released from all of its obligations with respect to the Subsidiary Guarantees.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the indenture, there has been a change in the applicable federal income tax law;

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the trustee an opinion of counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8) the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to Legal Defeasance or Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next three succeeding paragraphs, the indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

      In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

      Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the trustee may amend or supplement the indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(5) to comply with the rules of any applicable securities depository;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7) to comply with the covenant relating to mergers, consolidations and sales of assets;

(8) to add Guarantees with respect to the Notes or to secure the Notes;

(9) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Guarantor; or

(10) to evidence and provide for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof.

      The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the indenture becomes effective, the Company is to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

      The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b) all Notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation of principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

      In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Registered Exchange Offer; Registration Rights

      We have filed a registration statement to comply with our obligations under the registration rights agreement to register to the issuance of the Exchange Notes. See “The Exchange Offer.”

Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

      Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries,

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale or lease of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business;

(7) the creation of Liens; and

(8) a Restricted Payment that does not violate or Permitted Investment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

      “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

      “Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

      “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1)	United States dollars and any other currency that is convertible into United States dollars without legal restrictions and which is utilized by the Company or any of its Restricted Subsidiaries in the ordinary course of its business;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

      “Change of Control” means the occurrence of any of the following:

(1)	prior to the occurrence of the first public offering of common stock of the Company, the Permitted Holders cease to be the Beneficial Owners, directly or indirectly, of a majority of the Voting Stock of the Company, measured by voting power rather than number of shares, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise;

(2)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder or a Related Party of a Permitted Holder;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(4)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(5)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(6)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the surviving transferee Person is controlled by the Permitted Holders or (B) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

      “Commission” means the Securities Exchange Commission.

      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)	unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)	any non-recurring fees, charges or other expenses (including bonus and retention payments and severance expenses, restructuring costs and acquisition integration costs and fees) made or incurred in connection with the Acquisition within one year of the closing of the offering of the old notes; plus

(7)	all other extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

(8)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the cumulative effect of a change in accounting principles will be excluded; and

(4)	any impairment loss of such Person or its Restricted Subsidiaries relating to goodwill or other non-amortizing intangible asset will be excluded.

      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      “Credit Agreement” means that certain Credit Agreement, dated as of the closing date of the Acquisition, among the Company, the lenders parties thereto, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers, JPMorgan Chase Bank, as syndication agent, ABN AMRO Bank N.V., Credit Lyonnais, New York Branch, General Electric Capital Corporation and Fleet National Bank, as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent, providing for up to $350.0 million of term loan borrowings and $75.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) from time to time.

      “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Designated Senior Debt” means:

(1)	any Indebtedness outstanding under the Credit Agreement; and

(2)	any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

      “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the indenture.

      “Exchange Notes” means the notes issued in the Exchange Offer pursuant to the indenture.

      “Exchange Offer” has the meaning set forth for such term in the registration rights agreement.

      “Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the specified Person (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the applicable four-quarter reference period;

(5)	any Person that is not a Restricted Subsidiary on such Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the applicable four-quarter reference period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire applicable four-quarter reference period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      “Foreign Cash Equivalents” means:

(1)	certificates of deposit or bankers acceptances of, and bank deposits with, any bank organized under the laws of any country that is a member of the European Economic Community, whose short-term commercial paper rating from Standard & Poor’s Rating Services is at least A-1 or the equivalent thereof or from Moody’s Investors Service, Inc. is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition;

(2)	commercial paper maturing not more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s Rating Services or Moody’s Investors Service, Inc.; or

(3)	shares of any money market mutual fund that has its assets invested continuously in the types of investments referred to in clauses (1) and (2) above.

      “Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      “Guarantors” means each of:

(1)	the Company’s Domestic Subsidiaries in existence on the date of the indenture; and

(2)	any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or entity entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)	foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or entity entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;

(3)	any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by such Person at the time; and

(4)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

(6)	representing the loss value of any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

      In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”, Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” will not be considered incremental Indebtedness.

      Indebtedness will not include the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents and (C) resulting from representations, warranties, covenants and indemnities given by such Person that are reasonably customary for sellers or transferors in an accounts receivable securitization transaction.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Liquidated Damages” means amounts payable under the Registration Rights Agreement as described under the heading “— Registration Rights; Liquidated Damages.”

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (or loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

      “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees, appraiser fees, costs of preparation of assets for sale and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      “Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than stock of an Unrestricted Subsidiary pledged by the Company or any of its Restricted Subsidiaries) or assets of the Company or any of its Restricted Subsidiaries.

      “Obligations” means any principal, premium and Liquidated Damages, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

      “Parent” means UCI Acquisition Holdings, Inc., a Delaware corporation.

      “Permitted Business” means the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by our Board of Directors of the Company and set forth in an officer’s certificate delivered to the trustee.

      “Permitted Holders” means (1) TC Group L.L.C. (which operates under the trade name “The Carlyle Group”), a Delaware limited liability company and its Related Parties and (2) Carlyle Partners III, L.P. and its Related Parties or any other investment fund controlled by TC Group L.L.C. For purposes of this definition, “control” shall have the meaning given such term in the definition of the term “Affiliate.”

      “Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents or Foreign Cash Equivalents;

(3)	any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5)	any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or made with the proceeds of a substantially concurrent sale of such Equity Interests (other than Disqualified Stock);

(6)	any Investments received in compromise or resolution of obligations of (A) trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;

(7)	Hedging Obligations permitted to be incurred under the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(8)	repurchases of the Notes;

(9)	loans and advances to officers, directors and employees in an aggregate amount not to exceed $500,000 extended during any one fiscal year or $2.0 million outstanding at any time;

(10)	Investments of any Person (other than Indebtedness of such Person) in existence at the time such Person becomes a Subsidiary of the Company; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary of the Company;

(11)	Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(12)	any Investment consisting of a guarantee permitted under “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” above;

(13)	Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to the indenture;

(14)	advances, loans or extensions of credit to suppliers in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(15)	Investments in any Person to the extent such Investment existed on date of the indenture and any Investment that replaces, refinances or refunds such an Investment, provided, that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(16)	Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

(17)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) since the date of the indenture that remain outstanding, not to exceed $25.0 million.

      “Permitted Junior Securities” means:

(1)	Equity Interests in the Company or any Guarantor; or

(2)	debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to the indenture.

      “Permitted Liens” means:

(1)	Liens on assets of the Company or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of the indenture to be incurred;

(2)	Liens in favor of the Company or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4)	Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens existing on the date of the indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(10)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens created for the benefit of (or to secure) the Notes (or Guarantees of the Notes);

(13)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(A)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(14)	Liens arising from Uniform Commercial Code financing statement filings by lessors regarding operating leases entered into by such lessors and the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens on assets of Foreign Subsidiaries; provided, however, that such liens only secure Indebtedness permitted by clause (14) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(16)	Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

      “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Related Party” means:

(1)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

(2)	any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “Senior Debt” means

(1)	all Indebtedness of the Company or any Guarantor outstanding under the Credit Facilities and all Hedging Obligations with respect thereto;

(2)	any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2).

      Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)	any liability for federal, state, local or other taxes owed or owing by the Company;

(b)	any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(c)	any trade payables; or

(d)	the portion of any Indebtedness that is incurred in violation of the indenture.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      “Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      “Subsidiary Guarantee” means any Guarantee by a Guarantor of the Company’s payment Obligations under the indenture and the Notes, executed pursuant to the provisions of the indenture.

      “Unrestricted Subsidiary” means any Subsidiary of the Company (other than the Subsidiaries of the Company on the date of the indenture or any successor to any of them) that is designated by the Board of

Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

BOOK-ENTRY; DELIVERY AND FORM

      The exchange notes will be issued in the form of one or more fully registered notes in global form (“Global Notes”). Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with the Depository Trust Company (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository Trust Company its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

      So long as the Depository Trust Company, or its nominee, is the registered owner or holder of a Global Note, the Depository Trust Company or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture and the exchange notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the Depository Trust Company’s applicable procedures, in addition to those provided for under the indenture.

      Payments of the principal of, and interest on, a Global Note will be made to the Depository Trust Company or its nominee, as the case may be, as the registered owner thereof. None of United Components, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that the Depository Trust Company or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository Trust Company or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Transfers between participants in the Depository Trust Company will be effected in the ordinary way in accordance with the Depository Trust Company rules and will be settled in same-day funds.

      We expect that the Depository Trust Company will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account the Depository Trust Company interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, the Depository Trust Company will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants.

      We understand that: the Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

      Although the Depository Trust Company is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of the Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither United Components nor the Trustee will have any responsibility for the performance by the Depository Trust Company or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      If the Depository Trust Company is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by United Components within 90 days, we will issue Certificated Notes in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes in accordance with the Depository Trust Company’s rules and procedures in addition to those provided for under the indenture.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

      The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange of the old notes pursuant to this exchange offer, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, the effect of any applicable state, local or foreign tax laws is not discussed.

      We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the old notes for the exchange notes pursuant to this exchange offer.

      PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

The Exchange

      The exchange of the old notes for the exchange notes in the exchange offer will not be treated as an “exchange” for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange of old notes for exchange notes will not be a taxable event to holders for federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the old notes and the same tax consequences to holders as the old notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period. Therefore, references to “notes” apply equally to the exchange notes and the old notes.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer which requests it in the letter of transmittal, for use in any such resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain types of liabilities, including liabilities under the Securities Act.

VALIDITY OF SECURITIES

      The validity of the securities offered hereby is being passed upon for us by Latham & Watkins LLP, New York, New York and certain matters of local law relating to the validity of the guarantees under New York law are being passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Miller, Canfield, Paddock and Stone, P.L.C., Watkins Ludlam Winter & Stennis, P.A., Monteverde, McAlee & Hurd, P.C. and Quarles & Brady LLP as set forth in and limited by their respective opinions filed as exhibits to the Registration Statement.

EXPERTS

      The audited combined financial statements of the Automotive Group of UIS Industries, Inc. the predecessor of United Components, included in this prospectus have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report, which is included elsewhere in this prospectus. We have included the combined financial statements and schedule of the Automotive Group of UIS Industries, Inc. herein and in the registration statement in reliance on Grant Thornton LLP’s report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 (Reg. No. 333-107219) with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

      Under the terms of the indenture that governs the outstanding notes, we have agreed that, whether or not required by the rules and regulations of the SEC, so long as any old notes or exchange notes are outstanding, we will furnish to the trustee and the holders of the old notes or exchange notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if we were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes our financial condition and results of operations and those of our consolidated subsidiaries and, with respect to the annual information only, a report thereon by our independent auditors and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any old notes or exchange notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      Upon effectiveness of the registration statement of which this prospectus is a part, we will become subject to the periodic reporting and to the informational requirements of the Exchange Act and will file information with the SEC, including annual, quarterly and special reports. You may read and copy any document we file with the SEC at the SEC’s public reference room at the following address:

Public Reference Room

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

      Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov.

      You can obtain a copy of any of our filings, at no cost, by writing to or telephoning us at the following address:

United Components, Inc.

301 Industrial Drive
Albion, IL 62806
(618) 445-6011

      To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholder

          UIS Industries, Inc.

      We have audited the accompanying combined balance sheets of the Automotive Group of UIS Industries, Inc. (the “Company”) as of December 31, 2002 and 2001, and the related combined statements of earnings, shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Automotive Group of UIS Industries, Inc. as of December 31, 2002 and 2001, and the combined results of its operations and its combined cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

New York, New York

March 12, 2003, except for Note O,
as to which the date is June 20, 2003

United Components, Inc. (“UCI”)

BALANCE SHEETS

	Predecessor Combined		UCI
			Consolidated
	December 31,	December 31,	June 30,
	2002	2001	2003

			(unaudited)

	(in thousands)
CURRENT ASSETS
Cash and cash equivalents	$28,354	$19,698	$16,691
Accounts receivable, net of allowance for doubtful accounts of 2002 – $7,783, 2001 – $6,859, and 2003 – $9,903	211,551	183,118	233,134
Inventories	213,950	198,127	220,862
Deferred taxes	1,052	1,607	9,141
Other current assets	10,208	9,338	19,488

Total current assets	465,115	411,888	499,316
PROPERTY, PLANT AND EQUIPMENT — at cost net of accumulated depreciation and amortization	152,529	133,633	218,656
DUE FROM PARENT	37,379	42,383	—
GOODWILL	14,913	14,717	158,062
INTANGIBLE ASSETS	600	1,320	79,889
DEFERRED TAXES	—	—	18,252
DEFERRED FINANCING COSTS	—	—	12,409
OTHER ASSETS	13,934	16,794	1,329

	$684,470	$620,735	$987,913

CURRENT LIABILITIES
Notes payable	$962	$669	$1,521
Current maturities of long-term debt	1,398	259	8,630
Accounts payable	44,817	43,749	39,897
Accrued expenses and other current liabilities	44,382	37,482	60,561

Total current liabilities	91,559	82,159	110,609
LONG-TERM DEBT, less current maturities	549	204	570,633
PENSION AND OTHER POST RETIREMENT LIABILITIES	20,326	12,857	46,756
DEFERRED TAXES	3,761	3,762
OTHER LIABILITIES	240	275	3,506
COMMITMENTS AND CONTINGENCIES (Note K)
SHAREHOLDER’S EQUITY
Preferred stock	13	13	—
Common stock	4,289	4,289	259,974
Additional paid in capital	44,940	44,940	26
Retained earnings	467,376	425,533	(3,003)
Division equity	67,929	54,846	—
Accumulated other comprehensive loss	(16,512)	(8,143)	(588)

Total shareholder’s equity	568,035	521,478	256,409

	$684,470	$620,735	$987,913

The accompanying notes are an integral part of these statements.

United Components, Inc.

STATEMENTS OF EARNINGS

	Predecessor Combined
	Year Ended December 31,

	2002	2001	2000

	(in thousands)
Net sales	$928,551	$861,550	$878,001
Cost of sales	707,706	672,398	681,869

Gross profit	220,845	189,152	196,132

Operating expenses
Selling and warehousing	76,584	72,475	75,869
General and administrative	39,278	38,695	43,383
Amortization of goodwill and other intangibles	720	894	928

Total operating expenses	116,582	112,064	120,180

Operating income	104,263	77,088	75,952

Other income (expense)
Interest and dividends	5,173	6,377	5,775
Interest expense	(927)	(1,079)	(907)
Miscellaneous, net	(387)	850	(336)
Management fee expense	(79)	(79)	(60)

Income before income taxes	108,043	83,157	80,424
Income taxes	4,435	3,327	4,585

Net income	$103,608	$79,830	$75,839

Pro Forma (unaudited), adjusted solely for change in income tax filing status (Note O)
Historical income before provision for income taxes	$108,043	$83,157	$80,424
Income taxes	40,328	32,512	31,397

Net income	$67,715	$50,645	$49,027

The accompanying notes are an integral part of these statements.

United Components, Inc.

STATEMENTS OF EARNINGS

	Three Months			Six Months

	UCI	Predecessor	Predecessor	UCI	Predecessor	Predecessor
	Consolidated	Combined	Combined	Consolidated	Combined	Combined
	June 21, 2003	April 1, 2003	Three Months	June 21, 2003	January 1, 2003	Six Months
	through	through	ended	through	through	ended
	June 30, 2003	June 20, 2003	June 30, 2002	June 30, 2003	June 20, 2003	June 30, 2002

	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(in thousands)
Net sales	$26,179	$217,715	$244,163	$26,179	$455,617	$470,868
Cost of sales	23,402	189,087	183,637	23,402	374,501	358,106

Gross profit	2,777	28,628	60,526	2,777	81,116	112,762

Operating expenses
Selling and warehousing	2,213	17,832	20,469	2,213	37,736	40,086
General and administrative	1,440	11,731	10,208	1,440	21,637	19,521
Amortization of goodwill and other intangibles	164	30	30	164	60	660

Total operating expenses	3,817	29,593	30,707	3,817	59,433	60,267

Operating income (loss)	(1,040)	(965)	29,819	(1,040)	21,683	52,495

Other income (expense)
Interest and dividends	—	830	1,075	—	1,712	2,330
Interest expense	(3,860)	(121)	(63)	(3,860)	(245)	(302)
Miscellaneous, net	111	(255)	(150)	111	(408)	(361)
Management fee expense	(55)	(3)	(17)	(55)	(18)	(38)

Income (loss) before income taxes	(4,844)	(514)	30,664	(4,844)	22,724	54,124
Income taxes (benefit)	(1,841)	(23)	954	(1,841)	942	2,802

Net income (loss)	$(3,003)	$(491)	$29,710	$(3,003)	$21,782	$51,322

Pro Forma (unaudited), adjusted solely for change in income tax filing status (Note O)
Historical income (loss) before provision for income taxes		$(514)	$30,664		$22,724	$54,124
Income taxes (benefit)		(193)	11,530		8,544	20,188

Net income (loss)		$(321)	$19,134		$14,180	$33,936

The accompanying notes are an integral part of these statements.

United Components, Inc.

STATEMENTS OF SHAREHOLDER’S EQUITY

(in thousands)

						Accumulated
			Additional			Other	Total
	Preferred	Common	Paid-in	Retained	Division	Comprehensive	Shareholder’s	Comprehensive
	Stock	Stock	Capital	Earnings	Equity	Income	Equity	Income

Predecessor combined balance at January 1, 2000	$13	$4,289	$43,441	$383,231	$61,947	$(3,768)	$489,153
Dividends paid				(30,000)			(30,000)
Transfers with UIS, Inc., net					(19,995)		(19,995)
Issuance of stocks			1,499				1,499
Comprehensive income
Net earnings				52,235	23,604		75,839	$75,839
Other comprehensive income (loss)
Foreign currency adjustment						(2,298)	(2,298)	(2,298)
Minimum pension liability						(152)	(152)	(152)

Total comprehensive income								$73,389

Predecessor combined balance at December 31, 2000	$13	$4,289	$44,940	$405,466	$65,556	$(6,218)	$514,046
Dividends paid				(35,000)			(35,000)
Transfers with UIS, Inc., net					(35,473)		(35,473)
Comprehensive income
Net earnings				55,067	24,763		79,830	$79,830
Other comprehensive income (loss)
Foreign currency adjustment						(1,109)	(1,109)	(1,109)
Minimum pension liability						(816)	(816)	(816)

Total comprehensive income								$77,905

Predecessor combined balance at December 31, 2001	$13	$4,289	$44,940	$425,533	$54,846	$(8,143)	$521,478
Dividends paid				(25,000)			(25,000)
Transfers with UIS, Inc., net					(23,682)		(23,682)
Comprehensive income
Net earnings				66,843	36,765		103,608	$103,608
Other comprehensive income/ (loss)
Foreign currency adjustment						3,520	3,520	3,520
Minimum pension liability						(11,889)	(11,889)	(11,889)

Total comprehensive income								$95,239

Predecessor combined balance at December 31, 2002	$13	$4,289	$44,940	$467,376	$67,929	$(16,512)	$568,035

The accompanying notes are an integral part of these statements.

United Components, Inc.

STATEMENTS OF SHAREHOLDER’S EQUITY

(unaudited)
(in thousands)

						Accumulated
			Additional			Other	Total
	Preferred	Common	Paid-in	Retained	Division	Comprehensive	Shareholder’s	Comprehensive
	Stock	Stock	Capital	Earnings	Equity	Income	Equity	Income

Predecessor combined balance at January 1, 2002	$13	$4,289	$44,940	$425,533	$54,846	$(8,143)	$521,478
Transfers with UIS, Inc., net					(2,302)		(2,302)
Comprehensive income
Net earnings				32,909	18,413		51,322	$51,322
Other comprehensive income (loss)
Foreign currency adjustment						1,529	1,529	1,529

Total comprehensive income								$52,851

Predecessor combined balance at June 30, 2002	$13	$4,289	$44,940	$458,442	$70,957	$(6,614)	$572,027

Predecessor combined balance at January 1, 2003	$13	$4,289	$44,940	$467,376	$67,929	$(16,512)	$568,035
Dividends paid				(17,913)			(17,913)
Transfers, UIS intercompany receivable reported as dividend				(56,630)			(56,630)
Liability to UIS contributed to capital			20,271				20,271
Transfers with UIS, Inc., net					(10,120)		(10,120)
Comprehensive income
Net earnings				6,650	15,132		21,782	$21,782
Other comprehensive income (loss)
Foreign currency adjustment						4,125	4,125	4,125

Total comprehensive income								$25,907

Predecessor combined balance at June 20, 2003	$13	$4,289	$65,211	$399,483	$72,941	$(12,387)	$529,550

UCI consolidated balance at June 20, 2003		$259,974	$26				$260,000
Comprehensive income
Net earnings (loss)				(3,003)			(3,003)	$(3,003)
Other comprehensive income (loss)
Foreign currency adjustment						(588)	(588)	(588)

Total comprehensive income (loss)								$(3,591)

UCI consolidated balance at June 30, 2003	$—	$259,974	$26	$(3,003)	$—	$(588)	$256,409

The accompanying notes are an integral part of these statements.

United Components, Inc.

STATEMENTS OF CASH FLOWS

	Predecessor Combined
	Year Ended December 31,

	2002	2001	2000

	(in thousands)
Cash flows from operating activities:
Net earnings	$103,608	$79,830	$75,839

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	27,798	28,406	28,995
Amortization of goodwill and other intangibles	720	894	928
(Gain) loss on sale of assets, net	206	(184)	105
Loss on disposal of subsidiary	—	—	1,076
Changes in operating assets and liabilities
Accounts receivable	(28,399)	(3,249)	5,069
Inventories	(15,823)	19,267	(4,930)
Other current assets	(870)	1,573	(3,083)
Accounts payable	1,067	112	(3,442)
Accrued expenses and other current liabilities	6,332	583	(4,134)
Other assets	(1,657)	(3,790)	(4,295)
Other liabilities	688	1,227	1,121

	(9,938)	44,839	17,410

Net cash provided by operating activities	93,670	124,669	93,249

Cash flows from investing activities:
Acquisition of minority interest in subsidiary			(2,312)
Capital expenditures	(45,709)	(24,177)	(31,183)
Cash paid for acquisition	(65)	—	—
Proceeds from disposal of subsidiary	—	—	4,455
Proceeds from sale of assets	654	920	557

Net cash (used) in investing activities	(45,120)	(23,257)	(28,483)

Cash flows from financing activities:
Cash transfers to UIS, Inc., net	(42,444)	(91,038)	(63,882)
Payments of debt, net	1,432	(218)	53

Net cash (used) in financing activities	(41,012)	(91,256)	(63,829)

Effect of exchange rate changes on cash	1,118	(273)	(552)

Net increase in cash and cash equivalents	8,656	9,883	385
Cash and cash equivalents at beginning of year	19,698	9,815	9,430

Cash and cash equivalents at end of year	$28,354	$19,698	$9,815

The accompanying notes are an integral part of these statements.

United Components, Inc.

STATEMENTS OF CASH FLOWS

	UCI	Predecessor
	Consolidated	Combined	Combined
	June 21, 2003	January 1, 2003	Six Months
	through	through	ended
	June 30, 2003	June 20, 2003	June 30, 2002

	(unaudited)	(unaudited)	(unaudited)

	(in thousands)
Cash flows from operating activities:
Net earnings	$(3,003)	$21,782	$51,322

Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	1,049	12,928	13,119
Amortization of goodwill and other intangibles	164	60	660
(Gain) loss on sale of assets, net	(99)	242	(5)
Changes in operating assets and liabilities
Accounts receivable	(2,682)	(18,146)	(39,858)
Inventories	3,297	18,806	(12,108)
Other current assets	(6,337)	(3,035)	1,505
Accounts payable	4,192	(9,425)	12,381
Accrued expenses and other current liabilities	8,190	(2,438)	7,813
Other assets	2,244	715	(4,815)
Other liabilities	(52)	2,404	1,890

	9,966	2,111	(19,418)

Net cash provided by operating activities	6,963	23,893	31,904

Cash flows from investing activities:
Acquisition and related fees	(818,180)	—	—
Capital expenditures	(78)	(21,388)	(17,202)
Proceeds from sale of assets	—	215	344

Net cash (used) in investing activities	(818,258)	(21,173)	(16,858)

Cash flows from financing activities:
Issuance of debt	585,110	—	—
Financing fees and debt issuance cost	(21,340)	—	—
Stockholder’s equity contribution	260,000	—	—
Dividends and transfers to UIS, Inc., net	—	(28,033)	(13,887)
Payments of debt, net	—	(98)	1,582

Net cash (used in) provided by financing activities	823,770	(28,131)	(12,305)

Effect of exchange rate changes on cash	(236)	1,509	765

Net increase (decrease) in cash and cash equivalents	12,239	(23,902)	3,506
Cash and cash equivalents at beginning of period	4,452	28,354	19,698

Cash and cash equivalents at end of period	$16,691	$4,452	$23,204

The accompanying notes are an integral part of these statements.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A — GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

      United Components, Inc. is a wholly-owned subsidiary of UCI Acquisition Holdings, Inc. UCI Acquisition Holdings, Inc. and United Components, Inc. are corporations formed at the direction of The Carlyle Group (“Carlyle”). Affiliates of Carlyle own 99.4% of UCI Acquisition Holdings, Inc.’s common stock, and the remainder is owned by certain members of senior management.

      On June 20, 2003, United Components, Inc. (“UCI”) purchased from UIS, Inc. and UIS Industries, Inc., (together “UIS”), the vehicle parts business of UIS, consisting of all of the issued and outstanding common stock or other equity interests in Champion Laboratories, Inc., Wells Manufacturing Corporation, Neapco Inc., Pioneer, Inc., Wells Manufacturing Canada Limited, UIS Industries Ltd. (which is the owner of 100% of the capital stock of Flexible Lamps, Ltd. and Airtex Products Ltd.), Mid-South Mfg., Inc., Airtex Products S.A., Airtex Products, Inc., Talleres Mecanicos Montserrat S.A. de C.V., Brummer Seal de Mexico, S.A. de C.V., Brummer Mexicana en Puebla, S.A. de C.V., Automotive Accessory Co. Ltd. and Airtex Products, LLC, a limited liability company that owns the assets of the Airtex Products business of UIS, Inc. (See Note O — Acquisition).

      The vehicle parts businesses of UIS, consisting of the aforementioned entities, are collectively referred to in these financial statements as the “Predecessor Company” or “Predecessor.” In these notes to the financial statements, the term the “Company” refers to both UCI and the Predecessor Company. The aforementioned June 20, 2003 Acquisition is referred to in these notes to the financial statements as “the Acquisition”.

      The Company operates in one business segment through its division and subsidiaries. The Company manufactures and distributes vehicle replacement parts primarily in North America and Europe servicing the vehicle replacement parts market (also referred to as “the aftermarket”).

      A summary of the significant accounting policies applied in the preparation of the accompanying combined financial statements follows:

1.	Principles of Combination and Consolidation

      The Predecessor combined financial statements include the accounts of the Predecessor Company. During 2000, UIS liquidated Luber Finer Europe, N.V. and disposed of Luber Finer Filter Vertriebs GMBH. Intercompany account balances and transactions have been eliminated between the automotive related subsidiaries. However, no intercompany activity has been eliminated with UIS or UIS’s non-automotive-related subsidiaries.

      The UCI consolidated financial statements include the accounts of UCI and its subsidiaries. Intercompany account balances and transactions have been eliminated.

2.	Revenue Recognition

      The Company records sales when products are shipped and title has transferred to the customer, the sales price is fixed and determinable, and the collectibility of revenue is reasonably assured. Approximate losses from sales returns and other allowances are recorded when sales are recorded. Adjustments to such returns and allowances are made as new information becomes available.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A (continued)

3.	Trade Accounts Receivable and Allowance for Doubtful Accounts

      Trade accounts receivable are stated at historical value, which approximates fair value. The Company does not generally require collateral for its trade accounts receivable.

      Accounts receivable have been reduced by an allowance for amounts that may become uncollectible in the future. These allowances are based on a combination of write-off history, aging analysis, and specific evaluations. The allowance for doubtful accounts was $7.8 million, $6.9 million and $9.9 million at December 31, 2002 and 2001 and June 30, 2003, respectively.

4.	Inventories

      Inventories are stated at the lower of cost or market; cost is principally determined using the first-in, first-out method. Inventories are reduced by an allowance for excess and obsolete inventories, based on the Company’s review of on-hand inventories. The cost of these inventory write-downs is included in the statements of earnings as cost of sales.

5.	Depreciation and Amortization

      Depreciation of property, plant and equipment is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by the straight-line method. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Capitalized lease equipment is amortized over the terms of the respective leases.

      Major renewals and improvements of property and equipment are capitalized, and repairs and maintenance are expensed as incurred. The Company incurred expenses relating to the repairs and maintenance of plant and equipment of approximately $0.7 million and $0.4 million for the three months ended June 30, 2003 and 2002, respectively, and approximately $1.2 million and $0.9 million for the six months ended June 30, 2003 and 2002, respectively, and $2.1 million, $1.6 million and $1.7 million for the years ended December 31, 2002, 2001 and 2000, respectively.

6.	Goodwill and Intangible Assets

      In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 requires the use of the purchase method of accounting for business combinations and prohibits the use of the pooling-of-interests method. SFAS No. 141 also refines the definition of intangible assets acquired in a purchase business combination. As a result, the purchase price allocation of current business combinations may be different than the allocation that would have resulted prior to the adoption of SFAS 141. Business combinations must be accounted for using SFAS No. 141 effective July 1, 2001. SFAS No. 142 eliminates the amortization of goodwill, requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. The Company adopted SFAS No. 142 on January 1, 2002. SFAS 142 also prohibits the amortization of goodwill associated with business combinations that closed after June 30, 2001.

      In accordance with SFAS No. 141, there was no change in the purchase price allocation upon adoption of the standard. In addition, an initial goodwill impairment test was required to be performed in 2002 as of January 1, 2002. This initial test and the Company’s first annual goodwill impairment test resulted in no goodwill impairment charges. The Company will continue to perform annual impairment tests. When events and circumstances so indicate, all long-term assets, including goodwill, are assessed for recoverability based

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A (continued)

upon future net cash flow forecasts. If the Company determines that there has been a decline in value of the acquired enterprise, the Company will write down the value of the goodwill to the revised fair value. No impairment losses have been recognized in any of the periods presented.

      For the years ended December 31, 2001 and 2000, net income would have been $640,000 and $673,000 higher, respectively, if goodwill amortization was excluded from income from continuing operations.

      The intangible asset subject to amortization prior to the Acquisition is the distribution network recorded on one of the subsidiaries. This intangible asset is being amortized on a straight-line basis over fifteen years.

7.	Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

      The Company evaluates its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment losses have been recognized in any of the periods presented.

8.	Income Taxes

      Prior to June 21, 2003, the subsidiaries comprising the Predecessor Company were treated as disregarded entities for U.S. tax purposes (Qualified Subchapter S subsidiaries, or Q subs). As Q subs of UIS, the subsidiaries were included in the U.S. Federal and certain state S corporation income tax returns of UIS. No tax sharing arrangement existed for the subsidiaries comprising the Company.

      As such, the income taxes on the earnings of the Predecessor Company were paid by the sole shareholder of UIS pursuant to an election for Federal income tax purposes not to be taxed as a corporation. Accordingly, no provision has been made in the accompanying financial statements for Federal income taxes on the net earnings of these companies for the periods prior to June 21, 2003. A provision for certain state franchise and income taxes has been made.

      Deferred tax assets and liabilities are provided for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities for certain state and foreign entities at enacted tax rates expected to be in effect when such amounts are realized or settled, subject to a valuation allowance where uncertainty exists as to the ultimate recoverability of net deferred tax assets.

      The principal types of differences between assets and liabilities for financial statement and tax return purposes giving rise to deferred income taxes are accrued expenses, accumulated depreciation, certain costs capitalized to inventory and allowance for doubtful accounts. Deferred taxes have been recorded for these differences.

      The Q sub status and the S corporation status terminated immediately prior to the Acquisition. (See Note O). The Company became a C corporation and will be subject to both Federal and state income taxes and will begin to file a consolidated Federal income tax return. UCI’s effective tax will increase accordingly. As part of the preliminary allocation of the Acquisition purchase price, net deferred tax assets have been increased in recognition of UCI’s higher effective tax rate.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A (continued)

9.	Foreign Currency Translation

      The financial statements of all foreign subsidiaries were prepared in their local currencies. The assets and liabilities are translated to U.S. dollars using the exchange rates in effect at the applicable balance sheet date. Statements of earnings are translated using the average exchange rates during the applicable period.

      Resulting translation adjustments are recorded as a component of shareholder’s equity in “Other comprehensive income.” Foreign exchange gains and losses included in the combined statements of earnings are not material.

10.	Reporting of Comprehensive Income

      Comprehensive income includes net income as well as foreign currency translation exchange gains and losses and deferred pension liabilities, which result in adjustments to equity in the periods presented.

11.	Fair Value of Financial Instruments

      The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

a.	Cash and cash equivalents

      The carrying amount of cash equivalents approximates fair value because the original maturity is less than 90 days.

b.	Long-term debt

      The carrying amount approximates fair value. The long-term debt subject to variable interest rates reflects adjustments in the market rates of interest. The long-term debt with a fixed interest rate was issued on June 20, 2003.

12.	Statements of Cash Flows

      The Company considers certificates of deposit, commercial paper and other highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash payments for interest and income taxes (net of refunds) and non-cash transactions were as follows:

	Three Months		Six Months Ended
	Ended June 30,		June 30,		Year Ended December 31,

	2003	2002	2003	2002	2002	2001	2000

	(in thousands)
Interest	$234	$178	$323	$330	$586	$479	$477
Income taxes	1,901	1,376	1,973	1,607	2,014	2,252	2,375
Noncash transactions
Dividends recorded as a reduction to the receivable from UIS	56,630	—	56,630	—	25,000	35,000	30,000
Additions to capital stock of subsidiaries through capitalization of amounts due to UIS	20,271	—	20,271	—	—	—	1,499

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A (continued)

13.	Concentration of Credit Risk

      Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and trade accounts receivable.

      The Company primarily operates in the vehicle replacement parts market through its manufacturing and/or distribution of a broad range of filtration products, fuel and cooling systems, engine management systems, driveline components and lighting systems to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets.

      These products are sold to a wide base of customers for use by original equipment manufacturers and aftermarket consumers. The Company has outstanding receivables owed by these customers and to date has experienced no significant collection problems. Sales to a single customer, AutoZone, approximated 23%, 22% and 19% of total net sales for the years ended December 31, 2002, 2001 and 2000, respectively, and 24% and 22% for the three months ended June 30, 2003 and 2002, respectively, and 24% and 22% for the six months ended June 30, 2003 and 2002, respectively. No other customer accounts for more than 10% of total net sales for the three months and six months ended June 30, 2003 and 2002 and for the years ended December 31, 2002, 2001 and 2000. Although the Company is directly affected by the vehicle parts industry, management does not believe significant credit risk exists.

      The Company places its cash investments with a relatively small number of high credit quality financial institutions. As a result, substantially all of the cash and cash equivalents, including foreign cash balances (which total $21.1 million and $3.6 million) at December 31, 2002 and June 30, 2003, respectively, are uninsured.

14.	Financial Statement Presentation

      The following provides a description of certain items that appear in the Company’s combined financial statements:

          Net sales

      Net sales represent gross sales less deductions taken for incentive rebate programs, co-op advertising, sales returns, allowances and discounts.

          Cost of sales

      Cost of sales includes all costs of manufacturing required to bring a product to a ready-for-sale condition. Such costs include direct and indirect materials (net of vendor consideration), direct and indirect labor costs, including fringe benefits, supplies, utilities, depreciation, insurance, pension and post-retirement benefits, information technology costs, shipping and other costs.

          Selling and warehousing expenses

      Selling and warehousing expenses primarily include sales and marketing, warehousing, engineering and technical services and distribution. The major cost elements for this line item include salary and wages, pension and fringe benefits, freight, depreciation and advertising.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A (continued)

          General and administrative expenses

      General and administrative expenses primarily include executive, accounting and legal personnel and fringe benefits, professional fees, pension benefits, insurance, provisions for doubtful accounts and rent.

15.	Shipping and handling fees and costs

      In accordance with Earnings Issues Task Force Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (“Issue 00-10”), all shipping and handling fees billed to customers are classified as revenues. The cost of shipping product to customers is included in cost of goods sold.

16.	Advertising

      Advertising costs included in selling and warehousing on the statements of earnings are expensed as incurred. Advertising expense for the three months ended June 30, 2003 and 2002 was approximately $3.1 million and $3.1 million, respectively, and for the six months ended June 30, 2003 and 2002 was approximately $5.8 million and $5.1 million, respectively. Advertising expense for the years ended December 31, 2002, 2001 and 2000 was approximately $9.0 million, $6.6 million and $7.9 million, respectively.

17.	Warranties

      The Company records an approximation of warranty cost under its basic limited warranty when product revenue is recognized. Expenses related to warranties are included in the cost of sales line on the combined statement of earnings.

18.	Insurance Reserves

      Prior to the Acquisition, the Company had insurance under UIS’s master policies for group, worker’s compensation, automobile, product and general liability. These policies were subject to retrospective rating adjustments, for which the Company is responsible. These adjustments were predicated upon paid losses, reserves and expenses. The projections involved in determining the adjustments and the original estimate loss provision were subject to substantial uncertainty because of several unpredictable factors, including actual claims experience, regulatory changes, litigation trends and changes in inflation. Amounts due to UIS for insurance reserves were included in accrued expenses on the balance sheet.

      As of the June 20, 2003 Acquisition, the Company is no longer covered by the UIS master insurance policies. As of that date, the Company has purchased insurance, which does not include retrospective rating adjustments but does include high deductibles for which the Company is responsible. Consequently, the Company is subject to the same substantial uncertainty as those described in the preceding paragraph. Estimated losses for which the Company is responsible are recorded in accrued expenses in the June 30, 2003 balance sheet.

19. Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The estimates and assumptions relate to estimates of collectibility of accounts receivable and the realizability of

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A (continued)

inventory, goodwill and other intangible assets, costs accruals, insurance reserves, income taxes and other factors. Management has exercised reasonableness in deriving these estimates; however, actual results could differ from these estimates. Consequently, an adverse change in those conditions could affect the Company’s estimate.

      The June 30, 2003 balance sheet and the income statement for the period of June 21, 2003 to June 30, 2003 include the effects of the preliminary allocation of the Acquisition purchase price. (See Note O — Acquisition). The purchase price has been allocated based on preliminary estimates of the fair value of the assets acquired and liabilities assumed. Purchase price allocations are subject to change until all pertinent information regarding the acquisition and the assets and liabilities of the Company are obtained and fully evaluated.

20. Interim Financial Statements

      The financial statements at June 30, 2003 and for the three and six month periods ended June 30, 2003 and 2002 are unaudited. In the opinion of the Company, these financial statements include all adjustments necessary for a fair presentation of the financial position and results of operations for such periods.

      Such adjustments include normal recurring adjustments and, in the case of the June 30, 2003 balance sheet and the statement of earnings for the period June 21, 2003 to June 30, 2003, include the effects of the preliminary allocation of the Acquisition purchase price (See Note O — Acquisition). The purchase price has been allocated based on preliminary estimates of the fair value of the assets acquired and the liabilities assumed. Purchase price allocations are subject to change until all pertinent information regarding the acquisition and the assets and liabilities of the Company are obtained and fully evaluated.

21. New Accounting Pronouncements

      In June 2001, FASB issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset with subsequent changes in the liability recognized as a result of the passage of time or revisions in the timing or amount of the estimated cash flows. The statement is effective for fiscal years beginning after June 15, 2002. The Company adopted this statement as of January 1, 2003. The effect of such adoption was not significant.

      In November 2002, the Emerging Issues Task Force reached a consensus opinion on EITF 02-16, “Accounting by a Customer (including a reseller) for Certain Consideration Received from a Vendor.” EITF 02-16 requires that cash payments, credits, or equity instruments received as consideration by a customer from a vendor should be presumed to be a reduction of cost of sales when recognized by the customer in the income statement. In certain situations, the presumption could be overcome and the consideration recognized either as revenue or a reduction of a specific cost incurred. The consensus should be applied prospectively to new or modified arrangements entered into after December 31, 2002. As of January 1, 2003, the Company adopted this EITF, and there was no material effect on the combined financial statements.

      In January 2003, FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” an Interpretation of ARB No. 51 (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A (continued)

new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. This interpretation did not have a material impact on the Company’s combined financial statements as the Company has no variable interest entities.

      In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets.” The standard requires that long-lived assets be measured at the lower of the carrying amount or fair value less costs to sell. The standard was effective for 2002 and is generally to be applied prospectively. The implementation of this standard did not have a material impact on the Company’s financial position or results of operations.

      On April 30, 2003, FASB issued Statement No. 149 (“SFAS No. 149”), “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement No. 133, and it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003 and is to be applied prospectively. The Company has not yet completed its analysis of SFAS No. 149 and, therefore, the effect on the Company’s combined financial statements of the implementation of SFAS No. 149, when effective, has not yet been determined.

      On May 15, 2003, FASB issued Statement No. 150 (“SFAS No. 150”), “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that pursuant to its terms can be a liability or an asset depending on certain circumstances. SFAS No. 150 affects the issuer’s accounting for three types of free-standing financial instruments:

•	mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets;

•	instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; includes put options and forward purchase contracts; and

•	obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares.

      SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company is not yet required to apply SFAS No. 150 and has not yet completed its analysis of SFAS No. 150 and, therefore, the effect on the Company’s combined financial statements of the implementation of SFAS No. 150, when effective, has not yet been determined.

22. Segment Reporting

      In accordance with the provisions of Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information,” the Company reports as one segment. The

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE A (continued)

Company is in one business, which is the manufacturing and distribution of vehicle parts. The products and services, customer base, distribution channel, manufacturing process, procurement, and economic characteristic are similar throughout all of the Company’s operations.

23. Reclassifications

      Certain items in the financial statements have been reclassified to conform to the 2002 and the June 30, 2003 presentations.

NOTE B — ACCOUNTS RECEIVABLE

      Accounts receivable consist of trade receivables from sales for which credit is extended based on the customer credit history.

      Changes in the Company’s allowance for doubtful accounts are as follows at:

	December 31,	December 31,	June 30,
	2002	2001	2003

	(in thousands)
Beginning balance	$6,859	$7,459	$7,783
Provision for doubtful accounts	1,584	1,647	2,453
Accounts written off	(734)	(2,590)	(340)
Recoveries	74	343	7

Ending balance	$7,783	$6,859	$9,903

NOTE C — INVENTORIES

      The composition of inventories is presented below:

	December 31,
			June 30,
Description	2002	2001	2003

	(in thousands)
Raw materials	$31,886	$20,141	$30,139
Work-in-process	44,674	47,748	51,523
Finished goods	137,390	130,238	139,200

	$213,950	$198,127	$220,862

NOTE D — PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment recorded at cost consist of the following:

		December 31,
	Depreciable			June 30,
Description	Life	2002	2001	2003

		(in thousands)
Land and improvements	5-25 years	$14,914	$15,851	$14,722
Buildings and improvements	4-40 years	74,862	64,123	45,609
Equipment	3-10 years	319,733	290,636	159,374

		409,509	370,610	219,705
Less accumulated depreciation and amortization		256,980	236,977	1,049

		$152,529	$133,633	$218,656

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE D (continued)

      June 30, 2003 amounts include the effects of the preliminary allocation of the Acquisition purchase price. (see Note O — Acquisition). The amounts reflect preliminary estimates of the fair value of property and equipment and their remaining lives. These preliminary estimates are subject to change until all pertinent information regarding the fair value and the remaining life of the Company’s property and equipment has been obtained and fully evaluated. An essential, but incomplete, element to finalizing the allocation of the Acquisition purchase price is an appraisal of property, plant and equipment done by an independent valuation specialist.

      Included in equipment shown above are purchases totaling approximately $0.9 million under capital lease obligations to be paid over three years. Accumulated amortization was approximately $247,000 and $1,300 at December 31, 2002 and June 30, 2003, respectively.

NOTE E — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

      Accrued expenses consist of the following:

	December 31,
			June 30,
	2002	2001	2003

	(in thousands)
Salaries and wages	$7,554	$7,010	$4,484
Vacation pay	4,569	4,360	6,718
Customers’ rebates and discounts	4,366	2,139	5,132
Other credit due customers	3,111	2,041	1,845
Pension and profit sharing	2,904	2,670	2,986
Insurance	1,188	1,150	5,750
Product return	4,252	2,958	13,425
Advertising	1,719	2,156	2,712
Interest	—	—	1,236
Debt financing	—	—	1,771
Environmental	—	—	1,250
Other	14,719	12,998	13,252

	$44,382	$37,482	$60,561

NOTE F — DEBT

          Notes payable

      At December 31, 2002 and 2001 and June 30, 2003, notes payable consist of short-term borrowings of a foreign subsidiary with foreign credit institutions of $962,000, $669,000 and $1,521,000, respectively. These short-term borrowings bear interest at EURIBOR, plus 0.5%, which was 3.55%, 3.85% and 2.51% at December 31, 2002 and 2001 and June 30, 2003, respectively. The notes payable are collateralized by certain accounts receivable related to the amounts financed.

          Capitalized leases

      The capitalized leases are collateralized by the related equipment being leased.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE F (continued)

          Short-term bank debt

      Short-term bank debt consists of bank overdrafts at certain foreign subsidiaries.

          Acquisition related debt

      See Note O — Acquisition for a description of debt incurred in conjunction with the Acquisition.

      Debt is summarized as follows:

	December 31,
			June 30,
	2002	2001	2003

	(in thousands)
Notes payable	$962	$669	$1,521
Capitalized leases	985	182	571
Short-term bank debt	962	281	—
Acquisition related debt	—	—	578,692

	2,909	1,132	580,784
Less current maturities	2,360	928	10,151

	$549	$204	$570,633

      The following is a schedule of future payments of long-term debt at:

	December 31,	June 30,
	2002	2003

	(in thousands)
2003 (second half at June 30)	$2,360	$7,401
2004	361	5,736
2005	183	5,676
2006	5	8,029
2007	—	13,000
2008	—	23,000
Thereafter	—	517,942

	$2,909	$580,784

      Interest expense relating to capitalized lease obligations, notes payable and other debt, other than debt with related parties, was approximately $149,000, $128,000, and $46,000 for the years ended December 31, 2002, 2001, and 2000, respectively, and $3,920,000 and $52,000 for the six months ended June 30, 2003 and 2002, respectively.

NOTE G — INCOME TAXES

      The Predecessor Company was a part of the legal entity, UIS, Inc., and was included in the U.S. Federal and state income tax returns of UIS. The accompanying financial statements have been prepared assuming the Predecessor Company had filed separate tax returns as a stand-alone company for the periods presented.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE G (continued)

      The components of income before provision for income taxes consist of the following:

	Three Months		Six Months
	Ended June 30,		Ended June 30,		Year Ended December 31,

	2003	2002	2003	2002	2002	2001	2000

	(in thousands)
Income (loss) before income taxes
United States	$(5,600)	$27,966	$15,603	$48,462	$99,077	$76,039	$74,939
Non-United States	242	2,698	2,277	5,662	8,966	7,118	5,485

	$(5,358)	$30,664	$17,880	$54,124	$108,043	$83,157	$80,424

      A summary of components of the provision for income taxes is as follows:

	Three Months		Six Months
	Ended June 30,		Ended June 30,		Year Ended December 31,

	2003	2002	2003	2002	2002	2001	2000

	(in thousands)
Current foreign	$31	$715	$576	$1,495	$2,777	$2,361	$2,598
Current state and local	(1,635)	24	(1,266)	866	1,104	473	1,296

	(1,604)	739	(690)	2,361	3,881	2,834	3,894

Deferred foreign	40	40	91	91	182	513	1,077
Deferred state and local	(300)	175	(300)	350	372	(20)	(386)

	(260)	215	(209)	441	554	493	691

	$(1,864)	$954	$(899)	$2,802	$4,435	$3,327	$4,585

      The reconciliation of income taxes computed at the United States Federal statutory tax rate to income tax expense is:

	Three Months		Six Months
	Ended June 30,		Ended June 30,		Year Ended December 31,

	2003	2002	2003	2002	2002	2001	2000

	(in thousands)
Income tax provision (benefit) at U.S. Federal statutory income tax rate	$(1,875)	$10,732	$6,258	$18,943	$37,814	$29,105	$28,148
Federal benefit from S corporation tax status	180	(10,732)	(7,953)	(18,943)	(37,814)	(29,105)	(28,148)
Foreign income tax	(14)	755	498	1,585	2,959	2,875	3,675
Permanent difference	—	—	—	1	2	3	9
State income taxes, net	(155)	199	298	1,216	1,474	449	901

Income tax provision (benefit)	$(1,864)	$954	$(899)	$2,802	$4,435	$3,327	$4,585

At December 31, 2002 and 2001, deferred tax assets are comprised primarily of inventory-related timing differences between book and tax, and deferred tax liabilities are primarily attributable to depreciation differences. As a result of the Acquisition, the Company is a C corporation, as defined in the

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE G (continued)

Internal Revenue Code (see Note A and O), and the tax basis of many of its assets and liabilities has changed. At June 30, 2003, the components of deferred tax assets and (liabilities) are summarized below:

	Current	Noncurrent

	(in thousands)
Product returns accrual	$4,978	$—
Pension and other post retirement liabilities	727	17,327
Vacation accrual	2,583	—
Other	853	925

	$9,141	$18,252

NOTE H — CREDIT FOR FOREIGN TAXES

      The Company has not made a provision for credits available on foreign taxes paid, because, prior to June 20, 2003, these credits are realizable at the UIS level only.

NOTE I — EMPLOYEE BENEFIT PLANS

      The Company maintains defined benefit retirement plans covering certain U.S. and non-U.S.-employees, as well as retirement savings plans covering eligible U.S. employees. The defined benefit retirement plans are generally based on years of service and employee compensation.

1. Pension Plans

      The following tables set forth the Plans’ status as of December 31, 2002 and 2001. An actuarial valuation as of June 30, 2003 is in process but is not yet available. The Company has made an estimate of its pension expense for the six months ended June 30, 2003. This estimate will be adjusted to the actuarially determined amount when it is available.

	2002	2001

	(in thousands)
Change in benefit obligation
Benefit obligation at beginning of year	$127,621	$111,191
Service cost	4,734	4,482
Interest cost	8,659	8,238
Actuarial loss	6,780	8,562
Benefits paid	(5,144)	(4,881)
Other	32	29

Benefit obligation at end of year	$142,682	$127,621

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE I (continued)

	2002	2001

	(in thousands)
Change in plan assets
Fair value of plan assets at beginning of year	$149,543	$156,946
Actual return on plan assets	(15,354)	(3,412)
Employer contributions	902	890
Benefits paid	(5,144)	(4,881)

	$129,947	$149,543

Funded status	$(12,736)	$21,922
Unrecognized net actuarial (gain) loss	26,963	(9,134)
Unrecognized prior service cost	1,494	2,039
Unrecognized transition asset	(273)	(659)

Prepaid benefit cost	$15,448	$14,168

      The net prepaid benefit cost is classified in the balance sheet as follows:

	2002	2001

Deferred pension costs included in other assets	$12,387	$15,841
Accumulated amounts included in other comprehensive income	12,857	968
Accrued pension cost included in pension and other post-retirement liabilities	(9,796)	(2,641)

	$15,448	$14,168

      The following are the components of net periodic benefit cost (income):

	Year Ended December 31,

	2002	2001	2000

	(in thousands)
Service cost	$4,734	$4,482	$4,122
Interest cost	8,659	8,238	7,728
Expected return on plan assets	(13,026)	(13,811)	(12,619)
Recognized net actuarial (gain) loss	(221)	(328)	(282)
Amortization of transition (asset) obligation	(386)	(310)	(310)
Amortization of prior service cost	598	592	566
Amortization of deferral of unrecognized gain	(736)	(1,121)	(1,252)

	$(378)	$(2,258)	$(2,047)

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE I (continued)

      Assumptions used in the computation of net pension expense are as follows:

Year Ended December 31,

	2002	2001	2000

Weighted-average discount rate for plan obligations	6.5% - 7.0%	7.0% - 7.5%	7.50% - 8.0%
Rate of future compensation increases	3.0% - 8.0%	3.5% - 7.0%	3.75% - 8.0%
Weighted-average rate of return on plan assets	3.0% - 8.0%	4.62% - 9.0%	4.69% - 9.0%

      The Predecessor Company’s funding policy for the plans was to make contributions in such amounts as determined by the Board of Directors of UIS, which were to be consistent with the plans’ objectives and in full compliance with the minimum funding requirements imposed by applicable regulations under the Employee Retirement Income Security Act of 1974 (“ERISA”). Assets of the plans are principally invested in government and corporate bonds and common stocks.

2. Profit Sharing and Defined Contribution Pension Plans

      Certain subsidiaries and divisions sponsor defined contribution plans under section 401(k) of the Internal Revenue Code of 1986. Eligible participants may elect to defer from 5% to 15% of eligible compensation. Such subsidiaries are required to match up to 50% of employees’ contributions up to 6%. The Company had expenses for profit sharing and defined contribution pension plans of approximately $1.3 million and $0.5 million for the three months ended June 30, 2003 and 2002, respectively, and $2.5 million and $1.2 million for the six months ended June 30, 2003 and 2002, respectively, and $3.6 million, $2.8 million, and $2.1 million for the years ended December 31, 2002, 2001 and 2000, respectively.

3. Other Postretirement Benefits

      Certain subsidiaries of the Company provide health care and life insurance benefits to eligible retired employees.

      In accordance with Statement of Financial Accounting Standards No. 106 (“SFAS No. 106”), “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” the cost of postretirement benefits is recognized in the financial statements during the employee’s active service period.

      The following tables present information for the post-retirement health benefit plans as of December 31, 2002 and 2001. An actuarial valuation as of June 30, 2003 is in process but is not yet available. The Company has made an estimate of the expense of these plans for the six months ended June 30, 2003. This estimate will be adjusted to the actuarially determined amount when it is available.

	2002	2001

	(in thousands)
Change in benefit obligation
Benefit obligation at beginning of year	$7,227	$6,471
Service cost	260	242
Interest cost	505	519
Actuarial (gain) loss	462	440
Benefits paid	(438)	(445)

Benefit obligation at end of year	$8,016	$7,227

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE I (continued)

	2002	2001

	(in thousands)
Funded status	$(8,016)	$(7,227)
Unrecognized net actuarial (gain) loss	(336)	(3,313)
Unrecognized prior service cost	(2,378)	(127)

Prepaid (accrued) benefit cost	$(10,730)	$(10,667)

      The following are the components of net periodic benefit cost (income):

	Year Ended December 31,

	2002	2001	2000

	(in thousands)
Service cost	$260	$242	$304
Interest cost	505	519	628
Recognized net actuarial (gain) loss	(36)	(38)	(29)
Amortization of prior service cost	(51)	(51)	(51)
Amortization of deferral of unrecognized gain	(162)	(177)	(46)

	$516	$495	$806

	Year Ended December 31,

	2002	2001	2000

Weighted-average assumptions
Expected return on plan assets	N/A	N/A	N/A
Rate of compensation increase	3.0% - 3.5%	2.0% - 3.3%	3.80%
Discount rate	6.5%	7.0%	8.00%

      The annual health care cost trend rate is assumed to remain constant at 5.5%. Increasing the assumed healthcare cost trend rates by one percentage point would result in additional annual costs of approximately $58,000. Decreasing on the assumed health care cost trend rates by one percentage point would result in a decrease of approximately $48,000 in annual costs.

      The Company continues to fund medical and life insurance benefit costs principally on a pay-as-you-go basis. The pay-as-you-go expenditures for postretirement benefits have not been material.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE J — PRODUCT RETURNS LIABILITY

      The product returns liability is included in accrued and other current liabilities. It includes accruals for parts returned due to manufacturing defect and for certain parts returned because of customer excess quantities. The changes in the Company’s product returns liability are as follows:

			Six Months
	Year Ended December 31,		Ended
			June 30,
	2002	2001	2003

	(in thousands)
Liability, beginning of period	$2,958	$2,257	$4,252
Loss on parts returned	(32,546)	(28,117)	(17,368)
Additional loss provision	33,840	28,818	16,941
Allocation of Acquisition purchase price adjustment	—	—	9,600

Liability, end of period	$4,252	$2,958	$13,425

NOTE K — COMMITMENTS AND CONTINGENCIES

          Leases

      The following is a schedule by years of the future minimum payments under operating leases that have remaining non-cancelable lease terms:

(in thousands)
Six months ended December 31, 2003	$2,500
Year ended December 31, 2004	3,471
Year ended December 31, 2005	2,756
Year ended December 31, 2006	2,662
Year ended December 31, 2007	2,389
Year ended December 31, 2008 and thereafter	7,689

$21,467

      These leases also provide for payment of taxes and other expenses. Rent expense approximated $1.3 million and $1.2 million for the three months ended June 30, 2003 and 2002, respectively, and $2.5 million and $2.4 million for the six months ended June 30, 2003 and 2002, respectively, and $5.0 million, $5.7 million, and $5.4 million for the years ended December 31, 2002, 2001 and 2000, respectively.

          Equipment

      The Company has commitments of approximately $1.5 million, $0.9 million and $10.9 million at December 31, 2002 and 2001, and June 30, 2003, respectively, for machinery and equipment purchases.

          Litigation

      The Company is subject to various other contingencies, including legal proceedings and claims arising out of its business that cover a wide range of matters, including, among others, product liability, warranty and employment matters. The Company believes that these proceedings will not have a material adverse effect on the combined financial position of the Company.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE K (continued)

          Environmental

      The Company is subject to contingencies pursuant to environmental laws and regulations that in the future may require the Company to take action to correct the effects on the environment of prior disposal practices or releases of chemical or petroleum substances by the Company or other parties. The Company has accrued liabilities for certain environmental remediation activities included in the accrued expenses and other current liabilities line and the other liabilities line on the balance sheet, which, in management’s opinion, are appropriate based on the facts and circumstances that are currently known. As part of the effort to finalize the allocation of the Acquisition purchase price (see Note O), the Company is in the process of obtaining internal and independent consultant evaluations of environment-related risks. The results of that effort may require an increase in the liability that is recorded for environment-related issues when the allocation of the Acquisition purchase price is finalized. Consequently, the pre-acquisition April 1 to June 20, 2003 period may be impacted by the final estimate of this liability.

NOTE L — SHAREHOLDER’S EQUITY

      The Predecessor Company is comprised of wholly-owned subsidiaries and a division representing the vehicle replacement parts businesses of UIS Industries, Inc. The shareholder’s equity at December 31, 2002 and 2001 represent the combined balances of these companies’ and division equity accounts.

NOTE M — RELATED PARTY TRANSACTIONS

      UIS maintained casualty insurance (workers’ compensation, commercial general liability, including product liability and recall and comprehensive automobile) for all of its subsidiaries, including the Company. UIS allocated premium expense to each subsidiary based on rates charged by the insurance carrier and predicated and adjusted on estimated losses. UIS is liable for the settlement of all claims on these policies. As of the Acquisition date, the Company is no longer covered by UIS.

      UIS management fee expense charged to the Predecessor Company was $3,000 and $17,000 for the three months ended June 30, 2003 and 2002, respectively, and $18,000 and $38,000 for the six months ended June 30, 2003 and 2002, respectively, and $79,000, $79,000 and $60,000 for the years ended December 31, 2002, 2001 and 2000, respectively. Amounts due for management fee are included in due from parent.

      Occasionally, UIS extended financing to the Predecessor Company. Interest charges to the Predecessor Company on debt to UIS were $96,000 and $126,000 for the three months ended June 30, 2003 and 2002, respectively, and $180,000 and $278,000 for the six months ended June 30, 2003 and 2002, respectively, and $418,000, $975,000 and $1,096,000 for the years ended December 31, 2002, 2001 and 2000, respectively, and are recorded as interest expense. In addition, the subsidiaries will extend financing to UIS. Interest charges to UIS were $698,000 and $968,000, for the three months ended June 30, 2003 and 2002, respectively, and $1,442,000 and $2,008,000 for the six months ended June 30, 2003 and 2002, respectively, and $4,213,000, $5,674,000 and $5,319,000 for the years ended December 31, 2002, 2001 and 2000, respectively, and are recorded as interest income. Amounts due related to interest charges are included in due from Parent.

      Concurrent with the Acquisition, the Company entered into employment agreements with certain of its executive officers providing for annual compensation amounting to approximately $0.7 million per annum plus bonuses (as defined in the agreement) and severance pay under certain circumstances (as defined in the agreement).

      In connection with the Acquisition, the Company entered into a management agreement with TC Group, L.L.C., an affiliate of Carlyle, for management and financial advisory services and oversight to be provided to the Company and its subsidiaries. Pursuant to this agreement, the Company will pay an annual management fee of $2.0 million and annual out-of-pocket expenses, and the Company may pay Carlyle additional fees

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE M (continued)

associated with financial advisory and other future transactions. Carlyle also received a one-time transaction fee of $10.0 million upon consummation of the Acquisition. The agreement also provides for indemnification of Carlyle against liabilities and expenses arising out of Carlyle’s performance of services under the agreement. The agreement terminates either when Carlyle or its affiliates own less than 10% of the Company’s equity interest or when the Company and Carlyle mutually agree to terminate the agreement. For the period June 21, 2003 through June 30, 2003, the Company accrued $55,000 for these management fees.

NOTE N — GEOGRAPHIC INFORMATION

      The Company had the following sales by country:

	Three Months Ended		Six Months Ended
	June 30,		June 30,		Year Ended December 31,

	2003	2002	2003	2002	2002	2001	2000

	(in thousands)
United States	$202,581	$206,695	$402,551	$396,603	$773,237	$720,926	$721,577
Canada	7,536	6,103	15,150	14,871	36,118	30,670	38,173
United Kingdom	9,131	10,031	18,538	18,832	34,204	39,339	45,392
Mexico	6,649	6,242	11,803	10,011	22,160	12,293	10,268
Germany	2,566	2,358	6,029	5,118	9,873	10,206	11,046
Spain	1,416	1,242	1,595	1,387	3,757	2,113	3,917
Belgium	1,521	1,258	3,183	2,553	5,267	5,014	5,496
France	1,887	459	4,070	2,746	5,951	5,375	5,412
Other	10,607	9,775	18,877	18,747	37,984	35,614	36,720

	$243,894	$244,163	$481,796	$470,868	$928,551	$861,550	$878,001

          Long-lived Assets

      Net long-lived assets by country are presented below:

	December 31,
			June 30,
	2002	2001	2003

	(in thousands)
United States	$163,073	$158,000	$131,833
United Kingdom	39,162	32,659	32,535
Mexico	13,315	15,023	10,634
Spain	3,488	2,826	3,117
Canada	317	339	318
Preliminary allocation of acquisition purchase price not yet allocated to operating entities			310,160

	$219,355	$208,847	$488,597

NOTE O — ACQUISITION

OVERVIEW

      On June 20, 2003, UCI purchased from UIS the vehicle parts businesses of UIS, consisting of all of the issued and outstanding common stock or other equity interests of the Predecessor Company.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE O (continued)

      The initial purchase price was $800 million. This amount is subject to certain agreed-upon post-closing adjustments, which have not yet been determined. In addition the Company assumed $2 million of debt and capital lease obligations. Fees and expenses associated with the acquisition (excluding financing fees) were approximately $18 million and are accounted for as additional purchase price. Financing for the acquisition was comprised of a $260 million equity contribution by Carlyle and proceeds from $585 million of debt. Proceeds from the borrowings were also used to pay for approximately $40 million of Acquisition related transaction and financing fees. $5 million of the borrowed funds were retained as cash on hand to support on-going operations.

DESCRIPTION OF DEBT TO FUND THE ACQUISITION

      The Company borrowed $585 million of debt to fund the Acquisition. The debt consists of (i) a $50 million Tranche A term loan facility, (ii) a $300 million Tranche B term loan facility, (iii) $230 million of senior subordinated notes and (iv) $5 million borrowed under a $75 million revolving credit facility.

     Senior credit facilities

      The $425 million in senior credit facilities of which $355 million is outstanding, is comprised of the following:

a. Revolving credit facility

      The $75 million revolving credit facility is available on a revolving basis for six years, $5 million of which was funded at closing. The interest rates per annum applicable to the revolving credit facility, as well as Tranche A and Tranche B term loans, are, at the Company’s option, the Base Rate or Eurodollar Rate plus, in each case, an applicable margin. The applicable margin for loans under the revolving credit facility is subject to adjustment based on a consolidated leverage ratio, as defined. The Base Rate is a fluctuating interest rate equal to the higher of (a) the prime lending rate as set forth on the British Banking Association Telerate page 5 or another comparable page, and (b) the federal funds effective rate plus 0.50%. In addition, we are required to pay to the lenders under the revolving credit facility a commitment fee in respect of the unused commitments thereunder at a per annum rate of 0.50% subject to adjustment based on a consolidated leverage ratio, as defined. At June 30, 2003 the interest rate was 6.25%.

b. Tranche A term loan

      The $50 million term loan facility is due in 2009. Interest is payable quarterly or more frequently depending on the Eurodollar interest periods elected under the facility. The interest rate is variable and is determined as described above. At June 30, 2003 the rate was 6.25%. The loan is secured by all tangible and intangible assets of the Company. The tranche A term loan amortizes in scheduled quarterly payments, aggregating to 5%, 5%, 10%, 20%, 40% and 20% of its initial principal amount in 2004, 2005, 2006, 2007, 2008 and 2009, respectively.

c. Tranche B term loan

      The $300 million term loan facility is due in 2010. Interest is payable quarterly or more frequently depending on the Eurodollar interest periods elected under the facility. The interest rate is variable and is determined as described above. At June 30, 2003 the rate was 6.25%. The loan is secured by all tangible and intangible assets of the Company. The tranche B term loan amortizes in scheduled quarterly payments

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE O (continued)

aggregating to 0.25% of its initial principal amount in 2003, 1% of its initial principal amount in each of the years from 2004 through 2008, 47.6% of its initial principal amount in 2009 and 47.1% of its initial principal amount in 2010.

      The senior secured credit facilities require mandatory prepayments under certain events as defined in the agreement and require the Company to maintain certain financial covenants.

     Senior subordinated notes

      $230 million 9 3/8% Senior Subordinated Notes due in 2013. The 9 3/8% interest is payable semi-annually, in arrears on June 15 and December 15 of each year, beginning December 15, 2003. The notes are jointly and severally guaranteed on a senior subordinated basis by certain of the Company’s subsidiaries. The notes mature June 15, 2013.

CHANGE IN INCOME TAX FILING STATUS

      As discussed in Note A-8, the Predecessor Company had elected for certain of its subsidiaries to be taxed as S Corporations pursuant to the Internal Revenue Code. In connection with the Acquisition, the Company terminated its S corporation elections and became a C corporation and, consequently, became subject to Federal and additional state and local income taxes. The pro forma information presented below includes adjustments for, among other things, the change in the Company’s income tax filing status. The pro forma income tax amounts include income taxes as if the Company had been filing as a C corporation for the entire period.

PRELIMINARY ALLOCATION OF THE ACQUISITION PURCHASE PRICE AND PRO FORMA INFORMATION

      The Acquisition is accounted for under the purchase method of accounting, and accordingly, the results of operations of the acquired companies will be included in the results of UCI beginning on the acquisition date. The information included herein has been prepared based on a preliminary allocation of the Acquisition purchase price, which was based on preliminary estimates of the fair value of the assets acquired and liabilities assumed. The purchase price allocations are subject to change until all pertinent information regarding the Acquisition and the assets and liabilities of the Company are obtained and fully evaluated. Additional pertinent information that the Company is in the process of obtaining includes, but is not limited to, (i) updated actuarial valuations for pensions and other retirement obligations, (ii) internal and independent consultant evaluations of environment related risks, and (iii) independent third party appraisals of property, plant and equipment and intangible assets other than goodwill (“Other Intangible Assets”). Finalization of the allocation of the Acquisition purchase price could result in material changes to the balance sheet presented herein and the unaudited pro forma information presented below.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE O (continued)

      The following table summarizes the preliminary estimated fair value of the assets acquired and liabilities assumed at the date of acquisition.

(unaudited))
Current assets	$489
Property, plant and equipment	220
Goodwill	158
Other intangible assets	80
Deferred taxes	18
Other long term assets	16

Total assets acquired	981

Current liabilities	100
Long-term debt, excluding borrowings to fund the Acquisition purchase price and related transaction fees	12
Pension and other post retirement liabilities	47
Other long-term liabilities	4

Total liabilities assumed	163

Net assets acquired	$818

      Of the $80 million of acquired intangible assets, $30 million was assigned to trademarks that are not subject to amortization and $50 million was assigned to customer relationships. The preliminary estimated weighted average useful life of the customer relationships is 15 years.

      The $160 million of goodwill resulting from the transaction and all the written-up values of the other assets are expected to be deductible for income tax purposes.

      Below are unaudited pro forma data, after giving effect to the Acquisition as if it had occurred on January 1, 2003 for the six months ended June 30, 2003 and January 1, 2002 for the year ended December 31, 2002. The pro forma adjustments give effect to (i) the preliminary allocation of the June 20, 2003 Acquisition purchase price, (ii) the Company’s new capital structure, (iii) the new Carlyle management fee (see Note M), and (iv) income tax expense based on a C corporation filing status (see Note A). As more fully explained above, the allocation of the Acquisition purchase price is preliminary. Finalization of the allocation of the Acquisition purchase price could result in material changes to the unaudited pro forma information presented below. The pro forma earnings data does not purport to represent what the results of operations would have been if the Acquisition had occurred as of the dates indicated above, or what the results will be in future periods.

	Pro Forma Data

	Year ended	Six months ended
	December 31, 2002	June 30, 2003

	(in thousands) (unaudited)
Net Sales	$928,551	$481,796
Operating Income	60,343	(11,714)
Net Income	5,588	(24,292)

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE P — QUARTERLY FINANCIAL INFORMATION (unaudited)

      The following is a summary of the unaudited quarterly results of operations. The Company believes that all adjustments considered necessary for a fair presentation in accordance with generally accepted accounting principles have been included. Operating results for the 2003 quarters are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

	Three Months Ended

	March 31	June 30	September 30	December 31

	(In thousands)
2003
Net sales	$237,902	$243,894
Gross margin	52,488	31,405
Net earnings	22,273	(3,494)

2002
Net sales	$226,705	$244,163	$235,201	$222,482
Gross margin	52,236	60,526	57,550	50,533
Net earnings	21,612	29,710	29,000	23,286

NOTE Q — GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

      The revolving credit facility and the term loan facilities are secured by substantially all the assets of the Company. The senior subordinated notes (the “Notes”) are unsecured and rank equally in right of payment with any of the Company’s future senior subordinated indebtedness. The Notes will be subordinated to indebtedness and other liabilities of UCI’s subsidiaries that are not guarantors of the Notes. The Notes are guaranteed on a full, unconditional, joint and several basis by UCI’s domestic subsidiaries.

      The following condensed consolidated financial information for UCI includes:

(1) the condensed consolidated balance sheet as of June 30, 2003 and the condensed consolidated statement of earnings and cash flows for the period from June 21, 2003 through June 30, 2003 of: (a) UCI, which is the issuer, (b) the domestic subsidiaries, which will guarantee the Notes (the “Guarantor”), (c) the foreign subsidiaries (the “Non-Guarantor”) and (d) UCI on a consolidated basis; and

(2) elimination entries to consolidate UCI with the Guarantors and Non-Guarantors that principally consist of entries that eliminate investments in consolidated subsidiaries and intercompany balances and transactions.

The step-up amounts resulting from the preliminary allocation of the purchase price are included with UCI and has not yet been allocated to its subsidiaries. Consequently, the Guarantor and Non-Guarantor are reported on the Predecessor’s historical basis. The purchase price allocations are based on preliminary estimates of the fair value of assets acquired and liabilities assumed. Purchase price allocations are subject to change until all pertinent information regarding the Acquisition and the assets and liabilities of the Company are obtained and fully evaluated.

      Separate financial statements of the Guarantor subsidiaries are not presented because their guarantees are full and unconditional and joint and several, and the Company believes separate financial statements and other disclosure regarding the Guarantor subsidiaries are not material to investors.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

      The following condensed combining financial information for the Predecessor Company includes:

(1) Condensed combining balance sheets as of December 31, 2002 and 2001 and condensed combining statements of earnings and cash flows for the three-year period ending December 31, 2002 and for the six months ended June 30, 2002 and for the January 1, 2003 to June 20, 2003 period, and condensed combining statements of earnings for the three months ended June 30, 2002 and for the April 1, 2003 to June 20, 2003 period of: (a) UCI, which is the issuer, (b) the domestic subsidiaries, which will guarantee the Notes (the “Guarantor”), (c) the foreign subsidiaries (the “Non-Guarantor”) and (d) the Predecessor Company on a combined basis; and

(2) Elimination entries to combine UCI with the guarantors and non-guarantors that principally consist of entries to eliminate investments in combined subsidiaries and intercompany balances and transactions.

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

December 31, 2002

	Predecessor						Non-
	Combined	Eliminations		UCI	Guarantor		Guarantor

	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$28,354	$		$		$7,237	$21,117
Accounts receivable, net of allowance for doubtful accounts	211,551					194,252	17,299
Inventories	213,950					196,595	17,355
Deferred taxes	1,052					1,052
Other current assets	10,208					5,853	4,355

Total current assets	465,115					404,989	60,126
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization	152,529					112,125	40,404
DUE FROM PARENT, SUBSIDIARIES OR DIVISION	37,379		(73,638)			109,599	1,418
INVESTMENT IN SUBSIDIARIES			(13,564)			13,564
GOODWILL	14,913					20	14,893
INTANGIBLE ASSETS	600					600
DEFERRED TAXES
DEFERRED FINANCING COSTS
OTHER ASSETS	13,934					12,955	979

	$684,470		$(87,202)	$		$653,852	$117,820

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES
Notes payable	$962	$		$	$		$962
Current maturities of long-term debt	1,398					197	1,201
Accounts payable	44,817					37,579	7,238
Accrued expenses and other current liabilities	44,382					37,863	6,519

Total current liabilities	91,559					75,639	15,920
LONG-TERM DEBT, less current maturities	549					157	392
PENSION AND OTHER POST RETIREMENT LIABILITIES	20,326					20,326
DEFERRED TAXES	3,761					699	3,062
OTHER LIABILITIES	240					240
DUE TO PARENT, SUBSIDIARIES OR DIVISION			(73,638)			62,573	11,065
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER’S EQUITY
Preferred stock	13						13
Common stock	4,289		(5,082)			121	9,250
Additional paid-in capital	44,940		(7,362)			16,011	36,291
Retained earnings	467,376		(1,120)			423,014	45,482
Division equity	67,929					67,929
Accumulated comprehensive income (loss)	(16,512)					(12,857)	(3,655)

Total shareholder’s equity	568,035		(13,564)			494,218	87,381

	$684,470		$(87,202)	$		$653,852	$117,820

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

December 31, 2001

	Predecessor						Non-
	Combined	Eliminations		UCI	Guarantor		Guarantor

	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,698	$		$		$6,042	$13,656
Accounts receivable, net of allowance for doubtful accounts	183,118					164,895	18,223
Inventories	198,127					181,273	16,854
Deferred taxes	1,607					1,607
Other current assets	9,338					6,308	3,030

Total current assets	411,888					360,125	51,763
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization	133,633					99,102	34,531
DUE FROM PARENT, SUBSIDIARIES OR DIVISION	42,383		(67,500)			108,871	1,012
INVESTMENT IN SUBSIDIARIES			(13,564)			13,564
GOODWILL	14,717					20	14,697
INTANGIBLE ASSETS	1,320					1,320
DEFERRED TAXES
DEFERRED FINANCING COSTS
OTHER ASSETS	16,794					15,174	1,620

	$620,735		$(81,064)	$		$598,176	$103,623

LIABILITIES AND SHAREHOLDER’S EQUITY

CURRENT LIABILITIES
Notes payable	$669	$		$	$		$669
Current maturities of long-term debt	259						259
Accounts payable	43,749					36,670	7,079
Accrued expenses and other current liabilities	37,482					32,076	5,406

Total current liabilities	82,159					68,746	13,413
LONG-TERM DEBT, less current maturities	204						204
PENSION AND OTHER POST RETIREMENT LIABILITIES	12,857					11,464	1,393
DEFERRED TAXES	3,762					553	3,209
OTHER LIABILITIES	275					275
DUE TO PARENT, SUBSIDIARIES OR DIVISION			(67,500)			60,599	6,901
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER’S EQUITY
Preferred stock	13						13
Common stock	4,289		(5,082)			121	9,250
Additional paid-in capital	44,940		(7,362)			16,011	36,291
Retained earnings	425,533		(1,120)			386,529	40,124
Division equity	54,846					54,846
Accumulated comprehensive income (loss)	(8,143)					(968)	(7,175)

Total shareholder’s equity	521,478		(13,564)			456,539	78,503

	$620,735		$(81,064)	$		$598,176	$103,623

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

June 30, 2003

(unaudited)

	UCI							Non-
	Consolidated	Eliminations		UCI		Guarantor		Guarantor

	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,691	$			$6,957		$6,126	$3,608
Accounts receivable, net of allowance for doubtful accounts	233,134		—		—		211,807	21,327
Inventories	220,862		—		25,397		179,203	16,262
Deferred taxes	9,141		—		8,089		1,052	—
Other current assets	19,488		—		4,774		5,011	9,703

Total current assets	499,316		—		45,217		403,199	50,900
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization	218,656		—		58,242		118,185	42,229
DUE FROM PARENT, SUBSIDIARIES OR DIVISION	—		(14,808)		(651)		15,150	309
INVESTMENT IN SUBSIDIARIES	—		(532,396)		518,750		13,646
GOODWILL	158,062		—		158,062		—	—
INTANGIBLE ASSETS	79,889				79,350		426	113
DEFERRED TAXES	18,252				18,252		—
DEFERRED FINANCING COSTS	12,409				12,409		—
OTHER ASSETS	1,329		—		89		—	1,240

	$987,913		$(547,204)		$889,720		$550,606	$94,791

LIABILITIES AND SHAREHOLDER’S EQUITY

CURRENT LIABILITIES
Notes payable	$1,521	$		$		$		$1,521
Current maturities of long-term debt	8,630				8,500			130
Accounts payable	39,897		—		—		30,659	9,238
Accrued expenses and other current liabilities	60,561		—		16,254		36,069	8,238

Total current liabilities	110,609		—		24,754		66,728	19,127
LONG-TERM DEBT, less current maturities	570,633				570,192			441
PENSION AND OTHER POST RETIREMENT LIABILITIES	46,756				40,588		6,168
DEFERRED TAXES	—				(3,963)		699	3,264
OTHER LIABILITIES	3,506		—				3,506
DUE TO PARENT, SUBSIDIARIES OR DIVISION	—		(14,808)		1,152		2,326	11,330
SHAREHOLDER’S EQUITY
Preferred stock	—
Common stock	259,974		—		259,974		—	—
Additional paid-in capital	26		—		26		—	—
Retained earnings	(3,003)		(2,778)		(3,003)		2,385	393
Division equity	—		(529,618)		—		468,764	60,854
Accumulated comprehensive income (loss)	(588)		—		—		30	(618)

Total shareholder’s equity	256,409		(532,396)		256,997		471,179	60,629

	$987,913		$(547,204)		$889,720		$550,606	$94,791

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Year Ended December 31, 2002

	Predecessor				Non-
	Combined	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Net sales	$928,551	$(30,498)	$	$841,710	$117,339
Cost of sales	707,706	(31,511)		653,719	85,498

Gross profit	220,845	1,013		187,991	31,841

Operating expenses
Selling and warehousing	76,584			68,229	8,355
General and administrative	39,278			24,622	14,656
Amortization of goodwill and other intangibles	720			720

Total operating expenses	116,582			93,571	23,011

Operating income	104,263	1,013		94,420	8,830

Other income (expense)
Interest income and dividends	5,173			4,704	469
Interest expense	(927)			(351)	(576)
Miscellaneous, net	(387)	(1,010)		301	322
Management fee expense	(79)				(79)

Income before income taxes	108,043	3		99,074	8,966
Income taxes	4,435			1,478	2,957

Net income	$103,608	$3	$	$97,596	$6,009

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Year Ended December 31, 2001

	Predecessor				Non-
	Combined	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Net sales	$861,550	$(21,910)	$	$768,567	$114,893
Cost of sales	672,398	(22,008)		610,443	83,963

Gross profit	189,152	98		158,124	30,930

Operating expenses
Selling and warehousing	72,475			63,871	8,604
General and administrative	38,695	(694)		24,026	15,363
Amortization of goodwill and other intangibles	894			224	670

Total operating expenses	112,064	(694)		88,121	24,637

Operating income	77,088	792		70,003	6,293

Other income (expense)
Interest income and dividends	6,377			6,109	268
Interest expense	(1,079)			(633)	(446)
Miscellaneous, net	850	(111)		(133)	1,094
Management fee expense	(79)	12			(91)

Income before income taxes	83,157	693		75,346	7,118
Income taxes	3,327	25		427	2,875

Net income	$79,830	$668		$74,919	$4,243

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Year Ended December 31, 2000

	Predecessor				Non-
	Combined	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Net sales	$878,001	$(20,896)	$	$777,830	$121,067
Cost of sales	681,869	(20,952)		616,739	86,082

Gross profit	196,132	56		161,091	34,985

Operating expenses
Selling and warehousing	75,869			65,753	10,116
General and administrative	43,383	(682)		25,232	18,833
Amortization of goodwill and other intangibles	928			223	705

Total operating expenses	120,180	(682)		91,208	29,654

Operating income	75,952	738		69,883	5,331

Other income (expense)
Interest income and dividends	5,775			5,621	154
Interest expense	(907)			(624)	(283)
Miscellaneous, net	(336)	(73)		(618)	355
Management fee expense	(60)	16		(4)	(72)

Income before income taxes	80,424	681		74,258	5,485
Income taxes	4,585	471		439	3,675

Net income	$75,839	$210		$73,819	$1,810

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

June 21, 2003 to June 30, 2003

(unaudited)

	UCI				Non-
	Consolidated	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Net sales	$26,179	$(358)	$—	$23,299	$3,238
Cost of sales	23,402	(358)	3,073	18,637	2,050

Gross profit	2,777	—	(3,073)	4,662	1,188

Operating expenses
Selling and warehousing	2,213	—	—	2,071	142
General and administrative	1,440	—	425	373	642
Amortization of goodwill and other intangibles	164	—	164	—	—

Total operating expenses	3,817	—	589	2,444	784

Operating income	(1,040)	—	(3,662)	2,218	404

Other income (expense)
Interest income and dividends	—	—	1	6	(7)
Interest expense	(3,860)	—	(3,859)	15	(16)
Miscellaneous, net	111	—	(110)	204	17
Management fee expense	(55)	—	—	(56)	1

Income before income taxes	(4,844)	—	(7,630)	2,387	399
Income taxes	(1,841)	—	(1,849)	2	6

Increase before equity in earnings of subsidiaries	(3,003)	—	(5,781)	2,385	393
Equity in earnings of subsidiaries	—	(2,778)	2,778	—	—

Net income	$(3,003)	$(2,778)	$(3,003)	$2,385	$393

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

April 1, 2003 to June 20, 2003

(unaudited)

	Predecessor				Non-
	Combined	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Net sales	$217,715	$(3,001)	$—	$195,851	$24,865
Cost of sales	189,087	(3,001)		172,509	19,579

Gross profit	28,628	—	—	23,342	5,286

Operating expenses
Selling and warehousing	17,832	—	—	16,171	1,661
General and administrative	11,731	—	—	7,694	4,037
Amortization of goodwill and other intangibles	30	—	—	30	—

Total operating expenses	29,593	—	—	23,895	5,698

Operating income	(965)	—	—	(553)	(412)

Other income (expense)
Interest income and dividends	830	—	—	777	53
Interest expense	(121)	—	—	(73)	(48)
Miscellaneous, net	(255)	—	—	184	(439)
Management fee expense	(3)	—	—	11	(14)

Income before income taxes	(514)	—	—	346	(860)
Income taxes	(23)	—	—	278	(301)

Net income	$(491)	$—	$—	$68	$(559)

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Three Months Ended June 30, 2002

(unaudited)

	Predecessor				Non-
	Combined	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Net sales	$244,163	$(6,946)	$	$220,891	$30,218
Cost of sales	183,637	(6,968)		168,735	21,870

Gross profit	60,526	22		52,156	8,348

Operating expenses
Selling and warehousing	20,469			18,424	2,045
General and administrative	10,208			6,569	3,639
Amortization of goodwill and other intangibles	30			30	—

Total operating expenses	30,707			25,023	5,684

Operating income	29,819	22		27,133	2,664

Other income (expense)
Interest income and dividends	1,075			1,078	(3)
Interest expense	(63)			(91)	28
Miscellaneous, net	(150)	(25)		(153)	28
Management fee expense	(17)			2	(19)

Income before income taxes	30,664	(3)		27,969	2,698
Income taxes	954			116	838

Net income	$29,710	$(3)		$27,853	$1,860

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

January 1, 2003 to June 20, 2003

(unaudited)

	Predecessor				Non-
	Combined	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Net sales	$455,617	$(6,912)	$—	$408,153	$54,376
Cost of sales	374,501	(6,912)		340,508	40,905

Gross profit	81,116	—	—	67,645	13,471

Operating expenses
Selling and warehousing	37,736	—	—	34,367	3,369
General and administrative	21,637	—	—	13,235	8,402
Amortization of goodwill and other intangibles	60	—	—	60	—

Total operating expenses	59,433	—	—	47,662	11,771

Operating income	21,683	—	—	19,983	1,700

Other income (expense)
Interest income and dividends	1,712	—	—	1,449	263
Interest expense	(245)	—	—	73	(318)
Miscellaneous, net	(408)	—	—	(7)	(401)
Management fee expense	(18)	—	—	9	(27)

Income (loss) before income taxes	22,724	—	—	21,507	1,217
Income taxes	942	—	—	493	449

Net income	$21,782	$—	$—	$21,014	$768

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Six Months Ended June 30, 2002

(unaudited)

	Predecessor				Non-
	Combined	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Net sales	$470,868	$(57,793)	$	$468,322	$60,339
Cost of sales	358,106	(57,842)		372,522	43,426

Gross profit	112,762	49		95,800	16,913

Operating expenses
Selling and warehousing	40,086			35,987	4,099
General and administrative	19,521			12,379	7,142
Amortization of goodwill and other intangibles	660			660	—

Total operating expenses	60,267			49,026	11,241

Operating income	52,495	49		46,774	5,672

Other income (expense)
Interest income and dividends	2,330			2,225	105
Interest expense	(302)			(203)	(99)
Miscellaneous, net	(361)	(51)		(339)	29
Management fee expense	(38)			6	(44)

Income before income taxes	54,124	(2)		48,463	5,663
Income taxes	2,802			969	1,833

Net income	$51,322	$(2)		$47,494	$3,830

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Year Ended December 31, 2002

	Predecessor					Non-
	Combined	Eliminations		UCI	Guarantor	Guarantor

	(in thousands)
Cash flows from operating activities
Net earnings	$103,608		$3	$	$97,596	$6,009

Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	27,798				23,027	4,771
Amortization of goodwill and other intangibles	720				720
(Gain) loss on sale of assets, net	206				343	(137)
Changes in operating assets and liabilities
Accounts receivable	(28,399)				(29,323)	924
Inventories	(15,823)				(15,322)	(501)
Other current assets	(870)				455	(1,325)
Accounts payable	1,067				908	159
Accrued expenses and other current liabilities	6,332				5,219	1,113
Other assets	(1,657)				(2,102)	445
Other liabilities	688		(3)		2,043	(1,352)

	(9,938)		(3)		(14,032)	4,097

Net cash provided by operating activities	93,670				83,564	10,106

Cash flows from investing activities
Capital expenditures	(45,709)				(36,773)	(8,936)
Cash paid for acquisition	(65)				(65)
Proceeds from the sale of assets	654				296	358

Net cash used in investing activities	(45,120)				(36,542)	(8,578)

Cash flows from financing activities
Cash transfers to UIS, Inc., net	(42,444)				(46,108)	3,664
Proceeds from debt, net	1,432				197	1,235

Net cash used in financing activities	(41,012)				(45,911)	4,899

Effect of exchange rate changes on cash	1,118				84	1,034

Net increase in cash and cash equivalents	8,656				1,195	7,461
Cash and cash equivalents at beginning of year	19,698				6,042	13,656

Cash and cash equivalents at end of year	$28,354	$		$	$7,237	$21,117

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Year Ended December 31, 2001

	Predecessor					Non-
	Combined	Eliminations		UCI	Guarantor	Guarantor

	(in thousands)
Cash flows from operating activities
Net earnings	$79,830		$668	$	$74,919	$4,243

Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	28,406				23,337	5,069
Amortization of goodwill and other intangibles	894				220	674
(Gain) loss on sale of assets, net	(184)				281	(465)
Changes in operating assets and liabilities
Accounts receivable	(3,249)				(5,049)	1,800
Inventories	19,267				18,122	1,145
Other current assets	1,573				2,872	(1,299)
Accounts payable	112				(468)	580
Accrued expenses and other current liabilities	583				1,239	(656)
Other assets	(3,790)				(3,559)	(231)
Other liabilities	1,227		(668)		1,624	271

	44,839		(668)		38,619	6,888

Net cash provided by operating activities	124,669				113,538	11,131

Cash flows from investing activities
Capital expenditures	(24,177)				(17,602)	(6,575)
Proceeds from the sale of assets	920				41	879

Net cash used in investing activities	(23,257)				(17,561)	(5,696)

Cash flows from financing activities
Cash transfers to UIS, Inc., net	(91,038)				(90,571)	(467)
Proceeds from debt, net	(218)					(218)

Net cash used in financing activities	(91,256)				(90,571)	(685)

Effect of exchange rate changes on cash	(273)					(273)

Net increase in cash and cash equivalents	9,883				5,406	4,477
Cash and cash equivalents at beginning of year	9,815				636	9,179

Cash and cash equivalents at end of year	$19,698	$		$	$6,042	$13,656

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Year Ended December 31, 2000

	Predecessor					Non-
	Combined	Eliminations		UCI	Guarantor	Guarantor

	(in thousands)
Cash flows from operating activities
Net earnings	$75,839		$210	$	$73,819	$1,810

Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	28,995				22,343	6,652
Amortization of goodwill and other intangibles	928				223	705
(Gain) loss on sale of assets, net	105				72	33
Loss on disposal of subsidiary	1,076				1,076
Changes in operating assets and liabilities
Accounts receivable	5,069				1,549	3,520
Inventories	(4,930)				(2,766)	(2,164)
Other current assets	(3,083)				(3,284)	201
Accounts payable	(3,442)				(3,163)	(279)
Accrued expenses and other current liabilities	(4,134)				(2,405)	(1,729)
Other assets	(4,295)				(3,006)	(1,289)
Other liabilities	1,121		(210)		(1,594)	2,925

	17,410		(210)		9,045	8,575

Net cash provided by operating activities	93,249				82,864	10,385

Cash flows from investing activities
Acquisition of minority interest in subsidiary	(2,312)				(2,312)
Capital expenditures	(31,183)				(20,484)	(10,699)
Proceeds from disposal of subsidiary	4,455				4,455
Proceeds from the sale of assets	557				98	459

Net cash used in investing activities	(28,483)				(18,243)	(10,240)

Cash flows from financing activities
Cash transfers to UIS, Inc., net	(63,882)				(65,181)	1,299
Proceeds from debt, net	53					53

Net cash used in financing activities	(63,829)				(65,181)	1,352

Effect of exchange rate changes on cash	(552)					(552)

Net increase (decrease) in cash and cash equivalents	385				(560)	945
Cash and cash equivalents at beginning of year	9,430				1,196	8,234

Cash and cash equivalents at end of year	$9,815	$		$	$636	$9,179

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

June 21, 2003 to June 30, 2003

(unaudited)

	UCI				Non-
	Consolidated	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Cash flows from operating activities
Net earnings	$(3,003)	$(2,778)	$(3,003)	$2,385	$393

Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	1,049	—	299	(302)	1,052
Amortization of goodwill and other intangibles	164		164	—	—
(Gain) loss on sale of assets, net	(99)	—	—	(117)	18
Changes in operating assets and liabilities
Accounts receivable	(2,682)	—	—	(1,835)	(847)
Intercompany accounts, net	—	—	1,803	(1,481)	(322)
Inventories	3,297	—	—	2,931	366
Other current assets	(6,337)	—	(4,954)	13	(1,396)
Accounts payable	4,192	—	—	3,467	725
Accrued expenses and other current liabilities	8,190	—	6,086	(523)	2,627
Other assets	2,244	2,778	1,240	(1,566)	(208)
Other liabilities	(52)	—	(158)	834	(728)

	9,966	2,778	4,480	1,421	1,287

Net cash provided by operating activities	6,963	—	1,477	3,806	1,680

Cash flows from investing activities
Acquisition and related fees	(818,180)	—	(818,180)	—	—
Capital expenditures	(78)	—	—	(48)	(30)
Proceeds from the sale of assets	—	—	—	—	—

Net cash (used) in investing activities	(818,258)	—	(818,180)	(48)	(30)

Cash flows from financing activities
Issuance of debt	585,110	—	585,000	—	110
Financing fees and debt issuance cost	(21,340)	—	(21,340)	—	—
Stockholder’s equity contribution	260,000	—	260,000	—	—
Dividends and transfers to UIS, Inc., net	—	—	—	—	—
Proceeds from debt, net	—	—	—	—	—

Net cash provided by financing activities	823,770	—	823,660	—	110

Effect of exchange rate changes on cash	(236)	—	—	—	(236)

Net increase in cash and cash equivalents	12,239	—	6,957	3,758	1,524
Cash and cash equivalents at beginning of period	4,452	—	—	2,368	2,084

Cash and cash equivalents at end of period	$16,691	$—	$6,957	$6,126	$3,608

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

January 1, 2003 to June 20, 2003

(unaudited)

	Predecessor				Non-
	Combined	Eliminations	UCI	Guarantor	Guarantor

	(in thousands)
Cash flows from operating activities
Net earnings	$21,782	$	$	$21,014	$768

Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	12,928			9,904	3,024
Amortization of goodwill and other intangibles	60			60	—
(Gain) loss on sale of assets, net	242			308	(66)
Changes in operating assets and liabilities
Accounts receivable	(18,146)			(15,720)	(2,426)
Intercompany accounts, net	—			(559)	559
Inventories	18,806			17,064	1,742
Other current assets	(3,035)			829	(3,864)
Accounts payable	(9,425)			(10,387)	962
Accrued expenses and other current liabilities	(2,438)			(1,271)	(1,167)
Other assets	715			(954)	1,669
Other liabilities	2,404			1,362	1,042

	2,111			636	1,475

Net cash provided by operating activities	23,893			21,650	2,243

Cash flows from investing activities
Capital expenditures	(21,388)			(16,026)	(5,362)
Proceeds from the sale of assets	215			34	181

Net cash (used) in investing activities	(21,173)			(15,992)	(5,181)

Cash flows from financing activities
Dividends and transfers to UIS, Inc., net	(28,033)			(10,527)	(17,506)
Proceeds from debt, net	(98)			—	(98)

Net cash (used) in financing activities	(28,131)			(10,527)	(17,604)

Effect of exchange rate changes on cash	1,509			—	1,509

Net decrease in cash and cash equivalents	(23,902)			(4,869)	(19,033)
Cash and cash equivalents at beginning of year	28,354			7,237	21,117

Cash and cash equivalents at end of period	$4,452	$	$	$2,368	$2,084

United Components, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001
(information with respect to June 30, 2003 and 2002 and the periods then ended is unaudited)

NOTE Q (continued)

Six Months Ended June 30, 2002

(unaudited)

	Predecessor					Non-
	Combined	Eliminations		UCI	Guarantor	Guarantor

	(in thousands)
Cash flows from operating activities
Net earnings	$51,322		$(2)	$	$47,494	$3,830

Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	13,119				10,836	2,283
Amortization of goodwill and other intangibles	660				660
Loss (gain) on sale of assets, net	(5)				55	(60)
Changes in operating assets and liabilities
Accounts receivable	(39,858)				(38,678)	(1,180)
Inventories	(12,108)				(10,205)	(1,903)
Other current assets	1,505				3,459	(1,954)
Accounts payable	12,381				10,347	2,034
Accrued expenses and other current liabilities	7,813				6,175	1,638
Other assets	(4,815)				(5,372)	557
Other liabilities	1,890		2		3,277	(1,389)

	(19,418)		2		(19,446)	26

Net cash provided by operating activities	31,904				28,048	3,856

Cash flows from investing activities
Acquisition and related fees
Capital expenditures	(17,202)				(13,523)	(3,679)
Proceeds from the sale of assets	344				159	185

Net cash used in investing activities	(16,858)				(13,364)	(3,494)

Cash flows from financing activities
Issuance of debt
Financing fees and debt issuance cost
Stockholder’s equity contribution
Dividends and transfers to UIS, Inc., net	(13,887)				(16,244)	2,357
Proceeds from debt, net	1,582					1,582

Net cash used in financing activities	(12,305)				(16,244)	3,939

Effect of exchange rate changes on cash	765					765

Net increase in cash and cash equivalents	3,506				(1,560)	5,066
Cash and cash equivalents at beginning of year	19,698				6,042	13,656

Cash and cash equivalents at end of period	$23,204	$		$	$4,482	$18,722

UNITED COMPONENTS, INC.

OFFER TO EXCHANGE

$230,000,000 principal amount of its 9 3/8% Senior Subordinated Notes due 2013,

which have been registered under the Securities Act,
for any and all of its outstanding 9 3/8% Senior Subordinated Notes due 2013

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Article Eight of United Components, Inc.’s Certificate of Incorporation eliminates the liability of directors to United Components, Inc. or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, under Section 174 of the Delaware General Corporation Law (“DGCL”) or for any transaction from which the director derived an improper personal benefit.

      The Bylaws of United Components, Inc. and UCI-Airtex Holdings, Inc. provide for the indemnification of their directors, officers, employees and agents to the fullest extent permitted by applicable law.

      The Limited Liability Company Agreement of Airtex Products, LLC provides that Airtex Products, LLC shall indemnify to the fullest extent permitted by applicable law the Officers and Member and its officers, for any loss, damage, claim or expense incurred by reason of any act or omission performed or omitted in good faith on behalf of Airtex Products, LLC except for any act or omission determined to have constituted negligence or misconduct. Indemnity shall be provided out of and to the extent of Airtex Products, LLC assets only, and the Member shall not have any personal liability. In addition, Airtex Products, LLC may advance the reasonable costs of defense to the Officers and Member and its officers. The Limited Liability Company Agreement also provides that except as otherwise provided in the Delaware Limited Liability Company Act, the Member shall not be obligated personally for any debt, obligation or liability of Airtex Products, LLC solely by reason of being a member or manager.

      Article Nine of Champion Laboratories, Inc.’s Certificate of Incorporation provides for the indemnification of directors, officers, employees and agents to the fullest extent permitted by section 145 of the DGCL. Section 145 provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

      Article Eight of UCI-Airtex Holdings, Inc.’s Certificate of Incorporation eliminates the liability of directors to UCI-Airtex Holdings, Inc. or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit.

      Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

      Section 4-26-814 of the Arkansas Business Corporation Act provides that a corporation may indemnify directors and officers against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, if the director or officer acted in good faith, in the best interests of the corporation and, with no reason to believe the conduct was unlawful. However, no indemnification shall be made if the director or officer is found negligent or to have breached a duty to the corporation unless, the court determines that the person is fairly and reasonably entitled to indemnity. The indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. A corporation may purchase and maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any capacity or arising out of his status.

      The bylaws of Airtex Products, Inc., Chefford Master Manufacturing Co., Inc. and Pee Cee Manufacturing Co. Inc. provide that Airtex Products, Inc., Chefford Master Manufacturing Co., Inc. and Pee Cee Manufacturing Co. Inc, respectively, shall, to the fullest extent to which they are empowered to do so by the Illinois Business Corporation Act of 1983, indemnify any director or officer (other than an action or right of Airtex Products, Inc., Chefford Master Manufacturing Co., Inc. or Pee Cee Manufacturing Co. Inc, respectively), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, if the director or officer acted in good faith and in best interests of Airtex products, Inc., Chefford Master Manufacturing Co., Inc. or Pee Cee Manufacturing Co. Inc, respectively, and, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be provided if the director or officer is found to be liable for negligence or misconduct in the performance of his or her duty to Airtex Products, Inc., Chefford Master Manufacturing Co., Inc. or Pee Cee Manufacturing Co. Inc, respectively, unless the court determines that the director or officer is entitled to indemnity. Airtex Products, Inc. Chefford Master Manufacturing Co., Inc. and Pee Cee Manufacturing Co. Inc. may also purchase and maintain insurance on behalf of any person who is or was a director and/or officer against any liability asserted against or incurred by the director or officer arising out of his status.

      Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify directors or officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement if the director or officer acted in good faith and in the best interests of the corporation, and, had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification shall be made if the director or officer has been found to be liable to the corporation, unless, the court determines that, the director or officer is entitled to indemnity. To the extent that a present or former director or officer has been successful in the defense of any action, he or she shall be indemnified against expenses, if the person acted in good faith and in the best interests of the corporation. A corporation may purchase and maintain insurance on directors or officers. The indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators.

      Article Ten of Fuel Filter Technologies, Inc.’s Certificate of Incorporation allows Fuel Filter Technologies, Inc. to indemnify directors or officers expenses, including attorneys’ fees, and amount paid in settlement, if the person acted in good faith and in the best interests of Fuel Filter Technologies, Inc. or its shareholders. Indemnification shall not be made for a claim, issue or matter in which the person has been found liable to Fuel Filter Technologies, Inc., except to the extent authorized in Section 564c of the Michigan Business Corporation Act.

      Section 450.1561-69 of the Michigan Business Corporation Act provides that a corporation may indemnify directors or officers against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, if the person acted in good faith and in the best interests of the corporation or its shareholders, and if the person had no reasonable cause to believe his or her conduct was unlawful. Indemnification shall not be made if the director or officer has been found liable to the corporation except when authorized by the court. A corporation may purchase and maintain insurance on directors or officers against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status.

      Article Seven A of Pioneer, Inc.’s Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by the provisions of the Mississippi Business Corporation Act. Pioneer shall also, to the fullest extent permitted by the provisions of the Mississippi Business Corporation Act, indemnify any and all persons whom it shall have power to indemnify under the provisions from and against any and all expenses, liabilities or other matters referred to in or covered by the provisions and the indemnification provided shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the director or officer.

      Sections 79-4-8.50 through 79-4-8.59 of The Mississippi Business Corporations Act provide that, a corporation may indemnify a director or officer against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed that his conduct was in the best interests of the corporation and was not unlawful, unless it is determined that the director or officer was liable on the basis that he received a financial benefit to which he was not entitled. A corporation shall indemnify a director or officer who was wholly successful in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred. A corporation may indemnify an officer to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (B) liability arising out of conduct that constitutes (i) receipt by him of a financial benefit to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law. A corporation may purchase and maintain insurance on behalf of directors or officers against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer.

      Section 1741-50 of the Pennsylvania Business Corporation Law provides that, unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify directors or officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement if he acted in good faith, in the best interests of the corporation and had no reasonable cause to believe his conduct was unlawful. Indemnification shall not be made if the director or officer has been found to be liable to the corporation unless the court determines that the director or officer is entitled to indemnity for the expenses. To the extent that a representative of a business corporation has been successful in defense of any action he shall be indemnified against expenses, including attorney fees. The indemnification shall not be deemed exclusive of any other rights. Indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The articles may not provide for indemnification in the case of willful misconduct or recklessness. Unless otherwise restricted in its bylaws, a business corporation shall have power to purchase and maintain insurance on behalf of directors and officers against any liability asserted against him and incurred by him arising out of his status as a director or officer. The indemnification shall continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

      The bylaws of Wells Manufacturing Corp. provide that, no director shall be liable in any way by reason of the fact that any one or more of the directors is or are interested in, or is a director or officer, or are directors or officers of another corporation involved in a contract or transaction with Wells Manufacturing Corp., provided that such facts are disclosed to the Board of Directors. Furthermore, the bylaws provide that a director shall not be liable if he or she is personally and individually a party to or interested in any contract or transaction of Wells Manufacturing Corp., provided that the fact of the interest is disclosed and the Board of Directors approves the contract or transaction.

      The bylaws of Wells Manufacturing Corp. provide that, any person made party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of Wells Manufacturing Corp., shall be indemnified by Wells manufacturing Corp. against the reasonable expenses, including attorney’s fees, incurred by him in connection with the defense of the action, or in connection with any appeal to the action, except in relation to matters as to which it shall be adjudged in the action, or in connection with any appeal to the action that the officer or director is liable for negligence or misconduct in the performance of his duties. The amount of indemnity to which any officer or director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rule of the American Arbitration Association.

      Sections 180.0850-0860 of the Wisconsin Business Corporation Law provide that a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest, a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, a transaction from which the director derived an improper personal profit, willful misconduct. A corporation may limit the immunity provided in its articles of incorporation. A corporation shall indemnify a director or officer, to the extent that he or she has been successful in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. A corporation may purchase and maintain insurance on behalf of directors or officers against liability asserted against or incurred by the individual in his or her capacity as a director or officer or arising from his or her status as a director or officer.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No	.	Description of Exhibit

*2	.1	Purchase Agreement dated as of April 25, 2003, by and among UIS Industries, Inc., UIS, Inc., and United Aftermarket, Inc. The Registrants agree to furnish supplementally a copy of the schedules omitted from this Exhibit 2.1 to the Commission upon request.
*3	.1	Amended and Restated Certificate of Incorporation of United Components, Inc., filed April 29, 2003.
*3	.2	Certificate of Formation of Airtex Products, LLC, filed May 22, 2003.
*3	.3	Amended and Restated Certificate of Incorporation of Champion Laboratories, Inc., filed December 23, 1993.
*3	.4	Certificate of Incorporation of UCI-Airtex Holdings, Inc., filed May 23, 2003.
*3	.5	Certificate of Formation of UCI Investments, L.L.C., filed May 15, 2003.
*3	.6	Articles of Incorporation of Mid-South Mfg., Inc., filed September 28, 1970.
*3	.7	Articles of Incorporation of Airtex Products, Inc., filed June 20, 1960.
*3	.8	Amended and Restated Articles of Incorporation of Chefford Master Manufacturing Co., filed September 25, 1952.
*3	.9	Articles of Incorporation of Pee Cee Manufacturing Co., Inc., filed September 7, 1935.
*3	.10	Articles of Incorporation of Fuel Filter Technologies, Inc., filed October 19, 1992.
*3	.11	Articles of Incorporation of Pioneer, Inc., filed December 22, 1992.
*3	.12	Certificate of Incorporation of Neapco Inc., filed December 21, 1977.
*3	.13	Articles of Incorporation of Wells Manufacturing Corp., filed June 9, 1969.
*3	.14	Bylaws of United Components, Inc.
*3	.15	Limited Liability Company Agreement of Airtex Products, LLC
*3	.16	Bylaws of Champion Laboratories, Inc.
*3	.17	Bylaws of UCI-Airtex Holdings, Inc.
*3	.18	Limited Liability Company Agreement of UCI Investments, L.L.C.
*3	.19	Amended and Restated Bylaws of Mid-South Mfg., Inc.
*3	.20	Amended and Restated Bylaws of Airtex Products, Inc.
*3	.21	Amended and Restated Bylaws of Chefford Master Manufacturing Co.
*3	.22	Amended and Restated Bylaws of Pee Cee Manufacturing Co., Inc.
*3	.23	Bylaws of Fuel Filter Technologies, Inc.
*3	.24	Bylaws of Pioneer, Inc.
*3	.25	Bylaws of Neapco Inc.
*3	.26	Bylaws of Wells Manufacturing Corp.

*4	.1	Senior Subordinated Note Indenture with respect to the 9 3/8% Senior Subordinated Notes due 2013, between United Components, Inc., Wells Fargo Bank Minnesota, National Association, as trustee, and the Guarantors listed on the signature pages thereto, dated as of June 20, 2003.
*4	.2	Form of 9 3/8% Senior Subordinated Notes due 2013 (included in exhibit 4.1).
*4	.3	Registration Rights Agreement among United Components, Inc., each of the Subsidiary Guarantors listed on Schedule A thereto, Lehman Brothers Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated and Credit Lyonnais Securities (USA) Inc. dated as of June 20, 2003.
*4	.4	Purchase Agreement between United Components, Inc. and the initial purchasers named in Schedule I thereto, dated June 6, 2003.
*5	.1	Opinion of Latham & Watkins LLP regarding the validity of the exchange notes.
*5	.2	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
*5	.3	Opinion of Miller, Canfield, Paddock and Stone, P.L.C.
*5	.4	Opinion of Watkins Ludlam Winter & Stennis, P.A.
*5	.5	Opinion of Monteverde, McAlee & Hurd, P.C.
*5	.6	Opinion of Quarles & Brady LLP
*10	.1	Credit Agreement, dated as of June 20, 2003, by and among United Components, Inc., the lenders party thereto, Lehman Brothers Inc. and J.P. Morgan Securities Inc. as joint lead arrangers, JPMorgan Chase Bank as syndication agent, ABN AMRO Bank N.V., Credit Lyonnais, New York Branch, Fleet National Bank and General Electric Capital Corporation as co-documentation agents and Lehman Commercial Paper Inc. as administrative agent. The Registrants agree to furnish supplementally a copy of the schedules omitted from this Exhibit 10.1 to the Commission upon request.
*10	.2	Guarantee and Collateral Agreement, dated as of June 20, 2003, among UCI Acquisition Holdings, Inc., United Components, Inc. and certain subsidiaries of United Components, Inc., for the benefit of Lehman Commercial Paper, Inc., as administrative agent.
*10	.3	Management Agreement among United Components, Inc. and TC Group, L.L.C. dated June 20, 2003.
*10	.4	Employment Agreement Term Sheet between United Components, Inc. and John Ritter effective as of April 25, 2003, as amended.
*10	.5	Employment Agreement between United Aftermarket, Inc. and Bruce Zorich dated as of April 18, 2003, as amended.
*10	.6	Stock Option Plan of UCI Acquisition Holdings, Inc.
*10	.7	Fourth Amended and Restated Champion Laboratories Pension Plan, effective as of January 1, 1997.
*10	.8	Employment Agreement among United Components, Inc., Champion Laboratories, Inc. and Charlie Dickson, effective as of September 2, 2003.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges.
12.2		Statement of Computation of EBITDA to interest expense.
*21	.1	List of Subsidiaries.
*23	.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
*23	.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.2).
*23	.3	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5.3).
*23	.4	Consent of Watkins Ludlam Winter & Stennis, P.A. (included in Exhibit 5.4).
*23	.5	Consent of Monteverde, McAlee & Hurd, P.C. (included in Exhibit 5.5).
*23	.6	Consent of Quarles & Brady LLP (included in Exhibit 5.6).
23.7		Consent of Grant Thornton LLP.
*24	.1	Powers of Attorney (included in the signature pages to this registration statement).
*25	.1	Statement of Eligibility of Trustee with respect to the Senior Subordinated Notes Indenture.
*99	.1	Form of Letter of Transmittal, with respect to the Exchange Offer.
*99	.2	Form of Notice of Guaranteed Delivery, with respect to the old notes and exchange notes.

*99	.3	Form of Letter to DTC Participants Regarding the Exchange Offer.
*99	.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.
*99	.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

  *     Previously filed.

      (b) Financial Statement Schedules

REPORT OF INDEPENDENT CERTIFIED

PUBLIC ACCOUNTANTS ON SCHEDULE

Board of Directors and Shareholder

UIS Industries, Inc.

In connection with our audit of the combined financial statements of the Automotive Group of UIS Industries, Inc. referred to in our report dated March 12, 2003 except for Note O, as to which the date is June 20, 2003, which is included in the Prospectus constituting Part I of this Registration Statement, we have also audited Schedule II for each of the three years in the period ended December 31, 2002. In our opinion, this schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

GRANT THORNTON LLP

New York, New York

March 12, 2003, except for Note O,
as to which the date is June 20, 2003

Schedule II — Valuation and Qualifying Accounts and Reserves

(in thousands)

	Balance	Charged	Other		Balance
	Beginning	to	Additions to		End of
Description	of Year	Expense	Allowances	Write Offs	Year

Year ended December 31, 2000
Allowance for doubtful accounts	$9,037	$1,207	$(1,221)	$(1,564)	$7,459
Allowance for excess and obsolete inventory	8,289	7,529	—	(2,898)	12,920

Year ended December 31, 2001
Allowance for doubtful accounts	7,459	1,647	343	(2,590)	6,859
Allowance for excess and obsolete inventory	12,920	4,355	—	(4,482)	12,793

Year ended December 31, 2002
Allowance for doubtful accounts	6,859	1,584	74	(734)	7,783
Allowance for excess and obsolete inventory	12,793	3,730	—	(2,094)	14,429

Six months ended June 30, 2003 (unaudited)
Allowance for doubtful accounts	7,783	2,453	7	(340)	9,903
Allowance for excess and obsolete inventory	14,429	14,635	—	(1,731)	27,333

Item 22.	Undertakings.

      Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; as amended (“the Act”) (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      Each of the undersigned registrants hereby undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of Section 10(a)(3) of the Act, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

      Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

UNITED COMPONENTS, INC.

By:	/s/ BRUCE M. ZORICH

Name: Bruce M. Zorich
Title: President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH Bruce M. Zorich	President, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* David L. Squier	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Leslie L. Armitage	Director	October 29, 2003

/s/ BRUCE M. ZORICH* Daniel F. Akerson	Director	October 29, 2003

/s/ BRUCE M. ZORICH* Ian I. Fujiyama	Director	October 29, 2003

/s/ BRUCE M. ZORICH* John C. Ritter	Director	October 29, 2003

/s/ BRUCE M. ZORICH* George T. Milano	Controller	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

AIRTEX PRODUCTS, LLC

By:	/s/ BRUCE M. ZORICH*

Name: Dimitri Monge
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* Dimitri Monge	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Alan Kemp	Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

*	Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

CHAMPION LABORATORIES, INC.

By:	/s/ BRUCE M. ZORICH*

Name: Thomas Mowatt
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* Thomas Mowatt	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Lesa Matthes	Corporate Controller, Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

UCI-AIRTEX HOLDINGS, INC.

By:	/s/ BRUCE M. ZORICH

Name: Bruce M. Zorich
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman and President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Vice President, Secretary, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

UCI INVESTMENTS, L.L.C.

By:	/s/ BRUCE M. ZORICH

Name: Bruce M. Zorich
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH Bruce M. Zorich	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Vice President, Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

MID-SOUTH MFG., INC.

By:	/s/ BRUCE M. ZORICH*

Name: Dimitri Monge
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* Dimitri Monge	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Alan Kemp	Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

AIRTEX PRODUCTS, INC.

By:	/s/ BRUCE M. ZORICH*

Name: Dimitri Monge
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* Dimitri Monge	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Alan Kemp	Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

CHEFFORD MASTER MANUFACTURING CO., INC.

By:	/s/ BRUCE M. ZORICH*

Name: Dimitri Monge
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* Dimitri Monge	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Alan Kemp	Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

PEE CEE MANUFACTURING CO., INC.

By:	/s/ BRUCE M. ZORICH*

Name: Dimitri Monge
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* Dimitri Monge	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Alan Kemp	Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

FUEL FILTER TECHNOLOGIES, INC.

By:	/s/ BRUCE M. ZORICH*

Name: Thomas Mowatt
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* Thomas Mowatt	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Lesa Matthes	Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

PIONEER, INC.

By:	/s/ BRUCE M. ZORICH*

Name: Bruce M. Reau
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* Bruce M. Reau	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Allen Byrd	Controller, Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

NEAPCO INC.

By:	/s/ BRUCE M. ZORICH*

Name: William Patterson
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* William Patterson	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* John Lion	Vice President, Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albion, Illinois on October 29, 2003.

WELLS MANUFACTURING CORP.

By:	/s/ BRUCE M. ZORICH*

Name: William A. Allen
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Zorich, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

/s/ BRUCE M. ZORICH* William A. Allen	President (Principal Executive Officer)	October 29, 2003

/s/ BRUCE M. ZORICH* Kenneth L. Brooks	Vice President, Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 29, 2003

/s/ BRUCE M. ZORICH Bruce M. Zorich	Chairman	October 29, 2003

/s/ BRUCE M. ZORICH* Charles T. Dickson	Director	October 29, 2003

* Pursuant to power of attorney.

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

*2.1	Purchase Agreement dated as of April 25, 2003, by and among UIS Industries, Inc., UIS, Inc., and United Aftermarket, Inc. The Registrants agree to furnish supplementally a copy of the schedules omitted from this Exhibit 2.1 to the Commission upon request.
*3.1	Amended and Restated Certificate of Incorporation of United Components, Inc., filed April 29, 2003.
*3.2	Certificate of Formation of Airtex Products, LLC, filed May 22, 2003.
*3.3	Amended and Restated Certificate of Incorporation of Champion Laboratories, Inc., filed December 23, 1993.
*3.4	Certificate of Incorporation of UCI-Airtex Holdings, Inc., filed May 23, 2003.
*3.5	Certificate of Formation of UCI Investments, L.L.C., filed May 15, 2003.
*3.6	Articles of Incorporation of Mid-South Mfg., Inc., filed September 28, 1970.
*3.7	Articles of Incorporation of Airtex Products, Inc., filed June 20, 1960.
*3.8	Amended and Restated Articles of Incorporation of Chefford Master Manufacturing Co., filed September 25, 1952.
*3.9	Articles of Incorporation of Pee Cee Manufacturing Co., Inc., filed September 7, 1935.
*3.10	Articles of Incorporation of Fuel Filter Technologies, Inc., filed October 19, 1992.
*3.11	Articles of Incorporation of Pioneer, Inc., filed December 22, 1992.
*3.12	Certificate of Incorporation of Neapco Inc., filed December 21, 1977.
*3.13	Articles of Incorporation of Wells Manufacturing Corp., filed June 9, 1969.
*3.14	Bylaws of United Components, Inc.
*3.15	Limited Liability Company Agreement of Airtex Products, LLC
*3.16	Bylaws of Champion Laboratories, Inc.
*3.17	Bylaws of UCI-Airtex Holdings, Inc.
*3.18	Limited Liability Company Agreement of UCI Investments, L.L.C.
*3.19	Amended and Restated Bylaws of Mid-South Mfg., Inc.
*3.20	Amended and Restated Bylaws of Airtex Products, Inc.
*3.21	Amended and Restated Bylaws of Chefford Master Manufacturing Co.
*3.22	Amended and Restated Bylaws of Pee Cee Manufacturing Co., Inc.
*3.23	Bylaws of Fuel Filter Technologies, Inc.
*3.24	Bylaws of Pioneer, Inc.
*3.25	Bylaws of Neapco Inc.
*3.26	Bylaws of Wells Manufacturing Corp.
*4.1	Senior Subordinated Note Indenture with respect to the 9 3/8% Senior Subordinated Notes due 2013, between United Components, Inc., Wells Fargo Bank Minnesota, National Association, as trustee, and the Guarantors listed on the signature pages thereto, dated as of June 20, 2003.
*4.2	Form of 9 3/8% Senior Subordinated Notes due 2013 (included in exhibit 4.1).
*4.3	Registration Rights Agreement among United Components, Inc., each of the Subsidiary Guarantors listed on Schedule A thereto, Lehman Brothers Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated and Credit Lyonnais Securities (USA) Inc. dated as of June 20, 2003.
*4.4	Purchase Agreement between United Components, Inc. and the initial purchasers named in Schedule I thereto, dated June 6, 2003.
*5.1	Opinion of Latham & Watkins LLP regarding the validity of the exchange notes.
*5.2	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
*5.3	Opinion of Miller, Canfield, Paddock and Stone, P.L.C.
*5.4	Opinion of Watkins Ludlam Winter & Stennis, P.A.

*5.5	Opinion of Monteverde, McAlee & Hurd, P.C.
*5.6	Opinion of Quarles & Brady LLP
*10.1	Credit Agreement, dated as of June 20, 2003, by and among United Components, Inc., the lenders party thereto, Lehman Brothers Inc. and J.P. Morgan Securities Inc. as joint lead arrangers, JPMorgan Chase Bank as syndication agent, ABN AMRO Bank N.V., Credit Lyonnais, New York Branch, Fleet National Bank and General Electric Capital Corporation as co-documentation agents and Lehman Commercial Paper Inc. as administrative agent. The Registrants agree to furnish supplementally a copy of the scheduled omitted from this Exhibit 10.1 to the Commission upon request.
*10.2	Guarantee and Collateral Agreement, dated as of June 20, 2003, among UCI Acquisition Holdings, Inc., United Components, Inc. and certain subsidiaries of United Components, Inc., for the benefit of Lehman Commercial Paper, Inc., as administrative agent.
*10.3	Management Agreement among United Components, Inc. and TC Group, L.L.C. dated June 20, 2003.
*10.4	Employment Agreement Term Sheet between United Components, Inc. and John Ritter effective as of April 25, 2003, as amended.
*10.5	Employment Agreement between United Aftermarket, Inc. and Bruce Zorich dated as of April 18, 2003, as amended.
*10.6	Stock Option Plan of UCI Acquisition Holdings, Inc.
*10.7	Fourth Amended and Restated Champion Laboratories Pension Plan, effective as of January 1, 1997.
*10.8	Employment Agreement among United Components, Inc., Champion Laboratories, Inc. and Charlie Dickson, effective as of September 2, 2003.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
12.2	Statement of Computation of EBITDA to interest expense.
*21.1	List of Subsidiaries.
*23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
*23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.2).
*23.3	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5.3).
*23.4	Consent of Watkins Ludlam Winter & Stennis, P.A. (included in Exhibit 5.4).
*23.5	Consent of Monteverde, McAlee & Hurd, P.C. (included in Exhibit 5.5).
*23.6	Consent of Quarles & Brady LLP (included in Exhibit 5.6).
23.7	Consent of Grant Thornton LLP.
*24.1	Powers of Attorney (included in the signature pages to this registration statement).
*25.1	Statement of Eligibility of Trustee with respect to the Senior Subordinated Notes Indenture.
*99.1	Form of Letter of Transmittal, with respect to the Exchange Offer.
*99.2	Form of Notice of Guaranteed Delivery, with respect to the old notes and exchange notes.
*99.3	Form of Letter to DTC Participants Regarding the Exchange Offer.
*99.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.
*99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

  *     Previously filed.